UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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☐	Soliciting Material Pursuant to §240.14a-12

FIDELITY NATIONAL INFORMATION SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

April 19, 2013

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of shareholders of Fidelity National Information Services, Inc. The meeting will be held on May 29, 2013 at 10:00 A.M., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204. The formal Notice of Annual Meeting and Proxy Statement for this meeting are attached to this letter.

The Notice of Annual Meeting and Proxy Statement contain more information about the annual meeting, including:

•	who can vote; and

•	the different methods you can use to vote, including the telephone, Internet and traditional paper proxy card.

Whether or not you plan to attend the annual meeting, please vote by one of these outlined methods to ensure that your shares are represented and voted in accordance with your wishes. This will help us avoid the expense of sending follow-up letters to ensure that a quorum is represented at the annual meeting, and will assure that your vote is counted if you are unable to attend.

On behalf of the Board of Directors, I thank you for your cooperation.

Sincerely,

Frank R. Martire

Chairman of the Board and Chief Executive Officer

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Fidelity National Information Services, Inc.:

Notice is hereby given that the 2013 Annual Meeting of Shareholders of Fidelity National Information Services, Inc. will be held on May 29, 2013 at 10:00 A.M., Eastern Time, in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida 32204 for the following purposes:

1. to elect three Class II directors to serve until the 2015 annual meeting of shareholders and one Class III director to serve until the 2014 annual meeting of shareholders or, in each case, until their successors are duly elected and qualified or until their earlier death, resignation or removal;

2. to approve, in an advisory and non-binding vote, the compensation of our named executive officers;

3. to approve the amendment and restatement of the Fidelity National Information Services, Inc. 2008 Omnibus Incentive Plan;

4. to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year; and

5. to transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors set April 1, 2013 as the record date for the meeting. This means that owners of Fidelity National Information Services, Inc. common stock at the close of business on that date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the annual meeting, please read these proxy materials and cast your vote on the matters that will be presented at the meeting. You may vote your shares through the Internet, by telephone, or by mailing the enclosed proxy card. Instructions for our registered shareholders are described under the question “How do I vote?” on page 2 of the proxy statement.

Sincerely,

Michael P. Oates

Corporate Secretary

Jacksonville, Florida

April 19, 2013

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE (OR VOTE VIA TELEPHONE OR INTERNET) TO ASSURE REPRESENTATION OF YOUR SHARES.

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Fidelity National Information Services, Inc. (the “Company” or “FIS”) for use at the Annual Meeting of Shareholders to be held on May 29, 2013 at 10:00 A.M., Eastern Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, Florida.

It is anticipated that such proxy, together with this proxy statement, will be first mailed on or about April 19, 2013 to all shareholders entitled to vote at the meeting.

The Company’s principal executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204, and its telephone number at that address is (904) 438-6000.

GENERAL INFORMATION ABOUT THE COMPANY

Unless stated otherwise or the context otherwise requires, all references to “FIS,” “we,” “our,” the “Company” or the “registrant” are to Fidelity National Information Services, Inc., a Georgia corporation formerly known as Certegy Inc., and all references to “FNF” are to Fidelity National Financial, Inc. and its former parent that owned a majority of the Company’s shares through November 9, 2006. For purposes of the biographical descriptions of our directors and executive officers, service with FIS includes service prior to the merger with Certegy Inc., and service with FNF includes service prior to its becoming an independent entity in November 2006.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Your shares can be voted at the annual meeting only if you vote by proxy or if you are present and vote in person. Even if you expect to attend the annual meeting, please vote by proxy to assure that your shares will be represented.

Why did I receive this proxy statement?

The Board is soliciting your proxy to vote at the annual meeting because you were a shareholder of the Company at the close of business on April 1, 2013, which we refer to as the record date, and therefore you are entitled to vote at the annual meeting. This proxy statement contains information about the matters to be voted on at the annual meeting, and the voting process, as well as information about the Company’s directors and executive officers.

Who is entitled to vote?

All record holders of FIS common stock as of the close of business on April 1, 2013 are entitled to vote. On that day, 292,545,026 shares were issued and outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the annual meeting.

What shares are covered by the proxy card?

The proxy card covers all shares held by you of record (i.e., shares registered in your name).

What if I am a beneficial holder rather than an owner of record?

If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

How do I vote?

In person at the annual meeting. All shareholders may vote in person at the annual meeting by bringing the enclosed proxy card or proof of identification, but if you are a beneficial owner (as opposed to a record holder), you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors at the annual meeting with your ballot when you vote at the meeting; or

By proxy. There are three ways to vote by proxy:

•	by Internet, using a unique password printed on your proxy card and following the instructions on the proxy card;

•	by mail, using the enclosed proxy card and return envelope; or

•	by telephone, using the telephone number printed on the proxy card and following the instructions on the proxy card.

Even if you expect to attend the annual meeting, please vote by proxy to assure that your shares will be represented.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to our Chief Executive Officer and our Corporate Secretary, who are sometimes referred to as the “proxy holders.” By giving your proxy to the proxy holders, you assure that your vote will be counted even if you are unable to attend the annual meeting. If you give your proxy but do not include specific instructions on how to vote on a particular proposal described in this proxy statement, the proxy holders will vote your shares in accordance with the recommendation of the Board for such proposal.

On what am I voting?

You will be asked to consider four proposals at the annual meeting.

Proposal No. 1 asks you to elect three Class II directors to serve until the 2015 annual meeting of shareholders and one Class III director to serve until the 2014 annual meeting of shareholders.

Proposal No. 2 asks you to vote for the approval, on an advisory basis, of the compensation of our executive officers.

Proposal No. 3 asks you to vote for the approval of the amendment and restatement of the FIS 2008 Omnibus Incentive Plan.

Proposal No. 4 asks you to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

What happens if other matters are raised at the meeting?

Although we are not aware of any matters to be presented at the annual meeting other than those contained in the Notice of Annual Meeting, if other matters are properly raised at the meeting in accordance with the procedures specified in the Articles of Incorporation and Bylaws, all proxies given to the proxy holders will be voted in accordance with their best judgment.

What if I submit a proxy and later change my mind?

If you have submitted your proxy and later wish to revoke it, you may do so by doing one of the following: (i) giving written notice to the Corporate Secretary prior to the annual meeting; (ii) timely submitting another proxy bearing a later date (in any of the permitted forms) prior to the annual meeting; or (iii) casting a ballot in person at the annual meeting.

Who will count the votes?

Broadridge Financial Solutions, Inc. will serve as proxy tabulator and count the votes, and the results will be certified by the inspector of election.

How many votes must each proposal receive to be adopted?

The following votes must be received:

•

For Proposal No. 1, regarding the election of directors, to be elected, each of the director nominees named in this proxy statement must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election. If a nominee who currently is serving as a director does not receive the required vote for election or re-election, Georgia law provides that such director will continue to serve on the Board of Directors as a “holdover” director. However, pursuant to FIS’ Majority Voting Policy, each incumbent director has tendered an irrevocable resignation that would be effective upon the Board’s acceptance of such resignation. In that situation, our Corporate Governance and Nominating Committee would promptly consider the resignation and make a recommendation to the Board about whether to accept or reject such resignation and the Board would then take action on the recommendation no later than 180 days following the date of the election.

•

For Proposal No. 2, regarding a non-binding advisory vote on the compensation paid to our named executive officers, under Georgia law the action will be approved (on a non-binding advisory basis) if a quorum exists and the shares present or represented by proxy and entitled to vote favoring the action exceed the shares present or represented by proxy opposing the action.

•	For Proposal No. 3, regarding the approval of the amendment and restatement of the FIS 2008 Omnibus Incentive Plan, pursuant to the requirements of Georgia law, the action will be approved if a quorum exists and the shares present or represented by proxy and entitled to vote favoring the action exceed the shares present or represented by proxy opposing the action. For purposes of satisfying the rules of the New York Stock Exchange only, the action will be approved if a quorum exists and a majority of the votes cast are voted in favor of such proposal. In addition, for purposes of Section 162(m) of the Internal Revenue Code, the action will be approved if a majority of the votes cast are voted in favor of such proposal.

•

For Proposal No. 4, regarding the appointment of KPMG LLP, under Georgia law the action will be approved if a quorum exists and the shares present or represented by proxy and entitled to vote favoring the action exceed the shares present or represented by proxy opposing the action.

What constitutes a quorum?

A quorum is present if a majority of the outstanding shares of common stock entitled to vote is represented either in person or by proxy. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

What are broker non-votes and what effect will they have?

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the ratification of the appointment of the independent registered public accounting firm. On non-routine matters, such as the election of directors and Proposal No. 2 and Proposal No. 3, nominees cannot vote unless they receive voting instructions from beneficial owners, resulting in so called “broker non-votes.” Accordingly, with respect to Proposals No. 1 through No. 3, broker non-votes will not affect the outcome of the vote. Please be sure to give specific voting instructions to your broker, so that your vote can be counted.

What effect does an abstention have?

With respect to each proposal, except as noted in the following sentence, abstentions or directions to withhold authority will not be included in vote totals and will not affect the outcome of the vote. With respect to Proposal No. 3, under the voting requirements of the New York Stock Exchange rules, abstentions will have the effect of a vote against the proposal.

Who pays the cost of soliciting proxies?

We pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Annual Meeting of Shareholders, this proxy statement and the proxy card. Following the mailing of this proxy statement, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or other personal contact. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of shares of common stock will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at customary and reasonable rates. In addition, the Company has retained Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $16,500, plus reimbursement of expenses.

What if I share a household with another shareholder?

We have adopted a procedure approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings. If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Annual Reports and/or Proxy Statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact our transfer agent, Computershare (in writing: P.O. Box 43078, Providence, Rhode Island 02940-3078; by telephone: (800) 568-3476). If you participate in householding and wish to receive a separate copy of the 2012 Annual Report or this Proxy Statement, or if you do not wish to participate in householding and prefer to receive separate copies of future Annual Reports and/or Proxy Statements, please contact Computershare as indicated above. Beneficial shareholders can request information about householding from their banks, brokers or other holders of record. The Company hereby undertakes to deliver promptly upon written or oral request, a separate copy of the annual report to shareholders, or Proxy Statement, as applicable, to a Company shareholder at a shared address to which a single copy of the document was delivered.

CERTAIN INFORMATION ABOUT OUR DIRECTORS

Information About the Nominees for Election

At the 2012 Annual Meeting, our shareholders adopted amendments to the Company’s Certificate of Incorporation and By-laws to declassify our Board. Accordingly, in 2012, our Class I directors were elected for a three-year term expiring in 2015. At the 2013 Annual Meeting, our Class II directors will be elected for a two-year term expiring in 2015, and at the 2014 Annual Meeting, our Class III directors will be elected for a one-year term expiring in 2015. Thereafter, the full Board will be elected annually for one-year terms. In addition, effective as of April 1, 2013, our Board expanded its size from eight to nine members, and appointed James B. Stallings, Jr. to serve as its ninth member. At the 2013 Annual Meeting, Mr. Stallings will stand for election for a one-year term expiring in 2014.

The names of the current nominees for election as directors of the Company and certain biographical information concerning each of them is set forth below:

Name	Position with FIS	Age(1)	Director Since
Class II Director Nominees whose terms will expire at the 2015 annual meeting:

Stephan A. James	Director, Chairman of the Risk Committee, Member of the Audit Committee	66	2009

Frank R. Martire	Chairman of the Board and Chief Executive Officer, Chairman of the Executive Committee	65	2009

Gary A. Norcross	Director, President and Chief Operating Officer	47	N/A

(1)	As of April 1, 2013.

Stephan A. James. Stephan A. James is the former Chief Operating Officer of Accenture Ltd., and served as Vice Chairman of Accenture Ltd. from 2001 to 2004. He also served in the advisory position of International Chairman of Accenture, from August 2004 until August 2006. He is a director of BMC Software, Inc. and

Navigant Consulting, Inc., and currently serves as a member of the University of Texas McCombs School of Business Advisory Board. Mr. James served as a director of Metavante Technologies, Inc. (“Metavante”) from November 2007 until the Metavante acquisition by FIS on October 1, 2009.

Mr. James’ qualifications to serve on the FIS Board include his experience and expertise providing financial, management consulting and technology services to financial service companies in connection with his management positions at Accenture Ltd. In particular, Mr. James was responsible for the worldwide financial service consulting and outsourcing business of Accenture Ltd. for five years.

Frank R. Martire. Frank R. Martire is the Chairman of the Board and Chief Executive Officer of FIS. Mr. Martire joined FIS after its acquisition of Metavante Technologies, Inc., where he served as Chairman of the Board of Directors and Chief Executive Officer. Mr. Martire also served as President of FIS until March 30, 2012. Mr. Martire also served as Director and Chief Executive Officer of Metavante Corporation since March 2003 and served as its President from March 2003 to November 2008. Mr. Martire was President and Chief Operating Officer of Call Solutions Inc. from 2001 to 2003 and President and Chief Operating Officer, Financial Institution Systems and Services Group, of Fiserv, Inc. from 1991 to 2001. Mr. Martire is a director of Aurora Healthcare and the Children’s Hospital and Health System Foundation. Mr. Martire is also a member of the board of trustees for Sacred Heart University, the Board of Directors for Baptist Health, the Executive Board of Jacksonville Chamber of Commerce and on the Mayo Clinic Foundation Board.

Mr. Martire’s qualifications to serve on the FIS Board include his years of experience providing technology solutions to the banking industry, particularly his experience with Metavante Technologies, Inc., and his knowledge of and contacts in the financial services industry.

Gary A. Norcross is the President and Chief Operating Officer of FIS. Prior to March 30, 2012, he served as Corporate Executive Vice President, Chief Operating Officer of FIS since October 2009 and served as President and Chief Operating Officer, Transaction Processing Services of FIS from November 2007 to September 2009. Prior to that, he served as Executive Vice President, Integrated Financial Solutions of FIS beginning in February 2006 and held the position of Senior Vice President of Integrated Financial Solutions of FIS from June 1996 to February 2006. He served FIS in various other capacities since May 1988, and currently is a board member of KIPP Jacksonville Schools and on the Dean’s Advisory Board for Walton School of Business at the University of Arkansas. Mr. Norcross also served on the board of mFoundry, Inc. until it was acquired by FIS in 2013.

Mr. Norcross’s qualifications to serve on the FIS Board include over 25 years of experience with FIS, as well as his deep knowledge of the financial services industry.

Name	Position with FIS	Age(1)	Director Since
Class III Director Nominee whose term will expire at the 2014 annual meeting:

James B. Stallings. Jr.	Director	58	2013

(1)	As of April 1, 2013.

James B. Stallings, Jr. James B. Stallings, Jr. has served as a director of FIS since April 2013. Mr. Stallings is a Managing Partner of PS 27 Ventures, a private investment fund focused on technology companies. Mr. Stallings is also the co-founder of SmartBox, a healthy snack vending company. From 2009 until his retirement in January 2013, Mr. Stallings served as General Manager of Global Markets in IBM Systems and Technology Group. Prior to this, Mr. Stallings served in a variety of roles at IBM since 2002, including general manager, Enterprise Systems, IBM Systems and Technology Group. From 2000 to 2002, Mr. Stallings founded and ran E House, a consumer technology company, and prior to that, Mr. Stallings worked for Physician Sales & Services, a medical supplier. From 1984 to 1996, Mr. Stallings worked for IBM.

Mr. Stallings’s qualifications to serve on the FIS Board include over 25 years of experience in the information technology industry, including leadership roles in business management, strategy and innovation.

Information About Our Class I and Class III Directors Continuing in Office

Class III Directors (Term Expiring in 2014)

Name	Position with FIS	Age(1)	Director Since
David K. Hunt	Director, Chairman of the Audit Committee, Member of the Risk Committee, Member of the Compensation Committee	67	2001

Richard N. Massey	Director, Chairman of the Compensation Committee, Member of the Executive Committee, Member of the Corporate Governance and Nominating Committee	57	2006

(1)	As of April 1, 2013.

David K. Hunt. David K. Hunt has served as a director of FIS since June 2001 and has served as a director of Lender Processing Services, Inc., a former wholly-owned subsidiary of FIS (“LPS”) since February 2010. Since December 2005, Mr. Hunt has been a private investor. He previously served as the non-executive Chairman of the Board of OnVantage, Inc. from October 2004 until December 2005. Prior to that, he served as the Chairman and Chief Executive Officer of PlanSoft Corporation, an internet-based business-to-business solutions provider in the meeting and convention industry, a position he held from May 1999 to October 2004.

Mr. Hunt’s qualifications to serve on the FIS Board include over 40 years of experience in the banking and payments industries, including serving in executive positions with Signet Banking Corporation, Global Payment Systems, and AT&T Universal Card Services, and his financial literacy.

Richard N. Massey. Richard N. Massey has served as a director of FIS since November 2006 and as a director of FNF since February 2006. Mr. Massey is currently a founding partner of Westrock Capital, LLC, a private investment firm, and has been since January 2009. Mr. Massey previously served as the Chief Strategy Officer and General Counsel of Alltel Corporation from January 2006 until January 2009. From 2000 until 2006, Mr. Massey served as Managing Director of Stephens Inc., a private investment bank, during which time his financial advisory practice focused on software and information technology companies. Mr. Massey serves as director of Oxford American Literary Project, a not-for-profit literary publication. Mr. Massey also serves as Chairman of the Board of First Federal Bancshares of Arkansas, Inc. a bank holding company.

Mr. Massey’s qualifications to serve on the FIS Board include his experience in corporate finance and investment banking and as a financial and legal advisor to public and private businesses, as well as his experience and expertise in identifying, negotiating and consummating mergers and acquisitions in technology and other industries.

Class I Directors (Term Expiring in 2015)

Name	Position with FIS	Age(1)	Director Since
William P. Foley, II	Vice Chairman of the Board, Member of the Executive Committee	68	2006

Thomas M. Hagerty	Director	50	2006

Keith W. Hughes	Director, Chairman of the Corporate Governance and Nominating Committee, Member of the Audit Committee, and Member of the Risk Committee	66	2002

(1)	As of April 1, 2013.

William P. Foley, II. William P. Foley, II has served as a director of FIS since February 2006 and is the Vice Chairman of the Board. He served as Executive Chairman of the Board until February 8, 2011 and as Chairman until March 30, 2012. Mr. Foley has also served as the Executive Chairman of the Board of FNF since October 2006 and Chairman of the Board of FNF from the company’s formation in 1984 to October 2006. Mr. Foley served as Chief Executive Officer of FNF from the company’s formation in 1984 to May 2007. Mr. Foley also served as the Chairman of LPS from the spin-off until March 15, 2009, currently serves as Chairman of the Board of Remy International, Inc. and, within the past five years, has served as a director of Florida Rock Industries, Inc. Mr. Foley also is Chairman, CEO and President of Foley Family Wines, Inc., a holding company for several vineyards and wineries located in the U.S. and New Zealand.

Mr. Foley’s qualifications to serve on the FIS Board include his years of business experience as a Chairman, board member and executive officer of public and private companies in a wide variety of industries, including his experience serving as Executive Chairman of FIS until February 2011, and his strong track record of building and maintaining shareholder value and successfully negotiating and implementing mergers and acquisitions.

Thomas M. Hagerty. Thomas M. Hagerty has served as a director of FIS since February 2006 and has served as a director of FNF since October 2006. Mr. Hagerty is a Managing Director of Thomas H. Lee Partners, L.P., a position he has held since 1994. Mr. Hagerty has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since 1988. Mr. Hagerty also serves as a director of MGIC Investment Corporation, MoneyGram International, Inc., Ceridian Corporation and First BanCorp.

Mr. Hagerty’s qualifications to serve on the FIS Board include his managerial and strategic expertise working with large growth-oriented companies as a Managing Director of Thomas H. Lee Partners, L.P., a leading private equity firm, his experience in enhancing value of such companies, along with his expertise in corporate finance and his perspective as the representative of a former substantial shareholder of FIS.

On October 1, 2009, the Company completed its acquisition of Metavante pursuant to the terms and conditions of an Agreement and Plan of Merger (the “Merger Agreement”) dated March 31, 2009. In connection with the Merger, FNF and affiliates of Thomas H. Lee Partners, L.P. (“THL”) invested a total of $249,999,993.50 in us pursuant to the terms and conditions of an Investment Agreement dated March 31, 2009 (the “Investment Agreement”). Under the Investment Agreement, THL was entitled to nominate one member of our Board of Directors as long as it continued to own shares equal to at least 35% of the number it purchased under the Investment Agreement. Thomas M. Hagerty currently serves as THL’s nominee. According to a Schedule 13G/A filed by THL on February 14, 2013, THL currently does not own any shares of FIS as of December 31, 2012. Accordingly, THL no longer is entitled to nominate a member for election to our Board.

Keith W. Hughes. Keith W. Hughes has served as a director of FIS since August 2002. Since April 2001, Mr. Hughes has been a self-employed consultant to domestic and international financial services institutions. From November 2000 to April 2001, he served as Vice Chairman of Citigroup Inc. Mr. Hughes was named to that position in 2000 when Citigroup acquired Associates First Capital Corporation, where he had served as Chairman and Chief Executive Officer since February 1995. Mr. Hughes currently is a director of THL Credit Inc. Within the past five years, Mr. Hughes has served as a director of Texas Industries, Inc. and Pilgrim’s Pride Corp.

Mr. Hughes’ qualifications to serve on the FIS Board include his years of experience as an executive and consultant to financial services institutions, particularly his experience as Vice Chairman of Citigroup Inc. and Chairman and Chief Executive of Associates First Capital Corporation, as well as his financial literacy and experience in matters of corporate governance.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Pursuant to the amendments to our Certificate of Incorporation and Bylaws approved by our shareholders at the 2012 annual meeting, our Board is in transition to no longer be classified. Accordingly, at our 2012 annual meeting, three Class I directors were elected to a three-year term, which expires in 2015. At the 2013 Annual Meeting, shareholders will elect three Class II directors to a two-year term expiring in 2015 and one Class III director to a one-year term expiring in 2014, and at the 2014 annual meeting, four Class III directors will be elected to a one-year term expiring in 2015 (including the Class III director elected at the 2013 Annual Meeting). Beginning in 2015, our shareholders will elect the full Board on an annual basis.

The Bylaws of the Company provide that our Board shall consist of at least five and no more than fifteen directors. The Board determines the number of directors within these limits. Effective as of April 1, 2013, the Board was expanded from eight to nine directors. As noted above, the three Class II directors elected at the 2013 Annual Meeting will hold office for a two-year term and the one Class III director elected at the 2013 Annual Meeting will hold office for a one-year term or, in each case, until their successors are elected and qualified.

In connection with the Merger, we entered into a shareholders agreement (the “Shareholders Agreement”), dated as of March 31, 2009, with WPM, L.P., a Delaware limited partnership (“WPM”). The Shareholders Agreement provided that WPM was entitled to nominate and have appointed one member of our Board until the earlier of (1) such time as WPM no longer held at least 20% of the number of shares of FIS common stock received in the Merger and purchased by WPM in connection with a separate stock purchase right agreement and (2) the tenth anniversary of the completion of the Merger. Since 2009, James Neary has served as WPM’s nominee. On March 6, 2013, the Company announced that WPM agreed to sell 19,272,336 shares of FIS common stock in a secondary public offering, constituting substantially all its remaining ownership position. As a result of this sale, WPM no longer holds such Board appointment right. Following this sale, Mr. Neary declined to stand for re-election this year.

At the 2013 Annual Meeting, the following persons have been nominated to stand for election to the Board for a two-year term expiring in 2015:

Stephan A. James

Frank R. Martire

Gary A. Norcross

In addition, the following person has been nominated to stand for election to the Board for a one-year term expiring in 2014:

James B. Stallings, Jr.

The Board believes that each of the nominees will stand for election and will serve if elected as a director.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH OF THE LISTED NOMINEES.

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with recently-adopted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-21(a) promulgated thereunder, we are asking our shareholders to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

We currently hold our say-on-pay vote every year. Over 90% of the shares voted at our 2012 shareholders’ meeting approved our “say-on-pay” proposal. Our approach and process to executive compensation ensures a strong link between pay and company performance and a sound design of our compensation program, and strong executive compensation practices and governance. As discussed in the “Compensation Discussion and Analysis and Executive and Director Compensation” section of this proxy statement, the Board and the compensation committee of the Board (“Compensation Committee”) believe that our executive compensation program provides our named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation targets. These incentive programs are designed to reward our named executive officers on both an annual and long-term basis if they attain certain specified goals.

Our current executive compensation program directly links compensation of our named executive officers to our financial performance and aligns the interests of our named executive officers with those of our shareholders. The Board and the Compensation Committee believe that the success of our compensation program is evident by our strong financial performance in 2012 and the resulting value creation for our shareholders. During the five-year period ending December 31, 2012, we achieved a cumulative total return of 157.38%, compared with 108.59% for the S&P 500 Index and 151.90% for the S&P 500 Supercap Data Processing & Outsourced Services Index.

Accordingly, we ask our shareholders to vote on the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and Executive and Director Compensation section of the 2013 Proxy Statement, the 2012 Summary Compensation Table and the other related tables and disclosure.”

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Approval of the compensation paid to our named executive officers requires that the number of shares present or represented by proxy and entitled to vote approving the proposal exceed the number of shares present or represented by proxy and entitled to vote opposing it. Abstentions will have no effect. However, as this is an advisory vote, the results will not be binding on the Company, the Board, or the Compensation Committee and will not require us to take any action. The final decision on the compensation of our named executive officers remains with our Compensation Committee and the Board, although the Compensation Committee and the Board will consider the outcome of this vote when making compensation decisions.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE FIS 2008 OMNIBUS INCENTIVE PLAN

Purpose of the Plan and Description of the Proposal

Our Board has approved an amendment and restatement of the FIS 2008 Omnibus Incentive Plan (the “Plan,” and as so amended and restated, the “Amended Plan”), subject to the approval of our shareholders. Accordingly, we are seeking shareholder approval of the Amended Plan. The primary purpose of the amendment and restatement of the Plan is to increase the share reserve available under the Plan so that we can continue to provide equity-based incentive compensation to our employees on a going-forward basis.

The amendment and restatement increases the share reserve under the Plan in two ways. First, the amendment and restatement combines the Amended and Restated Metavante 2007 Equity Incentive Plan (the “Metavante Plan”) with the Plan, so that the 8,552,989 shares that are currently available under the Metavante Plan may be used under the Amended Plan. Second, the amendment and restatement separately increases the authorized shares available for issuance by 6,000,000 shares.

The Company has successfully used stock awards under the Plan to attract, retain and incentivize highly qualified executives and other key employees, and that the proposed increase in shares under the Plan is necessary to ensure that the Company maintains the ability to continue attracting, retaining and incentivizing highly qualified executives and other key employees in the future. We reviewed the modeling utilized by Institutional Shareholder Services or ISS, a provider of proxy voting and corporate governance services, in arriving at the number of shares of our common stock to be included in the Amendment Plan. Based on our prior grant practices, and assuming future grant practices are consistent with past practice, we expect that the 8,552,989 shares from the Metavante Plan, together with the 6,000,000 new shares, would be sufficient to provide a competitive equity incentive program for approximately five years. If the Amended Plan is not approved by the Company’s shareholders at the annual meeting, we anticipate exhausting the current share reserve under the Plan in 2013.

Following is additional information regarding shares available for future issuance and shares subject to outstanding awards under the Plan and the Metavante Plan, as well as the individuals who are currently eligible to receive awards under the two plans.

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The Plan. The Plan originally authorized the granting of awards in respect of an aggregate of 11,200,000 shares of our common stock. As of April 1, 2013, 1,954,896 shares were available for future awards under the Plan and 10,256,982 shares were subject to outstanding awards granted under the Plan. All employees, directors and consultants of FIS and our subsidiaries are eligible to receive awards under the Plan.

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The Metavante Plan. As of April 1, 2013, 8,552,989 shares were available for future awards under the Metavante Plan and 6,690,608 shares were subject to outstanding awards granted under such plan. Only employees, directors, consultants and other service providers of Metavante who were not employed by FIS or our subsidiaries when the acquisition of Metavante was consummated are eligible to receive awards under the Plan.

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If the Amended Plan is approved by our shareholders, by combining the Plan with the Metavante Plan, the shares that were previously available under the Metavante Plan only for awards granted to individuals who were not employed by FIS or our subsidiaries at the time the acquisition of Metavante was consummated will be available for awards granted to all employees, directors and consultants of FIS and our subsidiaries.

The combination of the plans will be beneficial to the Company and the Company’s shareholders because doing so, in combination with the addition of new shares, will enable the Company to continue to provide a competitive equity incentive program to all of the Company’s employees, directors and consultants.

We are also seeking shareholder approval of the Amended Plan to satisfy the shareholder approval requirement under Section 162(m) of the Internal Revenue Code, so that we may continue to grant awards under the Plan that are intended to qualify for exclusion from the federal tax deduction limitation under Section 162(m). Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount we may deduct in any one year for compensation paid to our chief executive officer and each of our other three most highly-paid executive officers other than our chief financial officer. Compensation that qualifies as performance-based compensation for purposes of Section 162(m) is not subject to this deductibility limit. For awards under the Plan to qualify for this exception, shareholders must approve the material terms of the Plan under which the awards are paid. The material terms of the Amended Plan include (i) the employees eligible to receive awards under the Amended Plan, (ii) a description of the business criteria on which the performance goals are based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goals are attained. This information is provided in the description of the Amended Plan below. Notwithstanding the foregoing, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Amended Plan will be deductible under all circumstances.

The Plan first became effective on May 29, 2008 and the Amended Plan will become effective on May 29, 2013 if it is approved by the Company’s shareholders at the annual meeting. If the Amended Plan is not approved by the Company’s shareholders at the annual meeting, then the Plan, as currently in effect, and the Metavante Plan, will remain in effect with any shares previously authorized under the plans remaining available for future awards under the plans.

The purpose of the Amended Plan is to optimize our profitability and growth through incentives that are consistent with our goals and that link the personal interests of participants to those of our shareholders. The Amended Plan is further intended to provide us flexibility in our ability to motivate, attract and retain the services of employees, directors and consultants who make significant contributions to our success and to allow such individuals to share in our success.

Our general compensation philosophy is that long-term incentive compensation should closely align the interests of our officers, directors and key employees with the interests of our shareholders, as more fully described under “Compensation Discussion and Analysis and Executive and Director Compensation.” We believe that our equity based long-term incentive program, has been very effective over the years in enabling us to attract and retain the talent critical to operate as a global provider of processing services to financial institutions. We believe that stock ownership has focused our key employees on improving our performance, and has helped to create a culture that encourages employees to think and act as shareholders. Participants in our long-term incentive compensation program generally include our officers, directors and certain key employees.

We believe that our equity programs and our emphasis on employee stock ownership have been integral to our success in the past and are important to our ability to achieve our corporate performance goals in the years ahead. We believe that the ability to attract, retain and motivate talented employees is critical to long-term Company performance and shareholder returns. We believe that the Amended Plan will enable us to continue to align executive and shareholder interests consistent with our long-term incentive compensation philosophy. For these reasons, we consider approval of the Amended Plan important to our future success.

Key Changes to the Plan

If approved, the following changes would be made to the Plan, as described in more detail under “Description of the Amended Plan” below:

Increase in Authorized Shares	Increase the shares authorized for issuance under the Amended Plan by 6,000,000 new shares, and, additionally, combine the Metavante Plan and the Amended Plan so that the 8,552,989 shares available for future awards under the Metavante Plan may be used under the Amended Plan.

Term of Plan	Extend the term of the Plan through the tenth anniversary of the date on which our Board approved the Amended Plan.

Performance Goals	Amend the list of approved performance goals to include earnings before interest, taxes, depreciation, and amortization (EBITDA).

Dividends and Dividend Equivalents	Require that any dividends or dividend equivalents provided with respect to an award must be accumulated and will be paid only if the award to which they relate vests.

Key Data

The following table includes information regarding outstanding equity awards and shares available for future awards under the Company’s equity plans as of April 1, 2013 (and without giving effect to approval of the Amended Plan under this Proposal No. 3):

	Plan	Metavante 2007 Equity Incentive Plan
Total shares underlying outstanding options	9,034,652	5,539,492
Weighted average exercise price of outstanding options	$24.85	$25.29
Weighted average remaining contractual life of outstanding options	4.48	5.02
Total shares outstanding subject to Restricted Stock	1,222,330	1,151,116
Total shares currently available for grant	1,954,896	8,552,989
Non-Qualified ESPP Plan*

*	Shares are not reserved for the Non-Qualified ESPP Plan, as the purchases are made in the open market.

The closing price of a share of the Company’s common stock on April 1, 2013 was $39.70.

The future benefits that will be received under the Amended Plan by particular individuals or groups are not determinable at this time. As of April 1, 2013, Frank R. Martire had 0 options and 0 shares of restricted stock outstanding under the Plan, Gary A. Norcross had 2,448,218 options and 235,301 shares of restricted stock outstanding under the Plan, Michael D. Hayford had 0 options and 0 shares of restricted stock outstanding under the Plan, Michael P. Oates had 403,197 options and 53,252 shares of restricted stock outstanding under the Plan, James W. Woodall had 132,941 options and 21,804 shares of restricted stock outstanding under the Plan, and Brent B. Bickett (who ceased to serve as our executive officer in 2012) had 418,530 options and 0 shares of restricted stock outstanding under the Plan. All current executive officers as a group had 3,402,886 options and 310,357 shares of restricted stock outstanding under the Plan. All current directors who are not executive officers as a group had 369,084 options and 67,659 shares of restricted stock outstanding under the Plan. The nominees for election as directors had the following number of options and restricted stock outstanding under the plan: 2,448,218 and 238,135, respectively. No associates of such directors, executive officers or nominees have received options or restricted stock under the Plan. All employees and directors as a group had 9,034,652 options and 1,222,330 shares of restricted stock outstanding under the Plan. As of April 1, 2013, Frank R. Martire had 1,248,710 options and 342,494 shares of restricted stock outstanding under the Metavante Plan, and Michael D. Hayford had 788,260 options and 98,311 shares of restricted stock outstanding under the Metavante Plan.

Description of the Amended Plan

The complete text of the Amended Plan is set forth as Annex A hereto. The following is a summary of the material features of the Amended Plan and is qualified in its entirety by reference to Annex A.

Effective Date and Duration

If approved by our shareholders, the Amended Plan will become effective on May 29, 2013, and will authorize the granting of awards for up to 10 years. The Amended Plan will remain in effect with respect to outstanding awards until no awards remain outstanding.

Amendment and Termination

The Amended Plan may be amended or terminated by our Board at any time, subject to certain limitations, and, subject to limitations under the Amended Plan, the awards granted under the Amended Plan may be amended by the Compensation Committee at any time, provided that no such action to the Amended Plan or an award may, without a participant’s written consent, adversely affect in any material way any previously granted award. No amendment that would require shareholder approval under the New York Stock Exchange’s listing standards or to comply with securities laws may become effective without shareholder approval.

Administration of the Amended Plan

The Amended Plan will be administered by our Compensation Committee or another committee selected by our Board, any of which we refer to as the committee. The members of the committee are appointed from time to time by, and serve at the discretion of, the Board. The committee has the full power to select employees, directors and consultants who will participate in the Amended Plan; determine the size and types of awards; determine the terms and conditions of awards; construe and interpret the Amended Plan and any award agreement or other instrument entered into under the Amended Plan; establish, amend and waive rules and regulations for the administration of the Amended Plan; and, subject to certain limitations, amend the terms and conditions of outstanding awards. The committee’s determinations and interpretations under the Amended Plan are binding on all interested parties. The committee is empowered to delegate its administrative duties and powers as it may deem advisable, to the extent permitted by law.

Shares Subject to the Amended Plan

Awards under the Amended Plan may be made in FIS common stock. We currently have two equity incentive plans pursuant to which we may grant equity awards to eligible individuals: the Plan and the Amended and Restated Metavante 2007 Equity Incentive Plan. The Plan originally authorized the granting of awards in respect of an aggregate of 11,200,000 shares of our common stock. As of April 1, 2013, 1,954,896 shares were available for future awards under the Plan and 10,256,982 shares were subject to awards granted under the Plan. The Amended and Restated Metavante 2007 Equity Incentive Plan authorized the granting of awards in respect of an aggregate of 21,650,000 shares of our common stock to employees, directors, consultants and other service providers of Metavante who were not employed by FIS or our subsidiaries when the acquisition of Metavante was consummated. As of April 1, 2013, 8,552,989 shares were available for future awards under the Amended and Restated Metavante 2007 Equity Incentive Plan and 6,690,608 shares were subject to awards that have been granted under such plan. We are asking our shareholders to approve the combination of the Plan and the Metavante Plan so that the shares that were available under the Metavante plan can be used for future awards under the Plan. Additionally, we are asking our shareholders to increase the share reserve under the Plan by 6,000,000 shares. By combining the Plan with the Metavante Plan, the shares that were previously available under the Metavante plan only for grants to individuals who were not employed by FIS or our subsidiaries at the time the acquisition of Metavante was consummated will be available for grant to all employees, directors and consultants of FIS and our subsidiaries. All of these shares may be issued pursuant to incentive stock options.

If an award under the Amended Plan is canceled, forfeited, terminates or is settled in cash, the shares related to that award will not be treated as having been delivered under the Amended Plan. Shares that have been issued in connection with an award of restricted stock that is canceled or forfeited prior to vesting or settled in cash, causing the shares to be returned to us, shall not be counted as having been delivered under the Amended Plan. Notwithstanding the foregoing, if shares are returned to us in satisfaction of taxes relating to restricted stock, in connection with a cash out of restricted stock (but excluding upon forfeiture of restricted stock) or in connection with the tendering of shares by a participant in satisfaction of the exercise price or taxes relating to an award, such issued shares shall not become available again under the Amended Plan. Any Stock Appreciation Rights (“SARs”) issued under the Amended Plan will be counted as one share issued regardless of whether the Company issues net shares to the participant.

For purposes of determining the number of shares available for grant as incentive stock options, only shares that are subject to an award that expires or is canceled, forfeited or settled in cash shall be treated as not having been issued under the Amended Plan.

In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, the committee shall cause an equitable adjustment to be made (i) in the number and kind of shares of our common stock that may be delivered under the Amended Plan, (ii) in the individual annual limitations on each type of award under the Amended Plan and (iii) with respect to outstanding awards, in the number and kind of shares subject to outstanding awards, the exercise price, grant price or other price of shares subject to outstanding awards, any performance conditions relating to shares, the market price of shares, or per-share results, and other terms and conditions of outstanding awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights.

Repricing

Neither FIS nor our Compensation Committee may (i) reduce the exercise price of outstanding options (except to the extent described above in the event of an equity restructuring or other change in corporate capitalization), (ii) cancel options and grant substitute options with a lower exercise price, or (iii) purchase outstanding underwater options from participants for cash.

Eligibility and Participation

Eligible participants include all employees, directors and consultants of FIS and our subsidiaries, as determined by the committee. Because the Amended Plan provides for broad discretion in selecting which eligible persons will participate, and in making awards, the total number of persons who will actually participate in the Amended Plan and the benefits that will be provided to the participants cannot be determined at this time. As of April 1, 2013, we had approximately 1,000 full-time equivalent employees and seven non-employee directors participating in the amended plan and the Metavante plan.

Awards under the Amended Plan

Grants under the Amended Plan may be made in the form of stock options, SARs, restricted stock, restricted stock units, which we refer to as RSUs, performance shares, performance units, and other cash or stock-based awards.

Maximum Grants under the Amended Plan

Subject to adjustment pursuant to the anti-dilution provisions of the Amended Plan, the following limits apply to awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, (i) the maximum number of our shares with respect to which stock options or SARs may be granted to any participant in any fiscal year is 4,000,000 shares; (ii) the maximum number of our shares of restricted stock that may be granted to any participant in any fiscal year is 2,000,000 shares; (iii) the maximum number of our shares with respect to which RSUs may be granted to any participant in any fiscal year is 2,000,000 shares; (iv) the maximum number of our shares with respect to which performance shares may be granted to any participant in any fiscal year is 2,000,000 shares; (v) the maximum amount of compensation that may be paid with respect to performance units or other cash or stock-based awards awarded to any participant in any fiscal year is $25,000,000 or a number of shares having a fair market value not in excess of that amount; and (vi) the maximum dividend or dividend equivalent that may be paid to any one participant in any one fiscal year is $25,000,000.

Types of Awards

Following is a general description of the types of awards that may be granted under the Amended Plan. Terms and conditions of awards will be determined on a grant-by-grant basis by the committee, subject to limitations contained in the Amended Plan.

Stock Options. The committee may grant incentive stock options, which we refer to as ISOs, nonqualified stock options, which we refer to as NQSOs or a combination thereof under the Amended Plan. The exercise price for each such award will be at least equal to 100% of the fair market value of a share of our common stock on the date of grant (110% of fair market value in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of FIS or any subsidiary). Options will expire at such times and will have such other terms and conditions as the committee may determine at the time of grant; provided, however, that no option may be exercisable later than the tenth anniversary of its grant (fifth anniversary in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of FIS or any subsidiary).

The exercise price of options granted under the Amended Plan may be paid in cash, by tendering previously acquired shares of common stock having a fair market value equal to the exercise price, through broker-assisted cashless exercise or any other means permitted by the committee consistent with applicable law or by a combination of any of the permitted methods.

Stock options may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and are exercisable during a participant’s lifetime only by the participant. Stock options may not be transferred for consideration.

The committee may also award dividend equivalent payments in connection with a stock option.

Stock Appreciation Rights. SARs granted under the Amended Plan may be in the form of freestanding SARs (SARs granted independently of any option), tandem SARs (SARs granted in connection with a related option) or a combination thereof. The grant price of a freestanding SAR will be equal to the fair market value of a share of common stock on the date of grant. The grant price of a tandem SAR will be equal to the exercise price of the related option.

Freestanding SARs may be exercised upon such terms and conditions as are imposed by the committee and set forth in the SAR award agreement. Tandem SARs may be exercised only with respect to the shares of common stock for which its related option is exercisable.

Upon exercise of a SAR, a participant will receive the product of the excess of the fair market value of a share of common stock on the date of exercise over the grant price multiplied by the number of shares with respect to which the SAR is exercised. Payment upon SAR exercise may be in cash, in shares of common stock of equivalent value, or in some combination of cash and shares, as determined by the committee. The committee may also award dividend equivalent payments in connection with SARs.

Restricted Stock. Restricted stock is an award that is non-transferable and subject to a substantial risk of forfeiture until vesting conditions, which can be related to continued service or other conditions established by the committee, are satisfied. Holders of restricted stock may receive dividends and voting rights. If the vesting conditions are not satisfied, the participant forfeits the shares.

Restricted Stock Units and Performance Shares. RSUs and performance shares represent a right to receive a share of common stock, an equivalent amount of cash, or a combination of shares and cash, as the committee may determine, if vesting conditions are satisfied. The initial value of an RSU or performance share granted under the Amended Plan shall be at least equal to the fair market value of our common stock on the date the award is granted. The committee may also award dividend equivalent payments in connection with such awards. RSUs may contain vesting conditions based on continued service or other conditions established by the committee. Performance shares may contain vesting conditions based on attainment of performance goals established by the committee in addition to service conditions.

Performance Units. Performance units are awards that entitle a participant to receive shares of common stock, cash or a combination of shares and cash if certain performance conditions are satisfied. The amount received depends upon the value of the performance units and the number of performance units earned, each of which is determined by the committee. The committee may also award dividend equivalent payments in connection with such awards.

Other Cash and Stock-Based Awards. Other cash and stock-based awards are awards other than those described above, the terms and conditions of which are determined by the committee. These awards may include, without limitation, the grant of shares of our common stock based on attainment of performance goals established by the committee, the payment of shares as a bonus or in lieu of cash based on attainment of performance goals established by the committee, and the payment of shares in lieu of cash under an incentive or bonus program. Payment under or settlement of any such awards will be made in such manner and at such times as the committee may determine.

Dividend Equivalents. Dividend equivalents granted to participants will represent a right to receive payments equivalent to dividends with respect to a specified number of shares.

Limitation on Dividends and Dividend Equivalents. If dividends or dividend equivalents are granted with respect to awards, the dividends or dividend equivalents will be accumulated or reinvested and paid only after the vesting conditions are met.

Replacement Awards. Replacement awards are awards issued in substitution of awards granted under equity-based incentive plans sponsored or maintained by an entity with which we engage in a merger, acquisition or other business transaction, pursuant to which awards relating to interests in such entity are outstanding immediately prior to such transaction. Replacement awards shall have substantially the same terms and conditions as the award it replaces; provided, however, that the number of shares, the exercise price, grant price or other price of shares, any performance conditions, or the market price of underlying shares or per-share results may differ from the awards they replace to the extent such differences are determined to be appropriate and equitable by the committee, in its sole discretion.

Performance Goals

Performance goals, which are established by the committee, will be chosen from among the following performance measures: earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow, operating margin, share price, share price growth, total shareholder return, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

The committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events, including, for example, events affecting us or our financial statements or changes in applicable laws, regulations, or accounting principles, whenever the committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan. With respect to any awards intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code, any such exception shall be specified at such times and in such manner as will not cause such awards to fail to so qualify.

Termination of Employment or Service

Each award agreement will set forth the participant’s rights with respect to the award following termination of employment or service.

Change in Control

Except as otherwise provided in a participant’s award agreement, upon the occurrence of a change in control (as defined below), unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all outstanding options and SARs granted under the Amended Plan will become immediately exercisable, any restriction imposed on restricted stock, RSUs and other awards granted under the Amended Plan will lapse, and any and all performance shares, performance units and other awards granted under the Amended Plan with performance conditions will be deemed earned at the target level, or, if no target level is specified, the maximum level.

For purposes of the Amended Plan, the term “change in control” is defined as the occurrence of any of the following events:

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an acquisition immediately after which any person, group or entity possesses direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or the Exchange Act) of 25% or more of either our outstanding common stock or our outstanding voting securities, excluding any acquisition directly from us, by us, or by any of our employee benefit plans and certain other acquisitions;

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during any period of two consecutive years, the individuals who, as of the beginning of such period, constituted our Board, which we refer to as our incumbent Board, cease to constitute at least a majority of the Board, provided that any individual who becomes a member of our Board subsequent to the beginning of such period and whose election or nomination was approved by at least two-thirds of the members of the incumbent board will be considered as though he or she were a member of the incumbent board;

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the consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of our assets unless (a) our shareholders immediately before the transaction continue to have beneficial ownership of 50% or more of the outstanding shares of our common stock and the combined voting power of our then outstanding voting securities resulting from the transaction in substantially the same proportions as their ownership immediately prior to the transaction of our common stock and outstanding voting securities; (b) no person (other than us, an employee benefit plan sponsored by us or the resulting corporation, or any entity controlled by us or the resulting corporation) has beneficial ownership of 25% or more of the outstanding common stock of the resulting corporation or the combined voting power of the resulting corporation’s outstanding voting securities; and (c) individuals who were members of the incumbent board continue to constitute a majority of the members of the board of directors of the resulting corporation; or

•	our shareholders approve a plan or proposal for the complete liquidation or dissolution of the Company.

Transferability

Awards generally will be non-transferable except upon the death of a participant, although the committee may permit a participant to transfer awards (for example, to family members or trusts for family members) subject to such conditions as the committee may establish.

Deferrals

The committee may permit the deferral of vesting or settlement of an award and may authorize crediting of dividends or interest or their equivalents in connection with any such deferral. Any such deferral and crediting will be subject to the terms and conditions established by the committee and any terms and conditions of the plan or arrangement under which the deferral is made.

Tax Withholding

We may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Amended Plan. The committee may require or permit participants to elect that the withholding requirement be satisfied, in whole or in part, by having us withhold, or by tendering to us, shares of our common stock having a fair market value equal to the minimum withholding obligation.

Section 162(m)

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount we may deduct in any one year for compensation paid to our principal executive officer and our other three most highly-compensated executive officers other than our principal financial officer. There is, however, an exception to this limitation for certain performance-based compensation. Awards made pursuant to the Amended Plan may constitute performance-based compensation that is not subject to the deductibility limitation of Section 162(m). To qualify for this exception, the shareholders must approve the material terms of the performance goals of the Amended Plan. To continue to qualify for this exception, the shareholders must reapprove the material terms of the performance goals of the Amended Plan every five years.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences relating to options awarded under the Amended Plan. This summary is based on our understanding of present federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation.

Consequences to the Optionholder

Grant. There are no federal income tax consequences to the optionholder solely by reason of the grant of ISOs or NQSOs under the Amended Plan.

Exercise. The exercise of an ISO is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the optionholder generally must exercise the ISO no later than three months following the termination of the optionholder’s employment with FIS. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below).

Upon the exercise of an NQSO, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the amount paid therefor by the optionholder as the exercise price. The ordinary income, if any, recognized in connection with the exercise by an optionholder of an NQSO will be subject to both wage and employment tax withholding if the optionholder is an employee.

The optionholder’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of an NQSO, the amount of ordinary income, if any, recognized by the optionholder upon exercise thereof.

Qualifying Disposition. If an optionholder disposes of shares of common stock acquired upon exercise of an ISO in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the optionholder pursuant to the exercise of the ISO, the optionholder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the optionholder’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition. If the optionholder disposes of shares of common stock acquired upon the exercise of an ISO (other than in certain tax free transactions) within two years from the date on which the ISO was granted or within one year after the transfer of shares to the optionholder pursuant to the exercise of the ISO, at the time of disposition the optionholder will generally recognize ordinary income equal to the lesser of (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the optionholder or (ii) the optionholder’s actual gain (i.e., the excess, if any, of the amount realized on the disposition over the exercise price paid by the optionholder). If the total amount realized in a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise of the shares of common stock purchased by the optionholder under the option, the optionholder will recognize a capital gain in the amount of such excess. If the optionholder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid by the optionholder), the loss will be a capital loss.

Other Disposition. If an optionholder disposes of shares of common stock acquired upon exercise of an NQSO in a taxable transaction, the optionholder will recognize capital gain or loss in an amount equal to the difference between the optionholder’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of common stock acquired upon exercise of ISOs as discussed above) will be short-term or long-term depending on whether the shares of common stock were held for more than one year from the date such shares were transferred to the optionholder.

Alternative Minimum Tax. Alternative minimum tax, or AMT, is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any AMT paid generally may be credited against future regular tax liability (but not future AMT liability). AMT applies to alternative minimum taxable income.

For AMT purposes, the spread upon exercise of an ISO (but not an NQSO) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of common stock at such time for subsequent AMT purposes. However, if the optionholder disposes of the ISO shares in the year of exercise, the AMT income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third-party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

Consequences to FIS

There are no federal income tax consequences to FIS by reason of the grant of ISOs or NQSOs or the exercise of an ISO (other than disqualifying dispositions).

At the time the optionholder recognizes ordinary income from the exercise of an NQSO, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our tax reporting obligations. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an ISO, we will be entitled to a corresponding deduction in the year in which the disposition occurs.

We will be required to report to the Internal Revenue Service any ordinary income recognized by any optionholder by reason of the exercise of an NQSO or upon a disqualifying disposition of an ISO. We will be required to withhold income and employment taxes (and pay the employer’s share of employment taxes) with respect to ordinary income recognized by employee optionholders upon the exercise of an NQSO, but not upon a disqualifying disposition of an ISO.

Stock Appreciation Rights

A participant generally will not realize taxable income at the time an SAR is granted. Upon settlement of an SAR, the participant will recognize as ordinary income the amount of cash received or, if the right is paid in shares of our common stock, the fair market value of such shares at the time of payment. We will generally be allowed a tax deduction in the taxable year the participant includes the amount in income.

Restricted Stock

A participant generally does not realize taxable ordinary income as a result of receiving a restricted stock grant, and we are not entitled to a deduction for federal income tax purposes at the time of the grant, provided that the shares are not transferable and are subject to restrictions constituting a “substantial risk of forfeiture.” When the restrictions lapse, the participant will be deemed to have received taxable ordinary income equal to the fair market value of the shares underlying the award at the time of lapse. An amount equal to the compensation included in the participant’s income will generally be deductible by us in the taxable year of inclusion. The participant’s tax basis in the shares will be equal to the fair market value of such shares on the date the restrictions lapse. Any gain realized upon disposition of such shares is taxable as capital gain income, with the applicable tax rate depending upon, among other things, how long such shares were held following the lapse of the restrictions.

Under certain circumstances, a participant may, within thirty days after transfer of the restricted shares, irrevocably elect under section 83(b) of the Code to include in the year in which such restricted shares are transferred as gross income, the fair market value of such shares, which is determined as of the date of transfer and without regard to any restriction other than a restriction that by its terms will never lapse. A copy of this election must be provided to us. The basis of such shares will be equal to the amount included in income. The holding period for capital gains purposes begins when the shares are transferred to the participant. If such shares are forfeited before the restrictions lapse, the forfeiture will be treated as a sale or exchange and no tax deduction will be allowed for the amount included in income as a result of the original election.

Restricted Stock Units, Performance Shares, Performance Units and Other Awards

Restricted stock units, performance shares, performance units and other awards granted under the Amended Plan are generally not subject to tax at the time of the award but are subject to ordinary income tax at the time of payment, whether paid in cash or shares of our common stock. With respect to such awards, we generally will be allowed a tax deduction for the amount included in the taxable income of the participant in the taxable year of inclusion.

Other Tax Consequences

The foregoing discussion is not a complete description of the federal income tax aspects of awards granted under the Amended Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

Subject to stockholder approval, the Amended Plan will become effective on May 29, 2013.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE FIS 2008 OMNIBUS INCENTIVE PLAN.

PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General Information About KPMG LLP

Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of KPMG LLP (“KPMG”) to our shareholders for ratification. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of us and our shareholders. If our shareholders do not ratify the audit committee’s selection, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.

In choosing our independent registered public accounting firm, our audit committee conducts a comprehensive review of the qualifications of those individuals who will lead and serve on the engagement team, the quality control procedures the firm has established, and any issue raised by the most recent quality control review of the firm. The review also includes matters required to be considered under the SEC rules on “Auditor Independence,” including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants.

Representatives of KPMG are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The Audit Committee has engaged KPMG to audit the consolidated financial statements of the Company for the 2013 fiscal year. For services rendered to us during or in connection with our fiscal years ended December 31, 2012 and 2011, we were billed the following fees by KPMG:

	2012	2011
Audit Fees	$5,023,553	$4,839,672
Audit-Related Fees	75,907	188,759
Tax Fees	290,680	600,879
All Other Fees	27,100	—

Audit Fees. Audit fees consisted principally of fees for the audits, registration statements and other filings related to the Company’s 2012 and 2011 financial statements, and audits of the Company’s subsidiaries required for regulatory reporting purposes, including billings for out-of-pocket expenses incurred.

Audit-Related Fees. Audit-related fees in 2012 and 2011 consisted principally of fees for Statement on Accounting Standards No. 70 audits and audits of employee benefit plans, including billings for out-of-pocket expenses incurred.

Tax Fees. Tax fees for 2012 and 2011 consisted principally of fees for tax compliance, tax planning and tax advice.

All Other Fees. Other non-audit permitted services associated with various initiatives by the Company.

Approval of Accountants’ Services

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, all audit and audit-related work and all non-audit work performed by KPMG is approved in advance by the audit committee, including the proposed fees for such work. The audit committee has adopted policies and procedures for pre-approving all work performed by KPMG. Specifically, the audit committee has pre-approved the use of KPMG for specific types of services subject to maximum amounts set by the committee. Additionally, specific pre-approval authority is delegated to our audit committee chairman, provided that the estimated fee for the proposed service does not exceed a pre-approved maximum amount set by the committee. Our audit committee chairman must report any pre-approval decisions to the audit committee at its next scheduled meeting. Any other services are required to be pre-approved by the audit committee.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2013 FISCAL YEAR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The number of our common shares beneficially owned by each individual or group is based upon information in documents filed by such person with the SEC, other publicly available information or information available to us. Percentage ownership in the following tables is based on 292,545,026 shares of FIS common stock outstanding as of April 1, 2013. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned by that shareholder. The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC.

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock by each shareholder who is known by the Company to beneficially own 5% or more of our common stock:

Name	Number of Shares Beneficially Owned	Percent of Class
FMR LLC (1)	22,364,363	7.645%

(1)

According to a Schedule 13G filed February 13, 2013, FMR LLC, a Delaware limited liability corporation, 82 Devonshire Street, Boston, Massachusetts, 02109, has sole power to vote 562,656 shares and sole power to dispose or direct the disposition of 22,364,363 shares. Fidelity Management & Research Company (“FMRC”), 82 Devonshire Street, Boston, Massachusetts, 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 21,803,086 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of FMRC, and the FMRC funds (the “Funds”) each has sole power to dispose of the 21,803,086 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. FMRC carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Edward C. Johnson 3d and FMR LLC, through its ownership of various other investment advisers and banks, has sole dispositive power and voting power over an additional 554,396 shares. In addition, FIL Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1)(ii), is the beneficial owner of 6,881 shares of common stock. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the

“1934” Act) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. FMR LLC nevertheless included such shares in its Schedule 13G filing on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis.

Security Ownership of Management and Directors

The following table sets forth information regarding beneficial ownership of our common stock by:

•	each director and nominee for director;

•	each of the named executive officers as defined in Item 402(a)(3) of Regulation S-K promulgated by the SEC; and

•	all of our current executive officers and directors as a group.

The information is not necessarily indicative of beneficial ownership for any other purpose. The mailing address of each director and executive officer shown in the table below is c/o Fidelity National Information Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204.

Name	Number of Shares Owned		Number of Options(1)	Total	Percent of Total
William P. Foley, II	650,680	(2)	0	650,680	*
Thomas M. Hagerty	21,636		114,596	136,232	*
Michael D. Hayford	116,543		788,260	904,803	*
Keith W. Hughes	16,575	(3)	49,002	65,577	*
David K. Hunt	30,017	(4)	49,002	79,019	*
Stephan A. James	26,631		46,822	73,453	*
Frank R. Martire	968,052	(5)	545,577	1,513,629	*
Richard N. Massey	91,836		92,086	183,922	*
James C. Neary	67,414	(6)	47,227	114,641	*
Gary A. Norcross	497,646		2,256,265	2,753,911	*
Brent B. Bickett	0		443,482	443,482	*
Michael P. Oates	85,130		294,576	379,707	*
James B. Stallings	2,834		0	2,834	*
James W. Woodall	37,373		89,501	126,874	*
All current Directors and Officers (17 persons)	2,656,866		4,868,503	7,525,369	2.57%

*	Represents less than 1% of our common stock.
(1)	Represents shares that are subject to stock options that are exercisable on April 1, 2013 or become exercisable within 60 days after April 1, 2013.
(2)	Included in this amount are 160,269 shares held by Folco Development Corporation, of which Mr. Foley and his spouse are the sole stockholders, and 155,238 shares held by Foley Family Charitable Foundation.
(3)	Mr. Hughes holds 20,410 shares of phantom stock, with each share of phantom stock having the economic equivalent of one share of FIS common stock. Shares of phantom stock are payable in cash following Mr. Hughes’ termination of service as a director.
(4)	Included in this amount are 1,500 shares held by Mr. Hunt’s wife. Mr. Hunt holds 30,043 shares of phantom stock, with each share of phantom stock having the economic equivalent of one share of FIS common stock. Shares of phantom stock are payable in cash following Mr. Hunt’s termination of service as a director.
(5)	Included in this amount are 21,068 shares held in a trust.
(6)	Excluded from this amount are 1,000 shares of FIS common stock held by Warburg Pincus entities. Mr. Neary disclaims beneficial ownership of these shares.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2012, about our common stock that may be issued under our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(2)(3)
Equity compensation plans approved by security holders	9,987,239	$24.18	1,848,192
Equity compensation plans not approved by security holders(4)	4,087,364	$28.33	8,463,174

Total	14,074,603	$24.99	10,311,366

(1)	Weighted-average exercise price excludes the performance shares, as they do not have exercise prices.
(2)	As of December 31, 2012, 1,848,192 shares under the Fidelity National Information Services, Inc. 2008 Omnibus Incentive Plan were available for issuance with restricted stock, restricted stock units, performance shares, performance units, or other stock-based awards and 8,463,174 shares under the Amended and Restated Metavante 2007 Equity Incentive plan were available for issuance with restricted stock, restricted stock units, performance shares, performance units, or other stock-based awards.
(3)	The table does not include options to purchase an aggregate of 1,971,390 shares, at a weighted average exercise price of $17.50, granted under plans assumed in connection with acquisition transactions. No more grants may be made under these assumed plans, other than the Amended and Restated Metavante 2007 Equity Incentive Plan.
(4)	The Amended and Restated Metavante 2007 Equity Incentive Plan, which we refer to as the Metavante plan, was approved by Metavante shareholders at the 2008 Annual Meeting of Shareholders on May 20, 2008. On October 1, 2009, in conjunction with the Metavante merger, we assumed the Metavante plan and certain vested and unvested options and restricted stock awards that the employees of Metavante held as of the merger date in the Metavante plan. In total, we assumed 12.2 million options and 0.6 million restricted stock awards. The Compensation Committee administers the Metavante plan and determines the type or types of awards to be made to each participant. Awards under the Metavante plan may include incentive stock options and non-statutory stock options, shares of restricted stock or restricted stock units, stock appreciation rights, performance stock and performance units. If the shareholders approve the Amended Plan, 8,463,174 shares previously authorized under the Amended and Restated Metavante 2007 Equity Incentive Plan which have not yet been awarded will be available for grant under the Amended Plan. No further awards will be granted under the Amended and Restated Metavante 2007 Equity Incentive Plan if shareholders approve the Amended Plan.

CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this proxy statement are set forth in the table below. Certain biographical information with respect to those executive officers who do not also serve as (or are nominated to serve as) directors follows the table. There are no family relationships among the executive officers, directors or nominees for director.

Name	Position with FIS	Age
Frank R. Martire	Chairman of the Board and Chief Executive Officer	65
Gary A. Norcross	President and Chief Operating Officer	47
Michael P. Oates	Corporate Executive Vice President, General Counsel and Corporate Secretary	53
Gregory G. Montana	Corporate Executive Vice President and Chief Risk Officer	45
Gregory P. Schaffer	Corporate Executive Vice President and Chief Information Security Officer	50
James W. Woodall	Corporate Executive Vice President and Chief Financial Officer	43
Kirk T. Larsen	Corporate Senior Vice President and Treasurer	41

Michael P. Oates has served as Corporate Executive Vice President, General Counsel and Corporate Secretary since February 2013, Corporate Executive Vice President, Chief Human Resources Officer of FIS from October 2009 to February 2013, and Executive Vice President, Human Resources of FIS from February 2008 to September 2009. Prior to that, he held the position of Senior Vice President, Human Resources of FIS since September 2007. Prior to joining FIS, Mr. Oates had served as Vice President of Human Resources for Florida Rock Industries, Inc. since September 2004. Mr. Oates served as Director of Labor Relations for CSX Corp. from August 2003 to September 2004. Prior to joining CSX, Mr. Oates was a partner with Hunton & Williams L.L.P., where he had been for more than 13 years.

Greg Montana is the Corporate Executive Vice President and Chief Risk Officer (CRO) of FIS. Before joining FIS, he served as senior vice president and senior operational risk executive for Bank of America®. Prior to that, he held the positions of senior director, global risk operations at PayPal™, Inc. and director, operational, credit and compliance risk for Lloyds Banking Group, PLC. Mr. Montana has 20 years of successful risk management and leadership experience at some of the world’s most recognized financial services institutions. Mr. Montana is chairman of the board of the Metrolina Association for the Blind, which serves North and South Carolina.

Greg Schaffer is the Corporate Executive Vice President and Chief Information Security Officer (CISO) for FIS. Prior to joining FIS, Mr. Schaffer worked for the U.S. Department of Homeland Security, where he served as acting deputy under secretary for the National Protection and Programs Directorate (NPPD) and assistant secretary for Cybersecurity and Communications. Prior to the Department of Homeland Security, Mr. Schaffer developed and implemented an enterprise security and compliance operation for Alltel Communications, serving as its CISO, chief security officer and chief risk officer, as well as establishing its Office of Privacy.

James W. Woodall has served as Chief Financial Officer since March 2013, and prior to that, as Senior Vice President, Chief Accounting Officer and Controller of FIS since July 2008. Mr. Woodall previously served as Vice President, Finance of Eclipsys beginning in 2007. Prior to Eclipsys, Mr. Woodall was the Executive Director and Controller of AT&T’s southeast region and held finance roles of increasing responsibility since 2001. Prior to AT&T, Mr. Woodall worked for PricewaterhouseCoopers, serving technology and communications clients.

Kirk T. Larsen is the Corporate Senior Vice President and Treasurer of FIS. Mr. Larsen joined FIS with the acquisition of Metavante Technologies, Inc. He served as Treasurer and Vice President of Investor Relations of Metavante Corporation from February 2008 to October 2009 and as its Vice President, Financial Planning, Analysis and Investor Relations from August 2007 to February 2008. Prior to joining Metavante Corporation, Mr. Larsen was the Director, Investor Relations and Investments of Rockwell Automation, Inc. and held roles of increasing responsibility with Rockwell Automation, Inc. since 1999.

COMPENSATION DISCUSSION AND ANALYSIS AND EXECUTIVE

AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following compensation discussion and analysis may contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

In this compensation discussion and analysis, we provide an overview of our named executive officers’ 2012 compensation, including the objectives of our compensation programs and the principles upon which our compensation program and decisions were based. In 2012, our named executive officers were:

•	Frank R. Martire, our Chairman and Chief Executive Officer;

•	Gary A. Norcross, our President and Chief Operating Officer;

•	Michael D. Hayford, our Corporate Executive Vice President and Chief Financial Officer;

•	Michael P. Oates, our Corporate Executive Vice President, Human Resources;

•	James W. Woodall, our Senior Vice President, Chief Accounting Officer; and

•	Brent B. Bickett, our former Corporate Executive Vice President, Corporate Finance.

Effective July 1, 2012, Mr. Bickett transitioned to a non-executive employee of the Company. Effective March 18, 2013, James W. Woodall became our Corporate Executive Vice President and Chief Financial Officer, and on such date, Michael D. Hayford ceased to serve in that role.

During 2012, FIS achieved strong results that met the revenue, earnings per share and free cash flow targets that we communicated to investors in February of 2012. Revenue increased 3% to $5,807.6 million, driven by increased processing volumes, transaction growth and demand for professional and consulting services, plus incremental revenues from 2012 acquisitions. Year-over-year fully diluted net earnings per share from continuing operations increased from $1.57 to $1.82. Cash provided by operations was $1,046.7 million. We continued to invest for growth through internal product development and infrastructure enhancements. We also completed three small acquisitions in 2012, which complement and extend our existing capabilities and provide us with additional products to cross-sell. We strengthened our balance sheet by reducing debt by $424.3 million. We also attained two investment grade credit ratings, including the recent upgrade by S&P in January 2013. We returned $686 million to shareholders in 2012 through dividends and share repurchases, and the Board of Directors approved a 10% increase in the quarterly dividends to $0.88 per share on an annual basis for 2013.

Our compensation programs emphasize pay for performance, help us accomplish our business objectives and foster a high performance culture. Accordingly, our named executive officers’ 2012 cash incentives under our annual incentive plan were tied directly to the achievement of pre-established, objectively determinable goals relating to four key measures of our success: revenue; new sales contract value; earnings before interest, taxes, depreciation and amortization (EBITDA); and free cash flow. Our strong performance in 2012 resulted in our annual incentive plan paying out 152.1% of target levels. Performance results related to our incentive plans are discussed in more detail below.

Our compensation programs are also designed to attract high performing executives and to retain our key employees, as there is significant competition in our industry for talented managers. We accomplish these objectives by providing our executives with total compensation that we believe is competitive relative to the compensation paid to similarly situated executives at similarly sized companies, and which is sufficient to motivate, reward and retain those individuals with the leadership abilities and skills necessary for achieving our ultimate objective: the creation of long-term shareholder value.

2012 Shareholder Vote on Executive Compensation

At our 2012 annual meeting of shareholders, as required by Section 14A of the Securities Exchange Act and Rule 14a-21(a) under the Securities Exchange Act, we held a non-binding advisory vote on the compensation of our named executive officers as disclosed in the 2012 proxy statement pursuant to Item 402 of Regulation S-K. Over 90% of the shares voted at our 2012 shareholders’ meeting approved our “say-on-pay” proposal. Our compensation committee considered the results of the 2012 say-on-pay vote and retained our compensation structure, which focuses our named executive officers on achieving our business objectives and maximizing shareholder value.

2013 Shareholder Vote on Executive Compensation

Our Board of Directors recommends that shareholders vote to approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as described in this proxy statement. As summarized in this compensation discussion and analysis, our compensation program includes a strong link between pay and company performance, sound design, based on best practices in strong executive compensation practices and governance.

Our Compensation Programs Support Our Company and Our Business Objectives

The primary goal of our executive compensation programs is to drive continued growth and successful execution of our business objectives. We seek to achieve this goal by

•	tying a material portion of our named executive officers’ compensation to our corporate performance;

•

carefully structuring our performance-based programs to focus our named executive officers on attaining key performance goals that are aligned with and support our key business objectives, which, in turn, are aimed at growing shareholder value;

•	recognizing our executives’ leadership abilities, scope of responsibilities, experience, effectiveness, and individual performance achievements; and

•	attracting, motivating, and retaining a highly qualified and effective global management team that can deliver superior performance and build shareholder value over the long term.

For 2012, our corporate performance measures were designed to incent our named executive officers to take actions necessary to generate growth in revenue, new sales contracts, earnings, margins, free cash flow and shareholder return. These performance measures are key components of our overall business plan and are highly transparent, objectively determinable and discussed extensively with our Board of Directors and shareholders.

Differences Between 2011 and 2012 Compensation Programs

In 2012, as in 2011, we sought to create, through our performance-based incentive programs, a simple, understandable, and direct link between our corporate performance and the compensation our named executive officers earn. In February 2012, however, our compensation committee adopted a supplemental bonus program for eleven members of management, including our named executive officers. The potential incentive pool for all eleven participants was $1 million. The purpose of the program was to motivate management to meet or exceed all four of the 2012 performance targets applicable to our 2012 annual incentive plan (described below). If one of the four 2012 performance targets was not achieved, supplemental bonuses would not be paid. As described in further detail below, FIS exceeded all four bonus targets in 2012 and paid the supplemental bonuses.

This change to our compensation program compared to 2011 is largely responsible for the moderate increase in the amounts earned by our named executive officers in 2012, as reflected in the Summary Compensation Table.

Significant Long-Term Stock Ownership Creates a Strong Tie to Our Shareholders

Our named executive officers maintain significant long-term investments in the Company. Collectively, as reported in the table Security Ownership of Management beginning on page 27, they beneficially own 1,704,744 shares of our common stock and options to acquire an additional 4,417,661 shares of common stock. The fact that our executives hold such a large investment in our shares is part of our Company culture and our compensation philosophy. Management’s sizable investment in our shares aligns their economic interests directly with the interests of our other shareholders, and their wealth will rise and fall as our share price rises and falls. This promotes teamwork among our management team and strengthens the team’s focus on achieving long term results and increasing shareholder return.

We have formal stock ownership guidelines for all corporate officers, including our named executive officers, and members of our board, to encourage these individuals to hold a multiple of their base salary (or annual retainer) in our common stock. Shares of restricted stock and gain on stock options count toward meeting the guidelines. The guidelines, including those applicable to non-employee directors, are as follows:

Position	Minimum Aggregate Value
Chairman and CEO	10 × base salary
President and Chief Operating Officer	5 × base salary
Chief Financial Officer	5 × base salary
Other Officers	2 × base salary
Members of the Board	5 × annual retainer

Each of our named executive officers and each of our non-employee directors met the stock ownership guidelines as of December 31, 2012.

Compensation Governance

Our compensation committee takes a proactive role in governance. Our compensation committee continually reviews our compensation programs and makes adjustments that we think are in the best interests of the Company and our shareholders. As part of this process, our compensation committee reviews compensation trends and considers what is thought to be current best practice (with groups such as ISS and Glass Lewis), with the goal of improving our approach to executive compensation. Some of the improvements made and actions taken in recent years by our compensation committee or full board of directors include the following:

•

eliminating any tax gross-ups for compensation paid due to a change in control and eliminating modified single-trigger severance payment arrangements related to a change in control (these eliminations were agreed to by executives voluntarily);

•	setting a high ratio of performance-based compensation to total compensation, and a low ratio for fixed benefits/perquisites (non-performance-based compensation);

•

achieving a high level of disclosure transparency, where our shareholders have the ability to fully understand our executive compensation programs and associated performance measures used under those programs;

•	using a thorough methodology for comparing our executive compensation to market practices;

•	adopting a policy to “clawback” any overpayments of incentive-based or stock-based compensation that were attributable to restated financial results;

•	eliminating executive pension (SERP) benefits and company paid deferred compensation, which were provided to Metavante executives prior to the merger;

•

significantly increasing the executive stock ownership multiples - for example, we increased the multiples from five times base salary to ten times base salary for our Chairman and Chief Executive Officer;

•	including performance-based vesting conditions in grants of restricted stock;

•	granting performance shares in 2010, with vesting contingent upon attainment of pre-established, three-year adjusted operating income goals;

•

requiring that any dividends or dividend equivalents on restricted stock and other awards, including performance based awards, be subject to the same underlying vesting requirements applicable to the awards - that is, no payment of dividends or dividend equivalents unless and until the award vests;

•

including holding period requirements in restricted stock and performance share awards to require that half of the shares of restricted stock or performance shares that vest be held for a period of six months;

•	using a shorter expiration period for our stock options: we now use a seven-year expiration period for new grants rather than a ten-year expiration period;

•	adopting a practice that annual grants of stock options and restricted stock will use a vesting schedule of not less than three years;

•	appointing an independent lead director to help manage the affairs of our Board of Directors relative to the public;

•	completing a “risk assessment,” as required by SEC rules;

•	using an independent compensation consultant who reports solely to the compensation committee, and who does not provide services other than executive compensation consulting to the Company;

•	amending our bylaws to provide for majority voting in non-contested director elections, and adopting a related majority voting policy;

•

prohibiting shares that are held back, tendered or returned to cover the exercise price or tax withholding obligations with respect to awards under our equity incentive plan to be available for future grants under the plan, prohibiting the Company from using cash proceeds from option exercises to repurchase shares on the open market for reuse in our equity incentive plan, and counting each stock appreciation right issued under our equity incentive plan as one share issued regardless of whether the Company issues net shares to the participant; and

•	amending our bylaws to provide for the annual election of directors effective in 2015.

As part of our compensation governance program, we also observe the following practices:

•	our named executive officers’ employment agreements do not contain multi-year guarantees for salary increases, non-performance-based bonuses or guaranteed equity compensation;

•	we do not provide income tax reimbursements on executive perquisites or other payments;

•	all of our cash and equity incentive plans are capped at maximum levels; and

•

the change in control provisions in our compensation plans trigger upon consummation of mergers, consolidations and other corporate transactions, not upon shareholder approval or other pre-consummation events.

Components of Total Compensation and Pay Mix

We compensate our executives primarily through a mix of base salary, annual cash incentives, and long-term equity-based incentives. We also maintain standard employee benefit plans for our employees and executive officers. Some executive officers, including our named executive officers, also enjoy limited additional benefits. The compensation earned by our named executive officers in 2012, other than Mr. Bickett, consisted of the following:

Compensation Component	Purpose of the Compensation Component
Salary	Salary provides a level of assured, regularly-paid, cash compensation that is competitive and reasonable. Salary represents 10% or less of total compensation for Messrs. Martire, Hayford and Norcross, 20% or less of total compensation for Mr. Oates, and less than 30% for Mr. Woodall.
Annual Cash Incentive	Annual cash incentives motivate our named executive officers to improve our performance for the fiscal year and help attract and retain key executives.
Performance-Based Restricted Stock	Performance-based restricted stock helps to tie our named executive officers’ long-term financial interests to the Company’s operating income performance and to the long-term financial interests of shareholders, as well as to retain key executives through the three-year vesting period and maintain a market-competitive position for total compensation.
Stock Options	Stock options are worth nothing unless our stock price rises after grant. As discussed below under “Long-Term Equity Incentives,” when determining grant sizes, we attribute a value to the options based on an assumed stock price appreciation of 25% over the expected term of the option. Accordingly, our stock price must appreciate by approximately 25% over the expected term of the option for the executive to earn that targeted compensation.
Benefits & Other	Our named executive officers’ participate in company-wide employee benefit programs. For security reasons and to make travel more efficient and productive for our named executive officers, they are also eligible to travel on the Company’s aircraft. Benefits and perquisites, in the aggregate, represent less than 3.5% of total compensation for Messrs. Martire, Norcross, Woodall and Oates.

As illustrated in the table below, a significant portion of each named executive officer’s total compensation, other than Mr. Bickett’s, was based on performance-based cash and stock incentives that are tied to our financial performance. The following table shows the allocation of 2012 Total Compensation reported in the Summary Compensation Table among the various components:

	Salary	Cash Incentive	Performance Restricted Stock	Stock Options	Benefits & Other Comp.	Total Compensation
Frank R. Martire	7.9%	31.2%	44.4%	14.8%	1.7%	100%
Gary A. Norcross	8.6%	26.7%	46.2%	15.4%	3.1%	100%
Michael D. Hayford	3.9%	9.8%	21.2%	7.1%	58.0%	100%
Michael P. Oates	17.5%	29.1%	39.2%	13.0%	1.2%	100%
James W. Woodall	25.2%	31.4%	31.5%	10.5%	1.4%	100%
Brent B. Bickett	4.3%	10.8%	2.4%	0.0%	82.5%	100%

The allocation (pay mix) of our named executive officers’ compensation among the various compensation elements has generally been consistent from year to year. We have, however, changed the pay mix when appropriate for business reasons. Examples of changes to the pay mix include the synergy incentive plan we established in connection with the merger with Metavante in 2009 and the performance share awards we granted in 2010 to further focus our named executive officers on improving operating income over a forward looking three-year period in response to our debt recapitalization in 2010. The allocation each year is not formulaic. Instead, it reflects our compensation committee’s business judgment regarding the best allocation of compensation based on a number of objective and subjective factors, including how other companies allocate compensation based on the marketplace data provided by our compensation committee’s consultant, Strategic Compensation Group, an assessment of each executive’s level of responsibility, the individual skills, experience and contribution of each executive, and the ability of each executive to impact company-wide performance and create long-term shareholder value.

Base Salary, Annual Cash Incentive, and Equity-Based Incentives

Base Salary

Although the emphasis of our compensation program is on performance-based, at-risk pay, we provide our named executive officers with base salaries that are intended to provide them with a level of assured, regularly-paid, cash compensation that is competitive and reasonable. Our compensation committee typically reviews salary levels annually as part of our performance review process, as well as in the event of promotions or other changes in our named executive officers’ positions or responsibilities. When establishing base salary levels, our compensation committee considers the peer compensation data provided by Strategic Compensation Group, as well as a number of qualitative factors, including the named executive officer’s experience, knowledge, skills, level of responsibility and performance. In 2012, none of our named executive officers, other than Mr. Oates, received an increase in his annual salary from 2011. In March 2012, Mr. Oates’ annual base salary was increased by $25,000 to reflect his assumption of additional responsibilities and his extraordinary performance in 2011.

Annual Performance-Based Cash Incentive

We generally award annual cash incentives based upon the achievement of pre-defined business and financial objectives that are specified in the first quarter of the year. The annual incentive program plays an important role in our approach to total compensation. It motivates participants to work hard and proficiently toward improving the Company’s performance for a fiscal year, and it requires that we achieve defined annual financial performance goals based on audited financial results before participants become eligible for an incentive payout. We believe that achieving our annual business and financial objectives are important to executing our business strategy, strengthening our products and services, improving customer satisfaction and gaining new customers and delivering long-term value to shareholders. In addition, the incentive program helps to attract and retain a highly qualified workforce and to maintain a market competitive compensation program.

In the first quarter of each fiscal year, our compensation committee approves the fiscal year performance objectives and a target incentive opportunity for each participant, as well as the potential incentive opportunity range for maximum and threshold performance. No annual incentive payments are payable to a named executive officer if the pre-established, minimum performance levels are not met, and payments are capped at the maximum performance payout level. In addition, the financial performance measures under the plan, other than new sales contract value, are derived from our annual financial statements (Form 10-K), which are audited by our independent registered public accounting firm, KPMG LLP. Annual incentive plan payments are made after completion of the audit.

2012 Performance Goals and Results. The four performance measures for 2012 were the same as the 2011 performance measures, which were revenue, new sales contract value, EBITDA, and free cash flow. These performance measures were based on overall corporate performance. These four performance measures are among the most important measures in evaluating the financial performance of our business, and they can have a significant impact on long-term stock price and the investing community’s expectations. The four measures, when combined with the strong focus on long-term shareholder return created by our equity-based incentives and significant stock ownership by our named executive officers, also provide a degree of checks and balances that requires our named executive officers to consider both short-term and long-term performance. All four measures are based on figures communicated to the investment community. Consequently, the annual incentive performance targets are synchronized with shareholder expectations, desired increase in our stock price, our annual budget, our long-term financial plan, and our Board of Directors’ expectations. Moreover, the targets and results are transparent to our named executive officers and shareholders because they are based on audited financial statements. In the following table, we explain how we calculate the performance measures and why we use them.

Performance Measure	How Calculated	Reason for Use
Revenue	Based on GAAP revenue as reported in the Annual Report on Form 10-K, adjusted for the impact of acquisitions, divestitures, foreign exchange rates, and purchase accounting.	Revenue is an important measure of the growth of the Company, our ability to satisfy our customers and to gain new customers, and the effectiveness of our products and services. The global financial crisis, and its impact on many of our financial sector clients in 2010, 2011, and 2012 created a challenging market for maintaining and generating new revenues, and, accordingly, we wanted to focus our executives on this measure. Revenue is widely followed by shareholders.

New Sales Contract Value	Based on new sales from contracts entered into or renewed with customers in the year by aggregating all monthly charges and one time charges expected to be received over the life of the contract, less any discounts.	New sales contract value is a predictor of future revenue growth. It rewards management for success at selling new products and services to our customers and gaining new customers. In light of the global financial crisis and its effect on many of our financial sector clients, which we anticipated would cause them to reduce spending on products from external service providers like us, we needed to incent future revenue growth. We believe this performance measure is a tangible indication of how well our executives’ immediate efforts will grow revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) in future years. This performance measure helps build long-term value since revenue and EBITDA will be received on a new contract over several years.

Performance Measure	How Calculated	Reason for Use
EBITDA	Based on GAAP net income from continuing operations, excluding interest expense, interest income, tax expense, depreciation and amortization expense, other non-operating expense, equity in earnings of unconsolidated subsidiaries, and minority interest expense. The figure is adjusted for the impact of acquisitions, divestitures, foreign exchange rates, and purchase accounting.	EBITDA reflects our operating strength and efficiency. It also reflects our ability to convert our revenue into a profit for shareholders. EBITDA is a common basis for enterprise valuation by investment analysts and is widely followed by shareholders.

Free Cash Flow	Based on GAAP operating cash flow less capital expenditures and excluding the net change in settlement assets and obligations. Operating cash flow in 2012 is adjusted to exclude a one-time tax payment attributable to the sale of the Healthcare Benefit Solutions business. 2012 free cash flow includes approximately $70 million of non-recurring payments related to a derivative and to our joint venture partner in Brazil.	Free cash flow measures our ability to generate cash for future reinvestment in our business, pay down debt and efficiently manage our balance sheet assets and liabilities. Free cash flow is widely followed by shareholders.

As applicable, we adjust performance to eliminate certain financial impacts of new accounting pronouncements, restructuring expense, mergers, including non-recurring deal-related costs, acquisitions, and divestitures, including restructuring and integration charges, the impact of purchase accounting on deferred revenue, impairment charges, and transaction costs. We also adjust the performance to eliminate non-budgeted discontinued operations and the impact of changes in foreign currency from budgeted rates and current period acquisitions. We make these adjustments because we do not think our named executive officers’ compensation should be impacted by events that do not reflect the underlying operating performance of the business. In 2012, we made the following adjustments to the revenue and EBITDA results (reflected in millions):

	Original Target	Results before Adjustment	Foreign Exchange	Mergers and Acquisitions, Severance and Restructuring	Adjusted Results
Revenue	$5,975.0	$5,808.0	$100	$108.0	$6,016.0
EBITDA	$1,790.0	$1,745.0	$9	$43.0	$1,797.0

No annual incentive payments are payable to a named executive officer if the pre-established, threshold performance levels are not met. In addition, if actual EBITDA results fall below the threshold EBITDA of $1,736.3, then our compensation committee has discretion to zero out the 2012 annual bonus for all officers, regardless of the results for revenue, new contract sales value, and free cash flow. If the target level performance goals are attained, our named executive officers earn an annual incentive equal to their annual incentive target opportunity set forth in the next section and in the Grants of Plan-Based Awards table under the column

Estimated Future Payouts Under Non-Equity Incentive Plan Awards. If the threshold performance goal is attained, 50% of the target opportunity is earned, and if maximum performance goal is attained, 200% of the target opportunity is earned. For performance between the threshold and maximum level goals, the percentage of the target award earned is interpolated. Payments are capped at the maximum performance payout level. The table below lists the performance goals and results for 2012. Our superior performance in 2012 resulted in annual incentives being paid out at 152.1% of their target levels.

		Performance Goal (millions)
	Weight	Threshold	Target	Maximum	2012 Result	Payout Factor
Revenue	20%	$5,855.5	$5,975.0	$6,094.5	$6,016.0	26.9%
New Sales Contract Value	20%	$2,064.0	$2,150.0	$2,236.0	$2,655.0	40.0%
EBITDA	40%	$1,736.3	$1,790.0	$1,843.7	$1,797.0	45.2%
Free Cash Flow	20%	$680.0	$730.0	$780.0	$873.0	40.0%
Combined Payout Factor						152.1%

Threshold performance levels were established to challenge our named executive officers and, at the same time, provide reasonable opportunities for achievement. Maximum performance levels were established to limit annual incentive awards to avoid paying excessive cash incentive amounts, while encouraging performance beyond the target levels.

We believe that the performance measures used for our annual incentives, together with the equity-based incentives and high stock ownership by our named executive officers, provide a high level of objectivity and transparency and a good balance that focuses our named executive officers on achieving short-term goals while not encouraging behavior that could be detrimental to sustainable, long-term value. When establishing the performance measures and goals for the 2012 annual incentive awards, management and our compensation committee considered the following key factors:

•	consistency among the 2012 performance targets and the 2012 business plan;

•	the 2012 performance targets as compared to the 2011 performance targets and 2011 actual performance;

•	alignment of the 2012 performance targets with our guidance to investors and the published performance expectations for our competitors; and

•	the effect that reaching performance targets would have on our growth and margins.

Calculation of Incentive for 2012 Under Annual Incentive Plan. The table below lists our named executive officers and shows the ranges of possible payments under our annual incentive plan and the calculation of their 2012 incentive awards based on the 2012 performance results and combined payout factor shown in the table above. The incentives earned by our named executive officers were approved by our compensation committee and are reflected in the Summary Compensation Table under the heading Non-Equity Incentive Plan Compensation Earnings.

	2012 Incentive Range			Combined Payout Factor*	2012 Incentive Earned
Name	Threshold	Target	Max
Frank R. Martire	$1,187,500	$2,375,000	$4,750,000	152.1%	$3,612,400
Gary A. Norcross	$651,875	$1,303,750	$2,607,500	152.1%	$1,983,000
Michael D. Hayford	$468,750	$937,500	$1,875,000	152.1%	$1,425,900
Michael P. Oates	$192,500	$385,000	$770,000	152.1%	$585,600
James W. Woodall	$112,500	$225,000	$450,000	152.1%	$342,200
Brent B. Bickett	$103,113	$206,250	$412,500	152.1%	$313,706

*	Combined Payout Factor is from the chart of performance goals above.

Supplemental Bonus Program. In February 2012, our compensation committee adopted a supplemental bonus program for eleven members of management, including our named executive officers. The purpose of the program was to further incent management to achieve all four of the 2012 performance targets applicable to our 2012 annual incentive plan (as described above). If any one of the four 2012 performance targets were not achieved, no supplemental bonuses would be paid. The $1 million bonus pool would be allocated among the eleven participants on a proportional target bonus amount basis. The table below lists our named executive officers and shows their allocable percentage of the total bonus pool, their supplemental bonus opportunity and the amount of the supplemental bonus earned based on achievement of the four 2012 performance targets. The supplemental incentives earned by our named executive officers were approved by our compensation committee and are reflected in the Summary Compensation Table under the heading Non-Equity Incentive Plan Compensation Earnings.

Name	Percentage of Total Bonus Pool	Supplemental Bonus Opportunity	Earned
Frank R. Martire	33.72%	$337,236	$337,236
Gary A. Norcross	18.51%	$185,125	$185,125
Michael D. Hayford	13.31%	$133,120	$133,120
Michael P. Oates	5.47%	$54,668	$54,668
James W. Woodall	3.19%	$31,949	$31,949
Brent B. Bickett	2.93%	$29,286	$29,286

Clawback Policy. In December 2010, our compensation committee adopted a policy to recover any incentive-based compensation from our executive officers if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, and the incentive-based compensation paid during the preceding three-year period would have been lower had the compensation been based on the restated financial results. In addition to this policy, our annual incentive plan gives our compensation committee complete discretion to reduce or eliminate annual incentives that have not yet been paid. There were no clawbacks made in 2012.

Long-Term Equity Incentives

For 2012, our approach to long-term equity incentives had two primary elements: (1) performance-based restricted stock that vests and is earned based on the achievement of adjusted operating income performance for 2013 and required years of service, and (2) stock options, which vest based on required years of service. We consider stock options to be inherently performance-based, because they do not have realizable value unless our stock price rises after grant. As discussed earlier, we use stock ownership guidelines to complement our long-term equity incentives, so executives maintain a strong link to the interests of shareholders and to the movements in our stock price. In 2012, we used the FIS 2008 Omnibus Incentive Plan, which we refer to as the Plan, and the amended and restated Metavante 2007 Equity Incentive Plan, which we assumed in the Metavante merger, for long-term incentive awards. We refer to these plans, together, as our stock plans. Mr. Bickett was not awarded any long-term equity incentives in 2012.

In 2012, the factors considered by our compensation committee in determining equity awards included:

•	the executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance and future success;

•	the executive officer’s prior salary levels, annual incentive awards, annual incentive award targets and long-term equity incentive awards;

•	the business environment and our business objectives and strategy;

•	the need to retain and motivate our executive officers;

•	corporate governance considerations related to executive compensation; and

•	marketplace compensation levels and practices.

Our compensation committee did not assign precise weights to the different factors described above in awarding specific levels of equity awards. Instead, the committee made a subjective decision based on the totality of the factors.

We do not attempt to time the granting of awards to any internal or external events. Our general practice has been for our compensation committee to make awards during the fourth quarter of each year following the release of our financial results for the third quarter. We may also grant awards in connection with significant new hires, promotions or changes in duties.

Performance-Based Restricted Stock. We intend for our performance-based restricted stock awards to:

•

tie named executive officers’ long-term financial interests to the Company’s operating income performance and to the long-term financial interests of shareholders, further aligning the interests of executive officers with the interests of shareholders;

•	retain the named executive officers through the vesting period; and

•	maintain market-competitive levels of total compensation.

The 2012 restricted stock awards vest based on meeting two conditions: (1) achievement of adjusted operating income (as defined below) of $1.75 billion for 2013 and (2) proportionate vesting each year over three years based on continued employment.

We selected adjusted operating income as the performance measure for the performance-based restricted stock awards because we believe the level of operating income we achieve reflects the quality of our products and services and our operating strength and efficiency, and has a significant impact on long-term stock price and the investing community’s expectations. Operating income also is a significant factor in our ability to support long-term debt. For purposes of the performance-based restricted stock awards, adjusted operating income means our operating income determined in accordance with GAAP as reported in our financial statements, excluding depreciation and amortization, merger and acquisition-related costs, asset impairment charges and other non-GAAP adjustments that we make in our five-year business plan (such as exclusion of prospective merger and acquisition costs and divestiture, currency, and accounting adjustments, over the existing five-year plan expense), with the goal being to measure on a consistent basis our performance against the existing five-year business plan. Our compensation committee will evaluate whether the adjusted operating income goal has been achieved following the completion of our audit for the year ending December 31, 2013.

Dividends are not paid on the performance-based restricted stock awards unless the restricted stock vests. Also, we impose a post-vesting holding period requirement on the restricted shares held by our named executive officers, which requires that the named executive officer must hold 50% of the restricted shares that vest for a period of six months after the vesting date. In practice, Mr. Martire and Mr. Norcross have generally held the restricted shares even after they vest. This is consistent with their philosophy that executives should hold a significant amount of FIS stock, so that their financial position is tied directly to the interests of our shareholders.

Stock Options. We intend for our stock option awards to:

•

enhance the link between creating shareholder value and long-term incentive compensation, because the executive realizes value from options only to the extent the value of our stock increases after the date of the option grant;

•	retain the named executive officers through the three-year vesting period; and

•	maintain market-competitive levels of total compensation.

The stock options were awarded with an exercise price equal to the fair market value of a share of our common stock on the date of grant. The awards vest proportionately each year over three years based on continued employment with us and have a seven year term. We do not engage in or permit “backdating” or re-pricing of stock options, and our stock plans prohibit these practices.

When we determine grant sizes, we attribute a target value to the options based on the fair value of the options in accordance with GAAP, which assumes that our stock price will appreciate by approximately 25% during the term of the option. Accordingly, the executive will not earn the target compensation unless our stock price appreciates by approximately 25% over the option’s expected term.

Performance Shares. We did not grant performance shares in 2011 or 2012, but the vesting of the 2010 grants of performance shares was contingent on achieving specified levels of adjusted operating income in 2010, 2011 and 2012, as well as continued service through the applicable year. Of the total potential performance shares that may be earned for each named executive officer, one-third of the shares were eligible to vest in each of calendar years 2010, 2011 and 2012 based on the level of operating income achieved in the calendar year within a range of a target and a maximum amount. The target level of adjusted operating income was based on our long term financial plan, and the goal was to incentivize the named executive officers to work to achieve extraordinary earnings. The adjusted operating income goals for 2012 are shown in the table below.

Adjusted Operating Income (in millions)

Year	Target (50%)	Maximum (100%)	Result	Vesting Factor*
2012	$1,818.0	$1,910.0	$1,781.0	0%

*	The vesting factor represents the percentage of the maximum shares earned.

Our performance in 2012 resulted in performance shares tied to 2012 performance vesting at 0%. For purposes of the 2010 grant of performance shares, adjusted operating income has the same meaning as set forth above under “Performance-Based Restricted Stock.” Results are based on our audited financial statements. We made the following adjustments to the operating income results for 2012 for purposes of the performance shares:

2012 Adjustments (in millions)

Reported Result	Foreign Exchange	Mergers and Acquisitions, Severance and Restructuring	Adjusted Result
$1,745.0	$9.0	$27.0	$1,781.0

No performance shares were earned for 2012 because the target adjusted operating income for 2012 was not attained. If target adjusted operating income had been attained for 2012, the named executive officers would have earned an award of performance shares equal to 50% of the performance shares available for vesting in 2012. If the maximum adjusted operating income had been attained in 2012, the named executive officers would have earned 100% of the performance shares available for vesting in 2012. For performance between the target and maximum level goals, the percentage of performance shares vested would have been interpolated. The number of performance shares earned was capped at the maximum performance level. The table below sets forth the target and maximum amounts (in millions) for the portion of the award tied to 2012 performance, as well as the number of shares earned for 2012, for each of our named executive officers other than Mr. Bickett.

Performance Shares Tied to 2012 Performance

	Target	Maximum	2012 Vesting Factor*	2012 Shares Earned
Frank R. Martire	30,864	61,729	0%	0
Gary A. Norcross	21,193	42,387	0%	0
Michael D. Hayford	19,136	38,271	0%	0
Michael P. Oates	4,321	8,642	0%	0
James W. Woodall	1,543	3,087	0%	0

*	The vesting factor represents the percentage of the maximum shares earned.

With respect to Mr. Bickett, in March 2012, when he executed an amended employment agreement to reflect his anticipated transition to full-time employment with FNF in July 2012, 2012 performance with respect to the performance shares had not yet been determined. In connection with the negotiation of his amended and restated employment agreement (as more fully described in the narrative following the Grants of Plan-Based Awards table and in the “Potential Payments Upon Termination or Change in Control” section), the Company accelerated the vesting of his equity awards, including the performance shares. As a result, Mr. Bickett vested in 14,816 performance shares.

Vested shares are settled after completion of our audit for the applicable year. We impose a post-vesting holding period requirement on the performance shares, which requires that the named executive officer must hold 50% of the performance shares that vest for a period of six months after the shares are earned and granted. Dividends are not paid on the unvested performance shares.

Further details concerning the equity-based awards granted in 2012 to our named executive officers are provided in the Grants of Plan-Based Awards table and the Outstanding Equity Awards at Fiscal Year-End table and the related footnotes.

Benefit Plans

We provide retirement and other benefits to our U.S. employees under a number of benefit plans. Our named executive officers generally participate in the same benefit plans as our other employees. All employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan and our Employee Stock Purchase Plan. In addition, our named executive officers generally participate in the same health and welfare plans as our other employees. We do not offer pensions or supplemental executive retirement plans for our named executive officers.

401(k) Plan

We sponsor a defined contribution savings plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code. The plan contains a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code, as well as an employee stock ownership plan feature. Participating employees may contribute up to 40% of their eligible compensation, but not more than statutory limits (generally $17,000 in 2012). We contribute an amount equal to 50% of each participant’s voluntary contributions under the plan, up to a maximum of 6% of eligible compensation for each participant. Participants may direct the trustee to invest funds in any investment option available under the plan.

A participant may receive the value of his or her vested account balance upon termination of employment. A participant is always 100% vested in his or her voluntary contributions. Vesting in matching contributions occurs on a pro rata basis over an employee’s first three years of employment with the Company.

Deferred Compensation Plan

We also provide our named executive officers, as well as other key employees, with the opportunity to defer receipt of their compensation under a non-qualified deferred compensation plan. Participants may elect to defer up to 75% of their base salary, bonuses and/or commissions on a pre-tax basis. None of our named executive officers elected to defer 2012 compensation into the plan. A description of the plan and information regarding our named executive officers’ interests under the plan can be found in the Nonqualified Deferred Compensation table and accompanying narrative.

Employee Stock Purchase Plan

We also sponsor an Employee Stock Purchase Plan, or ESPP, which provides a program through which our employees can purchase shares of our common stock on an after-tax basis through payroll deductions and through matching employer contributions. Participants may elect to contribute between 3% and 15% of their salary into the ESPP through payroll deduction. At the end of each calendar quarter, we make a matching contribution to the account of each participant who has been continuously employed by us or a participating subsidiary for the last four calendar quarters. For most employees, matching contributions are equal to one-third of the amount contributed during the quarter that is one year earlier than the quarter in which the matching contribution is made. For officers, including our named executive officers, and for employees who have completed at least ten consecutive years of employment with us, the matching contribution is one-half of such amount. The matching contributions, together with the employee deferrals, are used to purchase shares of our common stock on the open market. Our shareholders approved the ESPP at our 2006 annual meeting.

Health and Welfare Benefits

We sponsor various broad-based health and welfare benefit plans for our employees. Certain executives, including our named executive officers, are provided with additional life and disability insurance. The taxable portion of the premiums on this additional life and disability insurance is reflected in the Summary Compensation Table under the column All Other Compensation and the related footnote.

Other Benefits

We provide few special benefits to our named executive officers. In general, the benefits provided are intended to help our named executive officers be more productive and efficient and to protect us and the executives from certain business risks and potential threats. For safety and efficiency purposes in 2012, our named executive officers received personal use of the corporate airplanes. Our compensation committee regularly reviews the perquisites provided to our named executive officers. Further detail regarding executive perquisites in 2012 can be found in the Summary Compensation Table under the column All Other Compensation and the related footnote.

Establishing Executive Compensation Levels

We operate in a highly competitive industry and compete with our peers and competitors to attract and retain highly skilled executives within that industry. To attract and retain talented executives with the leadership abilities and skills necessary for building long-term shareholder value, motivate our executives to perform at a high level and reward outstanding achievement, our compensation committee sets total compensation at levels it determines to be competitive in our market.

When determining the overall compensation of our named executive officers, including base salaries and annual and long-term incentive amounts, our compensation committee considers a number of important qualitative and quantitative factors, including:

•	the executive officer’s experience, knowledge, skills, level of responsibility and potential to influence our performance and future success;

•	our financial performance in the prior year;

•	the executive officer’s prior salary levels, annual incentive awards, annual incentive award targets and long-term equity incentive awards;

•	the business environment and our business objectives and strategy;

•	the need to retain and motivate our executive officers;

•	corporate governance and regulatory factors related to executive compensation; and

•	marketplace compensation levels and practices.

In evaluating the compensation of our Chief Executive Officer’s direct reports, our compensation committee also considers the Chief Executive Officer’s recommendations to the committee. This includes his review of the performance of the other named executive officers, job responsibilities, importance to our overall business strategy, and our compensation philosophy. Our Chief Executive Officer does not make a recommendation to the compensation committee regarding his own compensation. The compensation decisions are not formulaic, and the members of our compensation committee did not assign precise weights to the factors listed above. The compensation committee utilized their individual and collective business judgment to review, assess, and approve compensation for our named executive officers.

To support its review of our executive compensation and benefit programs for 2012, the compensation committee engaged Strategic Compensation Group, an independent compensation consultant, to conduct a marketplace review of the compensation we pay to our executive officers. The compensation committee has the sole authority to approve the independent compensation consultant’s fees and terms of engagement. Strategic Compensation Group gathered marketplace compensation data on total compensation, which consisted of annual salary, annual incentives, long-term incentives, executive benefits, executive ownership levels, overhang and dilution from the equity incentive plan, compensation levels as a percent of revenue, pay mix and other key statistics. This data is collected and analyzed twice during the year, once in the first quarter and again in the fourth quarter. The marketplace compensation data is an important element in the decisions of our compensation committee, but our compensation committee ultimately made decisions based on all of the factors described above.

At the beginning of each year, the compensation committee reviews the specific marketplace compensation surveys that would be used to benchmark executive compensation. The committee strives for a consistent set of compensation surveys from year to year, so that the benchmark information is consistent and comparable. Strategic Compensation Group assisted our compensation committee in analyzing the marketplace compensation surveys. Strategic Compensation Group used three marketplace data sources: (1) a general executive compensation survey prepared by Towers Watson, which contained data on over 300 companies (in using this survey, our compensation committee applied a formula contained in the survey that allows for the adjustment of the survey’s compensation amounts to take into account differences in revenues between the survey companies and our Company), (2) a general executive compensation survey of over 3,000 companies with a specific focus on companies with revenues of between $4 billion and $8 billion and (3) compensation information for the following group of 15 companies, which we refer to as our “peer group.” When defining the peer group, we attempt to apply the standards used by ISS for identifying peer groups for public companies. The FIS peer group was selected at the beginning of 2012 based on a revenue range of  1/2 to 2 times the projected 2012 revenue for FIS, industry focus (generally the software & services industry based on Global Industry Classification Standard (GICS) Code), nature and complexity of operations, including international focus, and because we believe they compete with us for business and/or executive talent. The group is consistent with the peer group used by the compensation committee in 2011, except that one company (First Data Corp.) was removed due to having a different business model from the Company and one company (Activision Blizzard) was added as the company fell within our revenue range and is competitive with us for our business and executive talent. The group consisted of:

Activision Blizzard	Intuit Inc.
Adobe Systems, Inc.	MasterCard Incorporated
Automatic Data Processing, Inc.	SAIC, Inc.
CA, Inc.	Symantec Corporation
Cognizant Technology	Visa, Inc.
Discover Financial Services, Inc.	The Western Union Company
eBay, Inc.	Yahoo
Fiserv, Inc.

The revenue of these companies ranged from $4 billion to $11.6 billion, with a median revenue of $5.8 billion.

In addition to the compensation surveys, Strategic Compensation Group gathers compensation practices data from independent sources such as ISS and Glass Lewis. That data is helpful to the compensation committee when reviewing the executive compensation practices used by FIS.

We focused on the 50th and 75th percentiles of the peer group data when considering what our named executive officers’ 2012 target total compensation levels should be. Our compensation committee used the other two sources of compensation data described above in making its compensation decisions in 2012 as a point of reference in evaluating whether compensation was within a “market” range; however, those two sources were given less weight when considering what the named executive officers’ 2012 target total compensation should be, as we think the peer group data is the best indicator of total compensation provided by our key competitors and peers.

While the compensation decisions of our compensation committee ultimately were subjective judgments, our compensation committee also considered the following factors in making compensation decisions for our named executive officers. In determining the total compensation for Mr. Martire, our compensation committee considered his success as the overall leader of the Company in developing and implementing the Company’s long-term strategy, his substantial knowledge of and contributions to the overall management of the Company, his success at implementing a succession strategy to the CEO position and his leadership in the financial services industry. In determining the total compensation for Mr. Norcross, our compensation committee considered his role and responsibility as President and Chief Operating Officer, particularly in connection with his responsibility of steering and executing the Company’s global business strategy. The committee also considered Mr. Norcross’ success in overseeing significant growth of the Company’s product portfolio and global footprint. In determining the total compensation for Mr. Hayford, the compensation committee considered his responsibility for the finance, accounting, investor relations and merger and acquisition-related activities for the Company. In determining the total compensation for Mr. Oates, our compensation committee considered his role and responsibility of overseeing the functions focused on the recruitment, retention and development of the Company’s global work force. In determining the total compensation for Mr. Woodall, our compensation committee considered his role and responsibility of accounting and finance-related activities of the Company.

The marketplace data information in this discussion is not deemed filed or part of the compensation discussion and analysis for certification purposes.

Post-Termination Compensation and Benefits

We have entered into employment agreements with each of our named executive officers. We believe these agreements are necessary to protect our legitimate business interests, as well as to protect the executives in certain termination events. Effective March 30, 2012, we amended and restated Mr. Bickett’s employment agreement in connection with the change in his responsibilities, and on December 10, 2012 we entered into a

Separation, Non-Competition and Release Agreement with Mr. Hayford, which terminated his employment agreement. As part of the agreements with Messrs. Bickett and Hayford, we agreed to accelerate the vesting of certain of their stock options and restricted stock awards in 2012. The additional accounting expense resulting from the modification of the awards, as well as the intrinsic value of the stock options and restricted stock awards that were accelerated, are reflected in the Summary Compensation Table and related footnotes. Descriptions of the material terms of all of the agreements can be found in the narrative following the Grants of Plan-Based Awards table and in the Potential Payments Upon Termination or Change in Control section.

Role of Compensation Committee, Compensation Consultant and Executive Officers

Our compensation committee is responsible for reviewing, approving and monitoring the compensation programs for our named executive officers, as well as our other officers. Our compensation committee is also responsible for administering our annual incentive plan and stock incentive plans and approving individual grants and awards under those plans for our executive officers.

To further the objectives of our compensation program, our compensation committee engaged Strategic Compensation Group to conduct a review of our compensation programs for our named executive officers and other key executives and our Board of Directors. In addition, the consultant is engaged to suggest compensation changes with alternatives for the committee to consider. Strategic Compensation Group provided our compensation committee with relevant market data on compensation, including annual salary, annual incentives, long-term incentives, other benefits, total compensation and pay mix, and alternatives to consider when making compensation decisions. Our compensation committee did not limit the consultant’s discretion in selecting the surveys and peer group companies that are contained in this marketplace data. The consultant also assisted our compensation committee in its review of the compensation risk assessment that is completed on an annual basis. The committee may also give specific assignments to its consultant from time to time and may ask for the consultant’s assistance when it is considering a special or one-time compensation arrangement. In addition, members of our compensation committee have discussions with the consultant between meetings as specific questions arise. Strategic Compensation Group was selected by our compensation committee, reports directly to the committee, receives compensation only for services related to executive compensation issues, and neither it nor any affiliated company provides any other services to us.

Mr. Martire, in his role as President and Chief Executive Officer and then Chairman and Chief Executive Officer, provided input and made recommendations to the compensation committee regarding executive compensation levels. Mr. Martire also reviewed his compensation recommendations with our then Chairman (and now Vice Chairman of the Board), Mr. Foley. Messrs. Martire and Hayford provided input regarding the structure and targets of the performance goals used in our performance-based incentive programs. In addition, Michael L. Gravelle, formerly our Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary, coordinated with the committee’s chairman and the consultant in preparing the committee’s meeting agendas. Although our compensation committee considers the recommendations of our executive officers, our compensation committee exercises its discretion when making compensation decisions and may modify the executives’ recommendations. Our executive officers do not make recommendations to our compensation committee with respect to their own compensation.

While our compensation committee carefully considers the information provided by, and the recommendations of, Strategic Compensation Group and the individuals who participate in the compensation process, the committee retains complete discretion to accept, reject or modify any recommended compensation decisions.

Tax and Accounting Considerations

Our compensation committee considers the impact of tax and accounting treatment when determining executive compensation.

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers. There is, however, an exception for certain performance-based compensation. Our compensation committee takes the deduction limitation under Section 162(m) into account when structuring and approving awards under our annual incentive plan and stock plans, however our compensation committee may approve compensation, such as time-vesting restricted stock awards, that will not meet these requirements.

Our compensation committee also considers accounting impact when structuring and approving awards. We account for stock-based payments, including stock option grants, in accordance with FASB ASC Topic 718, which governs the appropriate accounting treatment of stock-based payments under United States generally accepted accounting principles.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

THE COMPENSATION COMMITTEE

Richard N. Massey, Chairman

David K. Hunt

James C. Neary

Executive Compensation

The following table sets forth information regarding the cash and non-cash compensation earned by and awarded to our named executive officers in 2012.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation Earnings ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Frank R. Martire	2012	1,000,000	—	5,625,005	1,873,958	3,949,636	—	213,495	12,662,094
Chairman and Chief	2011	1,000,000	—	4,499,994	2,977,120	2,373,901	—	255,486	11,106,501
Executive Officer	2010	1,000,000	3,500,000	7,749,992	4,813,974	8,535,364	—	162,101	25,761,432

Gary A. Norcross	2012	700,000	—	3,750,003	1,249,308	2,168,125	—	247,292	8,114,728
President and Chief	2011	700,000	—	3,300,004	2,183,219	1,457,084	—	134,669	7,774,976
Operating Officer	2010	700,000	100,000	5,149,447	3,177,227	6,234,073	—	130,025	15,490,772

Michael D. Hayford	2012	625,000	—	3,375,017	1,124,371	1,559,020	—	9,242,687	15,926,095
Corporate Executive	2011	625,000	—	2,999,988	1,984,749	1,117,834	—	229,213	6,956,784
Vice President and Chief Financial Officer	2010	625,000	3,000,000	4,805,008	2,984,665	4,705,046	—	58,633	16,178,351

Michael P. Oates	2012	385,000	—	862,507	287,337	640,268	—	27,506	2,202,618
Corporate Executive Vice President, Human Resources	2011	360,000	—	749,990	496,189	340,998	—	57,955	2,005,132

James W. Woodall	2012	300,000	—	374,987	124,928	374,149	—	18,084	1,192,148
Senior Vice President, Chief Accounting Officer

Brent B. Bickett(7)	2012	138,000	—	77,340	—	344,133	—	2,639,849	3,199,322
Former Corporate Executive	2011	368,500	—	749,990	496,189	650,720	—	128,547	2,393,947
Vice President, Corporate Finance	2010	368,500	—	1,859,981	1,155,355	876,762	—	81,959	4,342,557

(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of salary into our 401(k) plan, ESPP or non-qualified deferred compensation plans.
(2)	The amounts shown for Messrs. Martire and Hayford for 2010 represent the retention incentive that was a result of the Metavante Merger that was paid in the second quarter of 2010. The amount shown for Mr. Norcross for 2010 represents a relocation bonus that was paid in the second quarter of 2010.
(3)	Amounts represent the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 with respect to all named executive officers. Assumptions used in the calculation of fair value per share are included in Note 16 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2013. The amount listed for Mr. Bickett for 2012 represents the award that was modified at acceleration date. The 2010 amounts represent 75% of the maximum available awards, based on the probable outcome of performance condition as of the grant date. The value of the 2010 awards for each named executive officer at the grant date assuming that the highest level of performance conditions would be achieved would be as follows: Mr. Martire $10,333,323, Mr. Norcross $6,923,329, Mr. Hayford $6,406,677 and Mr. Bickett $2,479,975. As discussed in the “Compensation Discussion and Analysis and Executive and Director Compensation” section of this proxy statement, the vesting of the 2010 grants of performance shares was contingent on achieving specified levels of adjusted operating income in 2010, 2011 and 2012, as well as continued service through the applicable year. The target level of adjusted operating income was based on our financial plan, and the goal was to incentivize the named executive officers to work to achieve extraordinary earnings. We did not achieve the adjusted operating goal in 2012. Accordingly, the portion of the performance shares tied to 2012 performance was forfeited.

(4)	Amounts represent the grant date fair value of stock option awards calculated in accordance with FASB ASC Topic 718 with respect to all named executive officers. Assumptions used in the calculation of these amounts are included in Note 16 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2013.
(5)	Amounts shown for 2012 include (i) the following annual incentives earned for 2012: Mr. Martire $3,612,400; Mr. Norcross $1,983,000; Mr. Hayford $1,425,900; Mr. Oates $585,600; Mr. Woodall $342,200; and Mr. Bickett $314,847; and (ii) the following supplemental bonus amounts earned for 2012: Mr. Martire $337,236; Mr. Norcross $185,125; Mr. Hayford $133,120; Mr. Oates $54,668; Mr. Woodall $31,949; and Mr. Bickett $29,286. Amounts shown for 2011 include (i) the following annual incentives earned for 2011: Mr. Martire $2,360,000; Mr. Norcross $1,445,500; Mr. Hayford $1,106,250; Mr. Bickett $647,245; and Mr. Oates $339,840; and (ii) the following amounts earned under the Capco new revenue incentive program for 2011: Mr. Martire $13,901; Mr. Norcross $11,584; Mr. Hayford $11,584; Mr. Bickett $3,475; and Mr. Oates $1,158. Amounts shown for 2010 include (i) the following annual incentives earned for 2010: Mr. Martire $3,172,364; Mr. Norcross $1,943,073; Mr. Hayford $1,487,046; and Mr. Bickett $876,762; and (ii) the following one-time Metavante merger synergy incentives paid in 2010: Mr. Martire $5,363,000; Mr. Norcross $4,291,000; and Mr. Hayford $3,218,000. No additional payments will be made under the Metavante merger synergy incentives plan, as the plan was terminated effective December 31, 2010. The Capco new revenue incentive program was implemented in connection with our December 2010 acquisition of The Capital Markets Company NV (“Capco”).
(6)	Amounts shown for 2012 include matching contributions to our 401(k) plan and our ESPP; dividends paid on restricted stock; life insurance premiums paid by us; personal use of a company airplane; vesting acceleration of certain equity awards held by Messrs. Hayford and Bickett (as described in the “Employment Agreements” section); supplemental disability; and executive health care, as set forth below:

	Martire ($)	Norcross ($)	Hayford ($)	Oates ($)	Woodall ($)	Bickett ($)
401(k) Matching Contributions	6,833	7,333	7,500	7,500	6,250	—
ESPP Matching Contributions	75,000	52,500	46,875	9,000	7,500	27,056
Restricted Stock Dividends	51,547	52,730	26,790	10,249	3,945	33,835
Life Insurance Premiums	360	2,100	1,698	360	324	149
Supplemental Disability	20,726	11,030	13,396	72	65	30
Executive Health Care	11,068	3,396	10,535	—	—	—
Personal Airplane Use	47,961	118,203	79,275	325	—	—
Vesting Acceleration of Equity Awards(*)	—	—	9,056,618	—	—	2,578,779

*	Amounts represent the intrinsic value of the restricted stock and option awards held by Messrs. Hayford and Bickett, the vesting of which was accelerated in December 2012 and March 2012, respectively, partly in exchange for agreeing not to compete directly with the Company for specified periods of time. The value of each accelerated stock option was determined by multiplying (i) the number of stock options that were accelerated by (ii) the excess of the closing price of our common stock on the New York Stock Exchange on the effective date of the vesting acceleration ($36.44 on December 10, 2012, in the case of Mr. Hayford and $33.12 on March 30, 2012, in the case of Mr. Bickett) over the exercise price per share of such stock option. The value of each accelerated restricted stock award as determined by multiplying (i) the number of shares of restricted stock that were accelerated by (ii) the closing price of our common stock on the New York Stock Exchange on the effective date of the vesting acceleration ($36.44 on December 10, 2012, in the case of Mr. Hayford and $33.12 on March 30, 2012, in the case of Mr. Bickett). Of these totals, $4,067,768 and $1,369,998 for Mr. Hayford and Mr. Bickett respectively, were previously reported in the year of grant.
(7)	Effective July 1, 2012, Mr. Bickett transitioned full-time to FNF but has continued to serve as a non-executive employee of the Company available for consulting.

Grants of Plan-Based Awards

	(b) Grant Date/ Plan	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			(i) All Other Option Awards: Number of Securities Underlying Options (#)(3)	(j) Exercise or Base Price of Option Awards ($/sh)	(k) Grant Date Fair Value of Stock and Option Awards ($)
(a) Name		(c) Threshold ($)	(d) Target ($)	(e) Maximum ($)	(f) Threshold (#)	(g) Target (#)	(h) Maximum (#)
Frank R. Martire	11/8/2012	—	—	—	—	163,851	—	—	—	5,625,005
	11/8/2012	—	—	—	—	—	—	230,344	$34.33	1,873,958
	Annual
	Incentive	1,187,500	2,375,000	4,750,000	—	—	—	—	—	—
	Supplemental
	Incentive	—	—	337,236	—	—	—	—	—	—
Gary A. Norcross	11/8/2012	—	—	—	—	109,234	—			3,750,003
	11/8/2012	—	—	—	—	—	—	153,563	$34.33	1,249,308
	Annual
	Incentive	651,875	1,303,750	2,607,500	—	—	—	—	—	—
	Supplemental
	Incentive	—	—	185,125	—	—	—	—	—	—
Michael D. Hayford	11/8/2012	—	—	—	—	98,311	—			3,375,017
	11/8/2012	—	—	—	—	—	—	138,206	$34.33	1,124,371
	Annual
	Incentive	468,750	937,500	1,875,000	—	—	—	—	—	—
	Supplemental
	Incentive	—	—	133,120	—	—	—	—	—	—
Michael P. Oates	11/8/2012	—	—	—	—	25,124	—			862,507
	11/8/2012	—	—	—	—	—	—	35,319	$34.33	287,337
	Annual
	Incentive	192,500	385,000	770,000	—	—	—	—	—	—
	Supplemental
	Incentive	—	—	54,668	—	—	—	—	—	—
James W. Woodall	11/8/2012	—	—	—	—	10,923	—			374,987
	11/8/2012	—	—	—	—	—	—	15,356	$34.33	124,928
	Annual
	Incentive	112,500	225,000	450,000	—	—	—	—	—	—
	Supplemental
	Incentive	—	—	31,949	—	—	—	—	—	—
Brent B. Bickett	Annual
	Incentive	103,125	206,250	412,500	—	—	—	—	—	—
	Supplemental
	Incentive	—	—	29,286	—	—	—	—	—	—

(1)	With respect to the annual incentives, the amounts shown in column (c) reflect the minimum payment level under our annual incentive plan for 2012, which is 50% of the target amount shown in column (d), and the amounts shown in column (e) represent the maximum payout under our annual incentive plan, which is 200% of the amount in column (d). With respect to the supplemental incentive, reflects the maximum possible supplemental bonus for 2012.
(2)	The amounts shown in column (g) reflect the number of performance based restricted shares granted to each named executive officer under the Plan and the Metavante Incentive Plan on November 8, 2012 (grant date fair value is $34.33 per share). Other than with respect to Mr. Hayford, the shares vest ratably over three years on the anniversary of the grant, contingent on the achievement of certain operating income from January 1, 2013 through December 31, 2013. With respect to Mr. Hayford, the shares will vest in the first quarter of 2014, contingent on the achievement of certain operating income from January 1, 2013 through December 31, 2013.
(3)	The amounts shown in column (i) reflect the number of stock options granted to each named executive officer under the Plan and the Metavante Incentive Plan on November 8, 2012 (grant date fair value per option is $8.14 per option granted).

Narrative Discussion for Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We have entered into employment agreements with a limited number of our senior executives, including our named executive officers. Additional information regarding post-termination benefits provided under these employment agreements can be found in the “Potential Payments Upon Termination or Change in Control” section. The following descriptions are based on the terms of the agreements as of December 31, 2012.

Frank R. Martire

We entered into a three-year employment agreement with Mr. Martire, effective March 31, 2009 and commencing immediately following the Metavante merger, with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. Effective March 30, 2012, Mr. Martire’s employment agreement was amended to reflect a change in his role from our President and Chief Executive Officer to our Chairman and Chief Executive Officer. Under the terms of the amended agreement, Mr. Martire’s minimum annual base salary is $1,000,000 and his annual bonus target percentage was increased from 200% to 250% of his annual base salary (subject to certain pro-ration for calendar year 2012), with higher or lower amounts payable depending on performance relative to targeted results. In addition, for the 2012 equity incentive plan grant, Mr. Martire was entitled to an increase to the contemplated 2012 grant of $800,000 more than the amount of his 2011 grant because of his promotion to Chairman. The increase in his annual bonus target percentage and contemplated 2012 grant were determined by our compensation committee to be appropriate given the change in his role, the success of the Company’s acquisition of Metavante in 2009 and his solid leadership of the Company as President and Chief Executive Officer. Mr. Martire is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and Mr. Martire and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Martire is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

Mr. Martire’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.

Gary A. Norcross

We entered into a three-year employment agreement with Mr. Norcross, effective November 16, 2007, to serve as our President and Chief Operating Officer of Transaction Processing Services. Under the terms of that agreement, Mr. Norcross’s minimum annual base salary was $415,000, with an annual cash bonus target equal to 150% of his annual base salary, with higher or lower amounts payable depending on performance relative to targeted results. We amended and restated, in its entirety, our employment agreement with Mr. Norcross, effective December 29, 2009. Under this new agreement, Mr. Norcross served as our Corporate Executive Vice President Chief Operating Officer for a term of three years with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. Effective March 30, 2012, Mr. Norcross’ employment agreement was amended to reflect a change in his role to our President and Chief Operating Officer. Under the terms of the amended agreement, Mr. Norcross’s minimum annual base salary is $700,000, with an annual bonus target equal to 190% of his annual base salary (subject to certain pro-ration for calendar year 2012), with higher or lower amounts payable depending on performance relative to targeted results. Mr. Norcross is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and Mr. Norcross and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Norcross’s agreement further provides that he will not be required to report to any individual other than the chief executive officer who occupies that position on

December 29, 2009, and a breach of that provision will be considered a material breach of the agreement. Mr. Norcross is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

Mr. Norcross’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.

Michael D. Hayford

We entered into a three-year employment agreement with Mr. Hayford, effective March 31, 2009 and commencing immediately following the Metavante merger, to serve as our Corporate Executive Vice President and Chief Financial Officer, with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Hayford’s minimum annual base salary is $625,000, with an annual bonus target equal to 150% of his annual base salary, with higher or lower amounts payable depending on performance relative to targeted results. Mr. Hayford is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and Mr. Hayford and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Hayford is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee. Mr. Hayford’s employment agreement also contained provisions related to the payment of benefits upon certain termination events.

On December 10, 2012, the Company entered into a Separation, Non-Competition and Release Agreement pursuant to which Mr. Hayford will retire effective June 28, 2013 or, if earlier, upon his death, a termination by the Company based upon disability, or a date agreed to by us and Mr. Hayford (the “End Date”). Until the End Date, Mr. Hayford will continue to perform his Corporate Executive Vice President and Chief Financial Officer duties on an active full-time basis and will provide advice and assistance to aid in transition. Under the separation agreement, subject to satisfaction of certain conditions including Mr. Hayford’s execution of a full release, on the date that is six months following the End Date, the Company will pay to Mr. Hayford a lump sum cash payment of $6,336,000, plus a 2013 pro-rated bonus for service up to and including the End Date, based on Mr. Hayford’s 2013 bonus target of $937,500, as well as an amount equivalent to 36 months of premium payments for Consolidated Omnibus Budget Reconciliation Act (COBRA) coverage. In addition, partly as consideration for Mr. Hayford agreeing not to compete directly with the Company for two years following the End Date, the separation agreement provides that Mr. Hayford’s (i) vested and unvested stock options (the vesting of which was accelerated on December 10, 2012) to purchase shares of the Company’s common stock generally will remain exercisable for three years following the End Date, which, in the aggregate represent options to purchase 1,627,555 shares; and (ii) the vesting of restricted stock awards (a) granted in 2010 and 2011, representing 155,185 shares in the aggregate, fully accelerated on December 10, 2012, and (b) granted in 2012, representing 98,311 shares, will vest in the first quarter of 2014 if the Company achieves the award’s performance-based vesting criteria in 2013. Further information regarding this agreement is set forth in the “Potential Payments Upon Termination or Change in Control” section.

Michael P. Oates

We entered into a three-year employment agreement with Mr. Oates, effective October 1, 2009, as amended, to serve as our Corporate Executive Vice President, Chief Human Resources Officer, with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, as amended, Mr. Oates’s minimum annual base salary is $360,000, with an annual bonus target no less than 100% of his annual base salary. Mr. Oates is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and Mr. Oates and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Oates is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

Mr. Oates employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.

James W. Woodall

We entered into a three-year employment agreement with Mr. Woodall, effective October 1, 2009, to serve as our Senior Vice President and Chief Accounting Officer, with a provision for automatic annual extensions unless either party provides timely notice that the term should not be extended. Under the terms of the agreement, Mr. Woodall’s minimum annual base salary is $286,000, with an annual bonus target equal to no less than 50% of his annual base salary, with higher or lower amounts payable depending on performance relative to targeted results. Mr. Woodall is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and Mr. Woodall and his eligible dependents are entitled to medical and other insurance coverage we provide to our other top executives as a group. Mr. Woodall is also eligible to receive equity grants under our equity incentive plans, as determined by our compensation committee.

Mr. Woodall’s employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.

Brent B. Bickett

We entered into a three-year employment agreement with Mr. Bickett, effective July 2, 2008, as amended. We amended and restated, in its entirety, our employment agreement with Mr. Bickett, effective March 30, 2012. Under this new agreement, Mr. Bickett served as our Corporate Executive Vice President, Corporate Finance, through June 30, 2012, and as of July 1, 2012, served (and continues to serve) in a consulting capacity as a non-executive employee. The agreement will continue until the earlier of November 8, 2017, or the date that Mr. Bickett has exercised all of his Company stock options. Under the terms of the agreement, Mr. Bickett’s minimum annual base salary was $275,000 through June 30, 2012, and $1,000 commencing as of July 1, 2012. In addition, for 2012, he was entitled to a prorated annual bonus target equal to 150% of his annual base salary, with higher or lower amounts payable depending on performance relative to targeted results. Through June 30, 2012, Mr. Bickett and his eligible dependents were entitled to medical and other insurance coverage we provided to our other top executives as a group. Finally, partly as consideration for Mr. Bickett agreeing not to compete directly with the Company for the period beginning July 1, 2012, and ending November 7, 2015, effective as of March 30, 2012, the Company accelerated the vesting of (i) certain portions of restricted stock awards granted in 2010 and 2011, representing 58,859 shares and (ii) certain portions of stock options granted in 2010 and 2011, representing 93,915 shares.

Mr. Bickett’s amended employment agreement contains provisions related to the payment of benefits upon certain termination events. The details of these provisions are set forth in the “Potential Payments Upon Termination or Change in Control” section.

Annual Incentive Awards

In 2012, our compensation committee approved performance-based cash incentive award opportunities for our named executive officers. The performance-based cash incentive award opportunities are calculated by multiplying base salary by the product of the approved incentive percentage and the qualifying multiplier for each goal. More information about the annual incentive awards, including the targets and criteria for determining the amounts payable to our named executive officers, can be found in the “Compensation Discussion and Analysis” section.

Long-Term Equity Incentive Awards

In November 2012, our compensation committee approved grants of stock options and performance-based restricted stock to our named executive officers. More information about these long-term equity incentive awards can be found in the “Compensation Discussion and Analysis” section.

Salary and Bonus in Proportion to Total Compensation

The “Compensation Discussion and Analysis” section contains a table showing the proportion of our named executive officers’ salary to total compensation for 2012.

The following table sets forth information concerning unexercised stock options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2012:

Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Frank R. Martire	7/20/2010	—	—	—	—	61,729	$2,148,786
	10/29/2010	412,244	206,122	$27.10	10/29/2017
	11/7/2011	133,333	266,667	$25.66	11/7/2018	175,370	$6,104,630
	11/8/2012	—	230,344	$34.33	11/8/2019	163,851	$5,703,653

Gary A. Norcross	3/9/2005	293,207	—	$8.71	3/9/2015
	12/22/2006	134,640	—	$22.42	12/22/2014
	12/20/2007	538,560	—	$23.71	12/20/2014
	10/29/2008	470,000	—	$14.35	10/29/2015
	11/5/2009	450,000	—	$22.55	11/5/2016
	7/20/2010	—	—	—	—	40,330	$1,403,887
	10/29/2010	272,081	136,041	$27.10	10/29/2017
	11/7/2011	97,777	195,556	$25.66	11/7/2018	128,605	$4,476,740
	11/8/2012	—	153,563	$34.33	11/8/2019	109,234	$3,802,436

Michael D. Hayford(4)	07/20/2010	—	—	—	—
	10/29/2010	383,387	—	$27.10	10/29/2017
	11/7/2011	266,667	—	$25.66	11/7/2018
	11/8/2012	138,206	—	$34.33	11/8/2019	98,311	$3,422,206

Michael P. Oates	9/10/2007	44,880	—	$24.89	9/10/2015
	12/20/2007	89,760	—	$23.71	12/20/2014
	11/5/2009	80,000	—	$22.55	11/5/2016
	7/20/2010	—	—	—	—	8,642	$300,828
	10/29/2010	57,714	28,857	$27.10	10/29/2017
	11/7/2011	22,222	44,445	$25.66	11/7/2018	29,228	$1,017,427
	11/8/2012	—	35,319	$34.33	11/8/2019	25,124	$874,566

James W. Woodall	07/07/2008	27,000		$19.74	07/07/2015
	11/05/2009	33,000		$22.55	11/05/2016
	07/20/2010					3,087	$107,458
	10/29/2010	20,612	10,306	$27.10	10/29/2017
	11/07/2011	8,889	17,778	$25.66	11/07/2018	11,691	$406,964
	11/8/2012	—	15,356	$34.33	11/8/2019	10,923	$380,230

Brent B. Bickett(5)	8/19/2005	24,952	—	$17.25	8/19/2015
	12/20/2007	203,455	—	$23.71	12/20/2014
	10/29/2010	148,408	—	$27.10	10/29/2017
	11/7/2011	66,667	—	$25.66	11/7/2018

(1)	The unvested options listed above vest annually over a three-year period from the date of the grant.
(2)

The restricted stock awards granted on July 20, 2010 are performance-based as well as time-based with vesting over a three-year period. Other than with respect to Mr. Hayford (see Note (4)), the restricted stock awards granted on November 7, 2011 vest ratably over a three-year period from the original grant date contingent on reaching certain operating income during the period from January 1, 2012 to December 31, 2012. Other than with respect to Mr. Hayford (see Note (4)), the restricted stock awards granted on November 8, 2012 vest ratably over a three-year period from the original grant date contingent on reaching certain operating income during the period from January 1, 2013 to December 31, 2013.
(3)	Market value of unvested restricted stock awards is based on a closing price of $34.81 for a share of our common stock on the New York Stock Exchange on December 31, 2012.
(4)	In connection with entering into a Separation, Non-Competition and Release Agreement on December 10, 2012, pursuant to which Mr. Hayford will retire effective June 28, 2013, we agreed to vest the following portions of his outstanding FIS equity awards on December 10, 2012: (i) the vesting of restricted stock awards (a) granted in 2010 and 2011, representing 155,185 shares in the aggregate, fully accelerated on December 10, 2012, and (b) granted in 2012, representing 98,311 shares, will occur in the first quarter of 2014 subject to the Company’s achievement of certain performance metrics in 2013; (ii) the remaining unvested portions of the 2010 and 2011 option grants that aggregate 305,574 shares and (iii) the 2012 option grant for 138,206 shares.
(5)	In connection with Mr. Bickett’s transition to a non-executive employee position with FIS, we agreed to vest the following portions of his outstanding FIS equity awards on March 30, 2012: (i) the portions of the stock option award granted November 7, 2011 that would have vested on November 7, 2013 and November 7, 2014, relating to 22,222 and 22,223 shares, respectively; (ii) the portion of the stock option award granted October 29, 2010 that would have vested on October 29, 2013, relating to 49,470 shares; (iii) the restricted stock award granted November 7, 2011 that would have vested in 2013 and 2014, relating to 29,228 aggregate shares; (iv) the portion (14,816 shares) of the performance share award granted July 20, 2010 that would have vested on February 21, 2013 if the performance goals were achieved; and (v) the portion of the restricted stock award granted July 20, 2010 that would have vested on July 20, 2013, consisting of 14,815 shares.

The following table sets forth information concerning each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the fiscal year ended December 31, 2012 for each of the named executive officers on an aggregated basis:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Frank R. Martire	2,085,408	$31,550,550	187,126	$6,079,085
Gary A. Norcross			89,243	$2,877,583
Michael D. Hayford	1,510,203	$22,638,718	216,555	$7,611,746
Michael P. Oates	25,458	$434,851	17,857	$574,956
James W. Woodall	47,000	$970,376	6,649	$214,376
Brent B. Bickett	527,263	$7,276,170	90,948	$2,984,201

The following table sets forth information with respect to the named executive officers’ accounts under our nonqualified deferred compensation plans:

Nonqualified Deferred Compensation

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Losses) in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Frank R. Martire	—	—	—	—	—	—
Gary A. Norcross	Deferred Comp Plan	—	—	10,537	—	86,427
Michael D. Hayford	—	—	—	—	—	—
Michael P. Oates	—	—	—	—	—	—
James W. Woodall	—	—	—	—	—	—
Brent B. Bickett	—	—	—	—	—	—

(1)	Represents the increase in the executive’s interest in 2012.

The Deferred Compensation Plan

Our named executive officers are eligible to participate in the FIS Nonqualified Deferred Compensation Plan, which is a nonqualified elective deferred compensation plan. The named executive officers may elect to defer up to 75% of their base salary, bonuses, and/or commissions on a pre-tax basis. Because the Company does not contribute matching dollars, deferrals and related earnings are not subject to vesting conditions.

Participants’ accounts are bookkeeping entries only and participants’ benefits are unsecured. Participants’ accounts are credited or debited daily based on the performance of hypothetical investments selected by the participant, and may be changed on any business day. The funds from which participants may select hypothetical investments, and the 2012 rates of return on these investments, are listed in the following table:

Name of Fund	2012 Rate of Return	Name of Fund	2012 Rate of Return
Nationwide NVIT Money Market V	0.00	American Funds IS Growth 2	17.89
PIMCO VIT Real Return	8.76	T. Rowe Price Mid Cap Growth II	13.62
PIMCO VIT Total Return	9.60	Royce Capital Small Cap	12.50
LASSO Long and Short Strategic Opportunities	7.79	Vanguard VIF Small Company Growth	14.65
T. Rowe Price Equity Income II	16.92	MFS VIT II International Value SVC	15.93
Dreyfus Stock Index	15.74	American Funds IS International 2	17.91
Goldman Sachs VIT Mid Cap Value	18.47

Upon retirement, which generally means separation of employment after attaining age sixty, an individual may elect either a lump sum withdrawal or installment payments over 5, 10 or 15 years. Similar payment elections are available for pre-retirement survivor benefits. In the event of a termination prior to retirement, distributions are paid over a five-year period. If elected, an individual will receive a lump sum payment upon a separation from service during the twenty-four month period following a change in control. An individual may also elect to receive a lump sum payment upon a change in control. Account balances at the time of first valuation following termination less than the limit under Section 402(g) of the Internal Revenue Code, which was $17,000 in 2012, will be distributed in a lump sum. Participants can elect to receive in-service distributions if they establish a special account under the plan and specify a future date on which that benefit is to be paid. These payments would equal the value of the account as of the January 31 following the plan year designated by the participant, and would be paid within two and one-half months following the end of that plan year. The participant may also petition us to suspend elected deferrals, and to receive partial or full payout under the plan, in the event of an unforeseeable financial emergency, provided that the participant does not have other resources to meet the hardship.

Plan participation continues until all benefits under the plan have been paid.

Deferral amounts that were vested on or before December 31, 2004 are generally not subject to Section 409A and are governed by more liberal distribution provisions that were in effect prior to the passage of Section 409A. For example, a participant may withdraw these grandfathered amounts at any time, subject to a withdrawal penalty of ten percent, or may annually change the payment elections for these grandfathered amounts.

Potential Payments Upon Termination or Change in Control

In this section, we discuss the nature and estimated value of payments and benefits we would provide to our named executive officers in the event of termination of employment or a change in control. The amounts described in this section are what would be due under our named executive officers’ employment agreements and our compensation and benefit plans and agreements if employment had terminated or a change in control had occurred on December 31, 2012. The types of termination situations include a voluntary termination by the executive, with or without good reason, a termination by us either for cause or not for cause, and termination in the event of disability or death. We also describe the estimated payments and benefits that would be provided upon a change in control without a termination of employment. The actual payments and benefits that would be provided would be based on the named executive officers’ compensation and benefit levels at the time of the termination of employment or change in control and the value of accelerated vesting of stock-based awards would depend on the value of the underlying stock.

For each type of employment termination, the named executive officers would be entitled to benefits that are available generally to our domestic salaried employees, such as distributions under our 401(k) savings plan, certain disability benefits and accrued vacation. We have not described or provided an estimate of the value of any payments or benefits under plans or arrangements that do not discriminate in scope, terms or operation in favor of a named executive officer and that are generally available to all salaried employees. These plans are discussed in the “Compensation Discussion & Analysis” section, the Pension Benefits table and the Nonqualified Deferred Compensation table and accompanying narratives.

Potential Payments under Employment Agreements

As discussed previously, we have entered into employment agreements with each of our named executive officers and a Separation, Non-Competition and Release Agreement with Mr. Hayford (which is described in the next section). The employment agreements contain provisions for the payment of severance benefits following certain termination events. Following is a summary of the payments and benefits our named executive officers (other than Mr. Hayford) would receive in connection with various employment termination scenarios under their agreements in effect on December 31, 2012. References in this section to “all” named executive officers are intended to include all of our named executive officers other than Mr. Hayford.

If a named executive officer’s employment is terminated for any reason, we will pay any earned but unpaid base salary and, any expense reimbursement payments owed and, any earned but unpaid annual bonus payments relating to the prior year, which we refer to as “accrued obligations.” Additionally, in the case of all named executive officers, if a named executive officer’s employment is terminated other than due to death and the termination is by us for any reason other than for cause or the executive’s disability, or by the executive for good reason, then the executive is entitled to receive:

•	a prorated annual bonus, based on the actual bonus that would have been earned in the year of termination had the executive still been employed;

•

in the case of Messrs. Martire and Norcross, a lump sum payment equal to 300% of the sum of the executive’s (1) annual base salary and (2) the highest annual bonus paid to the executive within the three years preceding his termination or, if higher, the target bonus opportunity in the year in which the termination of employment occurs;

•

in the case of Messrs. Oates and Woodall, a lump sum payment equal to 200% of the sum of the executive’s (1) annual base salary and (2) the highest annual bonus paid to the executive within the three years preceding his termination or, if higher, the target bonus opportunity in the year in which the termination of employment occurs;

•

in the case of Mr. Bickett, if his termination had occurred prior to the payment of the annual bonus for 2012, a lump sum payment equal to his annual bonus for 2012 based upon the actual annual bonus that would have been earned for 2012;

•

in the case of Mr. Martire, immediate vesting and/or payment of all equity awards other than performance awards, which vest pursuant to their express terms, and all stock options remain exercisable for five years following termination or, if sooner, until the end of the option term;

•	in the case of Messrs. Norcross, Oates, Woodall and Bickett, immediate vesting and/or payment of all equity awards other than performance awards, which vest pursuant to their express terms;

•

in the case of all named executive officers other than Mr. Bickett, COBRA coverage (so long as the executive pays the premiums) for a period of three years or, if earlier, until eligible for comparable benefits from another employer, plus a lump sum cash payment equal to the sum of thirty-six monthly COBRA premium payments; and

•	with respect to Messrs. Martire, Norcross, Oates, and Woodall the right to convert any life insurance into an individual policy, plus a lump sum cash payment equal to thirty-six months of premiums.

If employment terminates due to death or disability, the following would be provided:

•	any accrued obligations;

•	in the case of all named executive officers other than Mr. Bickett:

•	a prorated annual bonus based on the target annual bonus opportunity in the year in which the termination occurs or the prior year if no target annual bonus opportunity has yet been determined; and

•	the unpaid portion of the executive’s annual base salary for the remainder of the employment term;

•	in the case of Mr. Bickett, if unpaid, a prorated 2012 annual bonus based upon the target annual bonus opportunity in the year in which the termination occurs; and

•

in the case of Mr. Martire, immediate vesting and/or payment of outstanding equity awards, and options will remain outstanding for five years following the termination date or, if sooner, until the end of the option term.

In addition, in the case of all named executive officers other than Mr. Bickett, the employment agreements provide for supplemental disability insurance sufficient to provide at least 2/3 of the executive’s pre-disability base salary. For purposes of the agreements, an executive will be deemed to have a “disability” if he is entitled to receive long-term disability benefits under our long-term disability plan.

Under each of the employment agreements, “cause” means the executive’s:

•	persistent failure to perform duties consistent with a commercially reasonable standard of care;

•	willful neglect of duties;

•	conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty;

•	material breach of the employment agreement, and in the case of Mr. Norcross, material breach of our business policies, accounting practices or standards of ethics; or

•	impeding or failing to materially cooperate with an investigation authorized by our board.

The employment agreements define “good reason” as:

•	except with respect to Messrs. Bickett and Woodall, a material diminution in the executive’s position or title or the assignment of duties materially inconsistent with the executive’s position;

•

in the case of Mr. Woodall, a material diminution in the executive’s position or title or managerial authority, duties or responsibilities or the conditions under which such duties or responsibilities are performed;

•	a material diminution in the executive’s annual base salary or annual bonus opportunity (or, for Mr. Bickett, his 2012 annual bonus opportunity);

•	our material breach of any of our obligations under the employment agreement;

•

except with respect to Messrs. Norcross, Bickett and Woodall, within six months immediately preceding or within two years immediately following a change in control: (A) a material adverse change in the executive’s status, authority or responsibility; (B) a material adverse change in the position to whom the executive reports, or, to the executive’s service relationship or the conditions under which the executive performs his duties as a result of such reporting structure change; (C) a material diminution in the budget over which the executive has managing authority; or (D) a material change in the geographic location of the executive’s principal place of employment;

•

in the case of Messrs. Norcross and Woodall, a material adverse change in the position to whom the executive reports or a material diminution in the managerial authority, duties or responsibilities of the person in that position, or a material change in the geographic location of the executive’s principal place of employment;

•

in the case of Mr. Norcross, our giving him notice of our intent not to extend the term of his agreement at any time during the one-year period following a change in control or our failure to obtain the assumption of his employment agreement by any successor; or

•	in the case of Mr. Martire, removal of the executive from his position as a director or the failure of the Board of Directors to nominate him as a director.

To qualify as a “good reason” termination, the executive must provide notice of the termination within 90 days of the date he first knows the event has occurred, or, if applicable with respect to Mr. Martire, if the event predates a change in control, within 90 days of the change in control. We have 30 days to cure the event.

Except with respect to Mr. Norcross and Mr. Bickett, where applicable, the employment agreements define “change in control” as:

•	an acquisition by an individual, entity or group of more than 50% of our voting power;

•

a merger or consolidation in which FIS is not the surviving entity, unless our shareholders immediately before the transaction hold more than 50% of the combined voting power of the resulting corporation after the transaction;

•

a reverse merger in which FIS is the surviving entity but in which more than 50% of the combined voting power is transferred to persons different from those holding the securities immediately before the merger;

•	during any period of two consecutive years during the employment term, a change in the majority of our board, unless the changes are approved by 2/3 of the directors then in office;

•

a sale, transfer or other disposition of our assets that have a total fair market value equal to or more than 1/3 of the total fair market value of all of our assets immediately before the sale, transfer or disposition, other than a sale, transfer or disposition to an entity (1) which immediately after the sale, transfer or disposition owns 50% of our voting stock or (2) 50% of the voting stock of which is owned by us after the sale, transfer or disposition; or

•	our shareholders approve a plan or proposal for the complete liquidation or dissolution of FIS.

Mr. Norcross’s employment agreement defines “change in control” as a change in the ownership or effective control of FIS or a change in control of a substantial portion of the assets of FIS within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

Each executive’s employment agreement also provides that, if payments or benefits to be provided to the executive in connection with his termination of employment would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive may elect to reduce any payments or benefits to an amount equal to one dollar less than the amount that would be considered a parachute payment under Section 280G of the Internal Revenue Code. The agreements do not provide for any excise tax gross-up payments.

The agreements also provide us and our shareholders with important protections and rights, including the following:

•	severance benefits under the agreements are conditioned upon the executive’s execution of a full release of FIS and related parties, thus limiting our exposure to lawsuits from the executive;

•

except with respect to Mr. Norcross and Mr. Bickett, during his employment with us and in the one-year period following termination of employment, the executive is prohibited from competing with us and from soliciting our customers, suppliers or employees on behalf of a competitor, unless his employment is terminated by us without cause or, by him for good reason or the termination is due to our decision not to extend the employment agreement term;

•

in the case of Mr. Bickett, during his employment with us and through November 7, 2015, Mr. Bickett is prohibited from competing with us and from soliciting our customers, suppliers or employees on behalf of a competitor, unless his employment is terminated by us without cause or by him for good reason, and except that he is not precluded from working for Fidelity National Financial, Inc., its affiliates or successors, Lender Processing Services, Inc., its affiliates or their successors, or the Company, its affiliates or their successors if his employment agreement is assumed by a third party;

•

in the case of Mr. Norcross, during his employment with us and in the one-year period following termination of employment, he is prohibited from competing with us and from soliciting our customers, suppliers or employees on behalf of a competitor, unless his employment is terminated by us without cause, or by him for good reason, unless the “good reason” event was our giving him notice of our intent not to extend his term at any time during the one year period following a change in control or our failure to obtain assumption of his agreement by a successor (however if the other “good reason” events specified in Mr. Norcross’s employment agreement occurred within one-year of our change in control, he will be subject to the non-competition and non-solicitation prohibition); and

•	the executive is prohibited during employment and at all times thereafter from sharing confidential information and trade secrets.

Potential Payments under Mr. Hayford’s Separation, Non-Competition and Release Agreement

As described above, on December 10, 2012, the Company entered into a Separation, Non-Competition and Release Agreement pursuant to which Mr. Hayford will retire effective June 28, 2013 or, if earlier, upon his death, a termination by the Company based upon disability, or a date agreed to by us and Mr. Hayford (the “End

Date”). Pursuant to his Separation, Non-Competition and Release Agreement, on the date that is six months following the End Date, the Company will pay to Mr. Hayford a lump sum cash payment of $6,336,000, plus a 2013 pro-rated bonus for service up to and including the date of his termination, based on Mr. Hayford’s 2013 bonus target of $937,500, as well as an amount equivalent to 36 months of premium payments for Consolidated Omnibus Budget Reconciliation Act (COBRA) coverage. In addition, on the date of his termination, the Company will pay any earned but unpaid base salary and any expense reimbursement payments owed and any earned.

The Separation, Non-Competition and Release Agreement also provides us and our shareholders with important protections and rights, including the following:

•	severance benefits under the agreement are conditioned upon Mr. Hayford’s execution of a full release of FIS and related parties, thus limiting our exposure to lawsuits from the executive;

•

during his employment with us and in the two-year period following termination of employment, Mr. Hayford is prohibited from competing with us and soliciting our customers, suppliers or employees on behalf of a competitor, provided that during the last 12 months of the two-year period, the covenants only apply with respect to certain entities; and

•	Mr. Hayford is prohibited during employment and at all times thereafter from sharing confidential information and trade secrets.

Potential Payments under Stock Plans

In addition to the post-termination rights and obligations provided in the employment agreements, our stock incentive plans, including the Plan and the Metavante plan, provide for the potential acceleration of vesting and, if applicable, payment of equity awards in connection with a change in control. Under the Plan, outstanding options become immediately exercisable and any restrictions imposed on restricted stock lapse upon a change in control. Under the Metavante plan, except as otherwise provided in an award agreement, if the participant’s employment is terminated by us other than for cause within two years after our change in control, all outstanding awards become immediately vested, except that performance based awards will vest at target levels. The named executive officers’ restricted stock award agreements also provide that their awards vest upon termination of their employment by reason of death or disability or upon termination of employment by us without cause, except that 2010 awards that contain performance vesting conditions only vest if the performance conditions have been satisfied as of the date of termination.

For purposes of the Plan, the term “change in control” means the occurrence of any of the following events:

•	an acquisition by an individual, entity or group of 25% or more of our voting power;

•

consummation of a reorganization, merger, consolidation or sale of all or substantially all of our assets, which we refer to as a “business combination” of FIS, unless, immediately following such business combination, (i) the persons who were the beneficial owners of our voting stock immediately prior to the business combination beneficially own more than 50% of our then outstanding shares, (ii) no person, entity or group beneficially owns 25% or more of the then outstanding shares of common stock of the entity resulting from that business combination, and (iii) at least a majority of the members of the board of directors of the entity resulting from the business combination were members of our incumbent board;

•

during any period of two consecutive years, the individuals who, at the beginning of such period, constitute our board of directors cease for any reason to constitute at least a majority of the board of directors; or

•	our shareholders approve a plan or proposal for the liquidation or dissolution of FIS.

For purposes of the Metavante plan, the term “change in control” means, with respect to awards granted on or after the Merger: (i) the definition of change of control contained in the award agreement or (ii) in the case of an award the award agreement of which does not define change of control, a “change in control” as defined in the Plan.

Estimated Payments and Benefits upon Termination of Employment

Our estimate of the cash severance amounts that would be provided to the named executive officers assumes that their employment terminated December 31, 2012. The severance amounts do not include a prorated 2012 annual incentive since the named executive officers would have been paid based on their service through the end of the year and therefore would have received the amount whether or not the termination occurred. Any cash severance payments would be paid in a lump sum following the termination of employment.

For a termination of employment by us not for cause or a termination by the executive for good reason (or in the case of Mr. Hayford, a termination earlier than June 28, 2013, either due to death, disability, or by mutual agreement), the following payments would be made under the named executive officers’ employment agreements: Mr. Martire $14,014,233; Mr. Norcross $8,278,987; Mr. Hayford $6,371,902; Mr. Oates $2,121,187; Mr. Woodall $1,486,387; and Mr. Bickett $314,847.

Upon a termination of these executives’ employment due to death or disability, the following payments would have been made: Mr. Martire $2,750,000; Mr. Norcross $1,925,000: Mr. Hayford $1,718,750; Mr. Oates $990,000; Mr. Woodall $941,050; and Mr. Bickett $314,847.

Estimated Equity Values

As disclosed in the Outstanding Equity Awards at Fiscal Year-End table, the named executive officers had outstanding unvested stock options and restricted stock awards as of December 31, 2012.

Except with respect to the termination events set forth below, all unvested stock options, restricted stock and performance share awards would expire at the employment termination date. The following estimates are based on a stock price of $34.81 per share, which was the closing price of our common stock on December 31, 2012. The stock option amounts reflect the excess of this share price over the exercise price of the unvested stock options that would vest. The restricted stock amounts were determined by multiplying the number of shares that would vest by $34.81.

The estimated value of the stock options held by the named executive officers that would vest upon a change in control or a termination by the Company of each executive’s employment without cause or by the executives for good reason would be as follows: Mr. Martire $4,139,769; Mr. Norcross $2,911,924; Mr. Hayford $0; Mr. Oates $646,112; Mr. Woodall $249,499; and Mr. Bickett $0. The estimated value of restricted stock and performance share awards held by the named executive officers that would vest upon a change in control would be as follows: Mr. Martire $13,957,070; Mr. Norcross $9,683,063; Mr. Hayford $3,422,206; Mr. Oates $2,192,821; Mr. Woodall $894,652; and Mr. Bickett $0. The estimated value of restricted stock and performance share awards held by the named executive officers that would vest upon a termination by the Company of each executive’s employment without cause or by the executive for good reason would be as follows: Mr. Martire $13,957,070; Mr. Norcross $9,683,063; Mr. Hayford $3,422,206; Mr. Oates $2,192,821; Mr. Woodall $894,652; and Mr. Bickett $0.

The estimated value of the stock options held by the named executive officers that would vest upon a termination due to death or disability would be as follows: Mr. Martire $4,139,769; Mr. Norcross $2,911,924; Mr. Hayford $0; Mr. Oates $646,112; Mr. Woodall $249,499; and Mr. Bickett $0. The estimated value of restricted stock and performance share awards held by the named executive officers that would vest upon a termination due to death or disability would be as follows: Mr. Martire $2,058,975; Mr. Norcross $1,360,886;

Mr. Hayford $95,061; Mr. Oates $294,889; Mr. Woodall $108,430; and Mr. Bickett $0. The estimates assume that the applicable restricted stock and performance share awards’ performance goals were achieved.

Compensation Committee Interlocks and Insider Participation

The compensation committee is currently composed of Richard N. Massey (Chair), James C. Neary and David K. Hunt. During fiscal year 2012, no member of the compensation committee was a former or current officer or employee of FIS or any of its subsidiaries. In addition, during fiscal year 2012, none of our executive officers served (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on the compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our board.

Discussion of our Compensation Policies and Practices as They Relate to Risk Management

We reviewed our compensation policies and practices for all employees, including our named executive officers, and determined that our compensation programs are not reasonably likely to have a material adverse effect on our company. In conducting the analysis, we reviewed the structure of our executive, non-officer and sales commission incentive programs and the internal controls and risk abatement processes that are in place for each program. We also reviewed data compiled across our corporate, sales and marketing, financial solutions, global commercial, payment solutions and international solutions segments relative to total revenue, total compensation expenses and variable compensation expenses.

We believe that several design features of our executive compensation program mitigate risk. We set base salaries at levels that provide our employees with assured cash compensation that is appropriate to their job duties and level of responsibility and that, when taken together with incentive awards, motivate them to perform at a high level without encouraging inappropriate risk taking to achieve a reasonable level of secure compensation.

With respect to our executives’ incentive opportunities, we believe that our use of measurable corporate financial performance goals, multiple performance levels and minimum, target and maximum achievable payouts, together with the compensation committee’s discretion to reduce awards, serve to mitigate excessive risk-taking. The risk of overstatement of financial figures to which incentives are tied is mitigated by the compensation committee’s review and approval of the awards and payments under the awards, the potential clawback if required under the Sarbanes-Oxley Act with respect to the chief executive officer and chief financial officer, our ability to clawback overpayments of incentive-based compensation if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements, and the internal and external review of our financials. We also believe that our balance of stock options, restricted stock and performance shares and use of multi-year vesting schedules in our long-term incentive awards encourages recipients to deliver incremental value to our shareholders and aligns their interests with our sustainable long-term performance, thereby mitigating risk. In addition, in 2009 we increased required stock ownership multiples for some of our executives and included stock retention requirements in our restricted stock awards, both of which help to align our executives’ interests with our long-term performance and mitigate risk.

With respect to our non-officer incentive program, we believe that our use of measureable corporate financial performance goals and maximum payouts serve to mitigate excessive risk-taking. The risk of overstatement of financial figures or individual goals is mitigated by the fact that the awards and payments under the awards are subject to internal review and approval and that numbers must agree to our financial statements.

Our sales commission incentive program is based on revenue generation and new sales contract value, which are critical to our performance. With respect to our sales commission incentive program, we believe that our detailed individual sales planning, tracking and review by the finance manager, and identification and review of outliers mitigates excessive risk taking. In addition, the sales commission incentive program is subject to several levels of review and approval and numbers must agree to our financial statements.

Director Compensation

Until March 30, 2012, William P. Foley, II served as Chairman of the Board and received an annual Chairman fee of $500,000, payable quarterly, as well as $2,000 for each Board meeting attended. On April 1, 2012, with his new position, his retainer was reduced to $300,000 per year. Effective March 30, 2012, our Chief Executive Officer, Mr. Martire, was promoted to Chairman of the Board and Chief Executive Officer, and Mr. Foley became Vice Chairman of the Board. In consideration of Mr. Foley’s agreement to run for re-election in 2012 as a director of FIS, his agreement to enter into a non-competition agreement in our favor, and his agreement to accept the role of Vice Chairman of the Board, Mr. Foley received a cash payment of $9,500,000 and his equity awards that would have vested after 2012 (consisting of 121,963 shares of restricted stock, 40,124 performance shares and 258,425 stock options) were accelerated and vested. The decision to provide the cash payment and to accelerate the equity awards was based, primarily, on the Board’s belief that the Company would be greatly benefited by Mr. Foley’s continued service on the FIS Board, given his valuable insight, experience, knowledge and industry relationships, and his agreement not to compete against the Company, particularly as it relates to our two, chief competitors. The Board also considered the likelihood that Mr. Foley’s equity awards would have been earned by in 2013 and 2014 regardless of any acceleration. The non-competition agreement provides that, while Mr. Foley is a member of the Board, he will not directly or indirectly engage in any business that is directly competitive with our or our affiliates’ principal business, or solicit our or our affiliates’ customers, suppliers or employees. The non-competition agreement further provides that, for the two-year period after Mr. Foley ceases to serve as a member of the Board, he will not become a director, employee, consultant, advisor, principal, partner or substantial shareholder of certain of our principal competitors. Working directly or indirectly for FNF, its affiliates or successors will not be considered a violation of Mr. Foley’s non-competition covenants.

In 2012, the lead director received an annual retainer of $110,000, payable quarterly, and all other non-employee directors received an annual retainer of $80,000, payable quarterly, plus $2,000 for each board meeting, audit committing meeting, and compensation committee meeting attended. The Chairman and each member of the audit committee received an additional annual fee, payable quarterly, of $40,000 and $25,000, respectively, for their service on the audit committee and a special audit committee stipend fee of $10,000 per quarter based on additional regulatory oversight. The Chairman and each member of the compensation committee and the corporate governance and nominating committee received an additional annual fee, payable quarterly, of $20,000 and $12,000, respectively, for their service on such committees. In addition, Mr. Foley received an incentive award of 15,356 options and a performance-based restricted stock award of 10,923 shares, Mr. Massey received an incentive award of 7,371 options and a performance-based restricted stock award of 5,243 shares and each other non-employee director received an incentive award of 5,835 options and a performance-based restricted stock award of 4,151 shares. The options were granted under the Plan, have a seven-year term, have an exercise price equal to the fair market value of a share on the date of grant, and vest proportionately each year over three years from the date of grant based upon continued service on our Board. The restricted stock awards vest over three years and are subject to certain performance measures from January 1, 2013 through December 31, 2013, which must be achieved prior to the annual vesting. We also reimburse each non-employee director for all reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. Each non-employee member of our Board is eligible to participate in our deferred compensation plan, which permits Board members to defer their Board and committee fees.

In addition, Mr. Hughes and Mr. Hunt participate in Certegy’s Deferred Compensation Plan for non-employee directors, or the non-employee director plan. Under the plan, participants may defer and be deemed to invest up to 100% of their director’s fees in either a phantom stock fund representing our common stock or in an interest bearing account. All deferred fees are held in our general funds and are paid in cash. Both Mr. Hughes and Mr. Hunt deferred fees through December 31, 2006 and elected to invest those fees in the Company’s phantom stock fund under the plan. Dividends on the phantom shares held in the non-employee director plan are reinvested in additional phantom shares. In general, deferred amounts are not paid until after the director terminates service on our Board, at which time he will be paid either in a lump sum or in annual payments over not more than ten years, as elected by the director.

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ending December 31, 2012:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)(5)	All Other Compensation ($)(6)	Total ($)
William P. Foley, II	362,000	374,987	124,928	9,500,000	10,361,915
Thomas M. Hagerty	92,000	142,504	47,470	—	281,974
Keith W. Hughes	219,000	142,504	47,470	—	408,974
David K. Hunt	240,000	142,504	47,470	—	429,974
Stephan A. James	195,000	142,504	47,470	—	384,974
Richard N. Massey	178,000	179,992	59,967	—	417,959
James C. Neary	140,000	142,504	47,470	—	329,974

(1)	Represents portions of annual board and committee retainers which directors elected to receive in cash and meeting fees. Mr. Hunt deferred 100% of his fees in 2012.
(2)	Represents the grant date fair value of stock awards granted during 2012 and calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to our consolidated financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2013.
(3)	The aggregate number of shares subject to stock awards outstanding on December 31, 2012 for each director was as follows: 10,923 for Mr. Foley; 10,755 for Mr. Hagerty; 10,755 for Mr. Hughes; 10,755 for Mr. Hunt; 10,755 for Mr. James; 11,847 for Mr. Massey and 10,755 for Mr. Neary.
(4)	Represents the grant date fair value of stock option awards granted during 2012 and calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 16 to our consolidated financial statements for the fiscal year ended December 31, 2012 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2013.
(5)	The aggregate number of shares subject to stock option awards outstanding on December 31, 2012 for each director was as follows: 15,356 for Mr. Foley; 132,100 for Mr. Hagerty; 88,048 for Mr. Hughes; 66,506 for Mr. Hunt; 64,326 for Mr. James; 111,126 for Mr. Massey and 64,731 for Mr. Neary.
(6)	Cash payment made to Mr. Foley in 2012 in consideration of his agreement to (i) run for re-election in 2012 as a director, (ii) enter into a non-competition agreement in our favor, and (iii) accept the role of Vice Chairman of the Board.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Policy

Our Board approved our amended and restated set of Corporate Governance Guidelines in February 2008. Our Corporate Governance Guidelines are intended to provide, along with the charters of the committees of our Board, a framework for the functioning of our Board and its committees and to establish a common set of expectations as to how our Board should perform its functions. The Corporate Governance Guidelines address, among other things, the composition of our Board, the selection of directors, the functioning of our Board, the committees of our Board, the evaluation and compensation of directors and the expectations of directors, including ethics and conflicts of interest. The Corporate Governance Guidelines specifically provide that a majority of the members of our Board must be independent directors who our Board has determined have no material relationship with us and who otherwise meet the independence criteria established by the New York Stock Exchange, or NYSE, and any other applicable independence standards. The Board reviews these guidelines and other aspects of our governance at least annually. A copy of our Corporate Governance Guidelines is available for review on the Investor Relations page of our website at www.fisglobal.com. Shareholders may also obtain a copy by writing to the Corporate Secretary at the address set forth under “Available Information” on page 77.

Code of Business Conduct and Ethics

On February 13, 2008, our Board adopted an amended and restated Code of Business Conduct and Ethics, or Code of Conduct, which is applicable to all our directors, officers and employees. The purpose of the Code of Conduct is to: (i) promote honest and ethical conduct, including the ethical handling of conflicts of interest; (ii) promote full, fair, accurate, timely and understandable disclosure; (iii) promote compliance with applicable laws and governmental rules and regulations; (iv) ensure the protection of our legitimate business interests, including corporate opportunities, assets and confidential information; and (v) deter wrongdoing. Our reputation for integrity is one of our most important assets and each of our employees and directors is expected to contribute to the care and preservation of that asset. Any waiver of or amendments to the Code of Conduct with respect to the CEO or any Senior Financial Officer must be approved by the Audit Committee of the Board, and will be promptly disclosed to the extent required under applicable law, rule or regulation.

Our Code of Conduct is available for review on the Investor Relations page of our website at www.fisglobal.com. Shareholders may also obtain a copy of the Code of Conduct by writing to the Corporate Secretary at the address set forth under “Available Information” on page 77.

The Board

Our Board met seven times in 2012, of which four were regularly scheduled meetings and three were unscheduled meetings. All directors attended 90% of the meetings of our Board and of the committees on which they served during 2012. Our non-management directors also met periodically in executive sessions without management. We do not, as a general matter, require our Board members to attend our annual meeting of shareholders, although each of our directors is invited to attend our 2013 annual meeting. No member of our Board attended the 2012 annual meeting of shareholders.

Director Independence

During 2012, seven of the eight members of our board were non-employees. At its meeting on January 29, 2013, our Board determined that six of the non-employee members of our Board (Thomas M. Hagerty, Keith W. Hughes, David K. Hunt, Stephan A. James, Richard N. Massey and James C. Neary) are independent under the criteria established by the NYSE and our corporate governance guidelines. On April 1, 2013, our Board determined that James B. Stallings also is independent under the criteria established by the NYSE and our corporate governance guidelines.

Committees of the Board

Our Board has four standing committees, namely an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee. In addition, on January 21, 2013, at the recommendation of the audit committee, the Board approved the formation of a fifth standing committee, the risk committee, which will assist the Board in its oversight of executive management’s responsibilities for the management of the Company’s operational, information security, compliance, marketing and reputational risks. The charter of each of the audit, compensation and corporate governance and nominating committee is available on the Investor Relations page of our website at www.fisglobal.com. Shareholders also may obtain a copy of any of these charters by writing to the Corporate Secretary at the address set forth under “Available Information” on page 77.

Corporate Governance and Nominating Committee

The members of the corporate governance and nominating committee are Keith W. Hughes (Chair), Richard N. Massey and James C. Neary. Each of Messrs. Hughes, Massey and Neary was deemed to be independent by our Board, as required by the NYSE. The corporate governance and nominating committee met two times in 2012. The primary functions of the corporate governance and nominating committee, as identified in its charter, are to identify and recommend to the Board qualified individuals to be nominated for election as directors, to advise and assist the Board with respect to corporate governance matters and to oversee the evaluation of the Board and management.

To fulfill these responsibilities, the committee periodically assesses the collective requirements of our Board and makes recommendations to our Board regarding its size, composition and structure. In determining whether to nominate an incumbent director for reelection, the corporate governance and nominating committee evaluates each incumbent director and director candidate in light of the committee’s assessment of the talents, skills and other characteristics needed to ensure the effectiveness of the Board.

When a need for a new director to fill a new Board seat or vacancy arises, the committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, including engaging director search firms. The committee reviews the qualifications of each candidate. Final candidates are generally interviewed by one or more committee members. The committee makes a recommendation to our Board based on its review, the results of interviews with the candidate and all other available information. The Board makes the final decision on whether to invite the candidate to join our Board, which is extended through the Chair of the corporate governance and nominating committee and the Chairman of our Board.

The corporate governance and nominating committee reviews and develops criteria for the selection of qualified directors. At a minimum, a director should have high moral character and personal integrity and the ability to devote sufficient time to carry out the duties of a director, should have demonstrated accomplishment in his or her field and should be at least 21 years of age. In addition to these minimum qualifications in evaluating candidates, the members of the corporate governance and nominating committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate, taking into account the then-current composition of our Board. These factors may include whether the candidate is independent and able to represent the interests of the Company and its shareholders as a whole; a candidate’s personal qualities and characteristics, accomplishments and reputation in the business community; a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to us and our Board; the candidate’s ability to fulfill the responsibilities of a director and member of one or more of our standing Board committees; the candidate’s other board of directors and committee commitments; and whether the candidate is financially literate or a financial expert. Candidates are also considered in the context of the current composition of the Board, including the mix of talents, skills and other characteristics needed to maintain our Board’s effectiveness, as well as the diversity of viewpoints, background, experience and other demographics of our Board, with the goal of creating a balance of knowledge, experience and diversity on our Board.

The corporate governance and nominating committee will also consider the resignation of an incumbent director nominee who does not receive the required votes for re-election and make a recommendation to the Board about whether to accept or reject such resignation.

The corporate governance and nominating committee will consider qualified candidates for director nominated by our shareholders. The corporate governance and nominating committee applies the same criteria in evaluating candidates nominated by shareholders as in evaluating candidates recommended by other sources. To date, no director nominations have been received from shareholders. Nominations of individuals for election to our Board at any meeting of shareholders at which directors are to be elected may be made by any of our shareholders entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Section 1.12 of our Bylaws. Section 1.12 generally requires that shareholders submit nominations by written notice to the Corporate Secretary at 601 Riverside Avenue, Jacksonville, Florida 32204 setting forth certain prescribed information about the nominee and the nominating shareholder. Section 1.12 also requires that the nomination notice be submitted a prescribed time in advance of the meeting. See “Shareholder Proposals” elsewhere in this proxy statement.

Audit Committee

The members of the audit committee are David K. Hunt (Chair), Keith W. Hughes and Stephan A. James. The Board has determined that each of the audit committee members is financially literate and independent as required by the rules of the SEC and the NYSE, and that each of the members is an audit committee financial expert, as defined by the rules of the SEC. The audit committee met 18 times in 2012. As set forth in its charter, our audit committee is responsible for:

•	appointing, compensating and overseeing our independent registered public accounting firm;

•	overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;

•	discussing the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm;

•	establishing procedures for receiving, processing and retaining complaints (including anonymous complaints) we receive concerning accounting controls or auditing issues;

•	approving any significant non-audit relationship with, and any audit and non-audit services provided by, our independent registered public accounting firm;

•	discussing earnings press releases and financial information provided to analysts and rating agencies;

•	discussing policies with respect to risk assessment and risk management;

•	maintaining a direct reporting relationship with the chief audit executive and managing the annual plan and priorities of internal audit;

•	meeting, separately and periodically, with management, internal auditors and independent auditors; and

•	producing an annual report for inclusion in our proxy statement, in accordance with applicable rules and regulations.

The audit committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Report of the Audit Committee

The audit committee of our Board submits the following report on the performance of certain of its responsibilities for the year 2012:

The primary function of our audit committee is oversight of (i) the quality and integrity of our financial statements and related disclosure, (ii) our compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our internal audit function and independent registered public accounting firm. Our audit committee acts under a written charter, which was adopted by the audit committee and subsequently approved by our board. We review the adequacy of our charter at least annually. Our audit committee is comprised of the three directors named below, each of whom has been determined by our Board to be independent as defined by NYSE independence standards. In addition, our Board has determined that each of the members of our audit committee is an audit committee financial expert, as defined by SEC rules.

In performing our oversight function, the audit committee reviewed and discussed with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, the audited financial statements of FIS as of and for the year ended December 31, 2012. Management and KPMG reported to us that the Company’s consolidated financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of FIS and its subsidiaries in conformity with U.S. generally accepted accounting principles. We also discussed with KPMG matters covered by the Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board and approved by the SEC.

We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the audit committee concerning independence, and have discussed with them their independence. In addition, we have considered whether KPMG’s provision of non-audit services to the Company is compatible with their independence.

Finally, we discussed with FIS’ internal auditors and KPMG the overall scope and plans for their respective audits. We met with KPMG during each audit committee meeting. Our discussions with them included the results of their examinations, their evaluations of FIS’ internal controls and the overall quality of FIS’ financial reporting. Management was present for some, but not all, of these discussions.

Based on the reviews and discussions referred to above, we recommended to our Board that the audited financial statements referred to above be included in FIS’ Annual Report on Form 10-K for the year ended December 31, 2012 and that KPMG be appointed independent registered public accounting firm for FIS for 2013.

In carrying out our responsibilities, we look to management and the independent registered public accounting firm. Management is responsible for the preparation and fair presentation of FIS’ financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process and adopting procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing FIS’ annual financial statements and expressing an opinion as to whether the statements are fairly stated in all material respects in conformity with U.S. generally accepted accounting principles. The independent registered public accounting firm performs its responsibilities in accordance with the standards of the Public Company Accounting Oversight Board. Our members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Exchange Act in either of those fields or in auditor independence.

The foregoing report is provided by the following independent directors, who constitute the committee:

AUDIT COMMITTEE

David K. Hunt (Chair)

Keith W. Hughes

Stephan A. James

Compensation Committee

The members of the compensation committee are Richard N. Massey (Chair), David K. Hunt and James C. Neary. Each of Messrs. Massey, Hunt and Neary was deemed to be independent by our Board, as required by the NYSE. The compensation committee met eight times in 2012. The primary functions of the compensation committee, as described in its charter, include overseeing the development and implementation of our compensation and benefit plans and programs, including those relating to compensation for our executive officers; overseeing compliance with regulatory requirements with respect to compensation matters; and evaluating the performance of our chief executive officer.

For more information regarding the responsibilities of the compensation committee, please refer to the section of this proxy statement entitled “Compensation Discussion and Analysis and Executive and Director Compensation” beginning on page 30.

Executive Committee

The members of the executive committee are William P. Foley, II (Chair), Frank R. Martire and Richard N. Massey. The executive committee did not meet in 2012. Subject to limits under state law, the executive committee may invoke all of the power and authority of our Board in the management of FIS.

Board Leadership Structure and Role in Risk Oversight

Prior to March 30, 2012, we separated the positions of CEO and Chairman of the Board. On March 30, 2012, our Board determined that it was desirable to make our Chief Executive Officer, Frank R. Martire, the Chairman of our Board. In these roles, Mr. Martire has general charge, supervision, and control of the business and affairs of the Company, and is responsible generally for assuring that policy decisions of the Board are implemented as adopted. As the Chairman of the Board, Mr. Martire will provide leadership to the Board and work with the Board to define its structure and activities in the fulfillment of its responsibilities. Our Board believes this Board leadership structure is appropriate for the Company, in that the combined role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction, allowing for a single, clear focus for management to execute the Company’s strategy and business plan while contributing to a more efficient and effective Board. In making the decision to appoint Mr. Martire the Chairman, the Board also considered the Company’s strong performance under Mr. Martire. Further, the Board considered Mr. Foley’s willingness to continue to serve the Board as its Vice Chairman, and provide the valuable counsel and insights that come from his extensive experience and his role as the driving force behind the overall development of the Company over the last decade. Finally, the Board considered the fact that FIS has a strong Lead Independent Director, as discussed below.

In October 2009, our Board of Directors adopted a Charter of Lead Independent Director and appointed one of our independent directors, Richard N. Massey, as the Lead Director, in which capacity he continues to serve. The responsibilities of the Lead Director are to:

•	preside at meetings of the Board in the absence of, or upon the request of, the Chairman;

•	call and preside over all executive meetings of non-employee directors and independent directors and report to the Board, as appropriate, concerning such meetings;

•	review Board meeting agendas and schedules in collaboration with the Chairman and recommend matters for the Board to consider and information to be provided to the Board;

•

serve as a liaison and supplemental channel of communication between non-employee/independent directors and the Chairman without inhibiting direct communications between the Chairman and other directors;

•	serve as the principal liaison for consultation and communication between the non-employee/independent directors and shareholders;

•	advise the Chairman concerning the retention of advisors and consultants who report directly to the Board; and

•	be available to major shareholders for consultation and direct communication.

The Board considers it to be useful and appropriate to designate a Lead Director to serve in a lead capacity to coordinate the activities of the other non-employee directors and to perform such other duties and responsibilities as the Board may determine.

The Board’s role in the Company’s risk oversight process includes overseeing the activities of the Company’s risk management committee and enterprise risk management program, as well as the activities of senior management related to risk management. Senior management has established an enterprise risk management group that is responsible for ensuring all aspects of the enterprise risk management program are implemented. This group provides periodic reporting of the enterprise risk management program, its assessment activities and emerging risks to both the Company’s risk management committee and to the Audit Committee of the Board. The risk management committee, which plays a key role in managing the Company’s risks, is responsible for ensuring the development and deployment of the Company’s risk management program infrastructure, coordination and conduction of risk assessments, prioritizing and reporting risks, developing risk mitigation strategies, and tracking and managing risk mitigation initiatives. The risk management committee also is responsible for validating and assessing the overall effectiveness of the risk management program and activities performed by senior management to mitigate specific risks. In its oversight role, the Board verifies the risk management strategy deployed by the Company’s risk management committee and reviews and approves the Company’s identified top risks and risk management plan. The Board also receives periodic risk management effectiveness reporting from the risk management committee and management, as well as updates of program changes and emerging risks.

The Board also administers its risk oversight function through its committees. The Audit Committee oversees the Company’s financial reporting process, risk management program, legal and regulatory compliance, performance of the independent registered public accounting firm, internal audit function, financial and disclosure controls. The Corporate Governance and Nominating Committee considers the adequacy of the Company’s governance structures and policies. The Compensation Committee reviews and approves the Company’s compensation and other benefit plans, policies and programs and considers whether any of those plans, policies or programs creates risks that are likely to have a material adverse effect on the Company. Each committee provides reports on its activities to the full Board.

Contacting the Board

Any shareholder or other interested person who desires to contact any member of our board or the non-management members of our board as a group may do so by writing to: Board of Directors, c/o Corporate Secretary, Fidelity National Information Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204. Communications received are distributed by the Corporate Secretary to the appropriate member or members of our board.

Certain Relationships and Related Transactions

Certain Relationships with FNF

Our Vice Chairman, William P. Foley, II, also serves as a director and the Executive Chairman of the board of directors of FNF. Mr. Foley also owns common stock, and options to buy additional common stock, of our Company, as well as common stock of FNF and options to buy additional common stock of FNF. Mr. Foley has an employment agreement with FNF. For information regarding the stock and options held by Mr. Foley, please refer to the sections of this proxy statement entitled “Security Ownership of Certain Beneficial Owners, Directors and Management” and “Compensation Discussion and Analysis and Executive and Director Compensation.”

In addition to Mr. Foley, our directors Thomas M. Hagerty and Richard N. Massey also serve as directors of FNF. We refer to these directors as the dual-service directors. For their services as our director, each of the dual-service directors receives compensation from us, in addition to any compensation that they may receive from FNF. Each of the dual-service directors also owns common stock, and options to buy additional common stock, of both our company and of FNF.

Brent B. Bickett, who served as our Corporate Executive Vice President, Corporate Finance until June 30, 2012, also served and currently serves as Executive Vice President, Corporate Finance for FNF. Michael L. Gravelle, who served as our Corporate Executive Vice President, Chief Legal Officer and Corporate Secretary until January 29, 2013, also served and currently serves as Executive Vice President, General Counsel and Corporate Secretary of FNF. We refer to Messrs. Bickett and Gravelle as the overlapping officers. While these overlapping officers had employment agreements with us, they also had employment agreements with FNF and, during 2012, owned common stock, and options to buy additional common stock, of both our Company and of FNF.

Arrangements with FNF

A majority of our Company’s common stock was formerly owned by FNF. In the fourth quarter of 2006, in a series of transactions collectively referred to as the “separation from FNF,” FIS became an independent company. Historically, FNF has provided a variety of services to us, and we have provided various services to FNF, pursuant to agreements and arrangements between us and FNF. Some of these agreements and arrangements were entered into in connection with our separation from FNF, and others were already in existence prior to the separation or have been entered into since the separation from FNF.

In connection with the separation from FNF, we entered into various agreements with FNF, including a tax disaffiliation agreement, a cross-indemnity agreement, and an agreement regarding the sharing of premium expenses for certain on-going insurance policies purchased by FNF. While these agreements continue in effect, no payments for indemnification or liability have been made by us or by FNF under any of these agreements.

In connection with the separation from FNF, we also amended certain of the existing agreements regarding the corporate and administrative services provided by and to each of us. Additionally, certain of our subsidiaries are parties to agreements directly with FNF covering various business and operational matters.

Generally, the terms of our agreements and arrangements with FNF have not been negotiated at arm’s length, and they may not reflect the terms that could have been obtained from unaffiliated third parties. However, other than those corporate services and similar arrangements that are priced at cost, which are likely more favorable to us as the service recipient than we could obtain from a third party, we believe that the economic terms of our arrangements with FNF are generally priced within the range of prices that would apply in a third party transaction, and are not less favorable to us than a third party transaction would be.

Our significant agreements and arrangements with FNF are described below. None of the overlapping officers or dual-service directors receive any direct compensation or other remuneration of any kind as a result of or in connection with the various agreements with FNF and none of them has any direct interest in the agreements and arrangements with FNF.

Overview of Arrangements with FNF

There are various agreements between FNF and us. These agreements include:

•	the master information technology and application development services agreement;

•	the interchange use and cost sharing agreements for corporate aircraft; and

•	other administrative changes.

Master Information Technology Services Agreement

We are party to a master information technology services agreement with FNF, pursuant to which we provide various services to FNF, such as IT infrastructure support and data center management. Under this agreement, FNF has designated certain services as high priority critical services required for its business. These include managed operations, network, email/messaging, network routing, technology center infrastructure, active directory and domains, systems perimeter security, data security, disaster recovery and business continuity. We agree to use reasonable best efforts to provide these core services without interruption throughout the term of the master services agreement, except for scheduled maintenance. FNF can also request services that are not specified in the agreement, and, if we can agree on the terms, a new statement of work or amendment will be executed. In addition, if requested by FNF, we will continue to provide, for an appropriate fee, services to FNF that are not specifically included in the master information technology services agreement if those services were provided to FNF by us or our subcontractors in the past.

Under this agreement, FNF is obligated to pay us for the services that FNF and its subsidiaries utilize, calculated under a specific and comprehensive pricing schedule. Although the pricing includes some minimum usage charges, most of the service charges are based on volume and actual usage, specifically related to the particular service and the complexity of the technical development and technology support provided by us. The amount we earned from FNF under this agreement during 2012 was $37.2 million. We also earned $0.2 million during 2012 for item processing for FNF.

The master information technology services agreement was amended in 2008 and is effective through June 30, 2013 unless earlier terminated in accordance with its terms. FNF has the right to renew the agreement for two successive one-year periods, by providing a written notice of its intent to renew at least six months prior to the expiration date. Upon receipt of a renewal notice, the parties will begin discussions regarding the terms and conditions that will apply for the renewal period. Such discussions are currently underway with respect to the first renewal period, including the scope of services to be provided. If the parties have not reached agreement on the terms by the time the renewal period commences, then the agreement will be renewed for only one year on the terms as in effect at the expiration of the initial term. FNF may also terminate the agreement or any particular statement of work or base services agreement subject to certain minimum fees and prior notice requirements, as specified for each service. In addition, if either party fails to perform its obligations under the agreement, the other party may terminate after the expiration of certain cure periods.

Interchange Use and Cost Sharing Agreements for Corporate Aircraft

On July 2, 2008, we entered into an interchange agreement with FNF and a third party with respect to our continued use of the corporate aircraft leased or owned by FNF, and the use by FNF of the corporate aircraft leased by us. We also entered into a cost sharing agreement with FNF with respect to the sharing of certain costs relating to other corporate aircraft that are leased or owned by FNF but used by us from time to time. These arrangements provide us with access from time to time to additional corporate aircraft that we can use for our business purposes. The interchange agreement has a perpetual term, but may be terminated at any time by any party upon 30 days’ prior written notice. The cost sharing agreement continues as to us so long as FNF owns or leases corporate aircraft used by us. Under the interchange agreement, we reimburse FNF, or FNF reimburses us, for the net cost differential of our use of the aircraft owned or leased by FNF, and its use of our aircraft. The interchange use and the amounts for which each of us can be reimbursed are subject to Federal Aviation Authority regulations and are the same as would apply to any third party with whom we would enter into an aircraft interchange arrangement. Under the cost sharing agreement, we and the third party to the agreement each would enter into an aircraft interchange arrangement. Under the cost sharing agreement, we and the third party to the agreement each would reimburse FNF for 1/3 of the aggregate net costs relating to the aircraft, after taking into account all revenues from charters and other sources. In 2012, we made aggregate payments of $4.4 million to FNF and received aggregate payments of less than $ 0.1 million from FNF under these agreements.

Sublease Agreements and Other Administrative Charges

We use certain office space owned by FNF, for which we paid them approximately $0.3 million in 2012. We also paid FNF approximately $0.6 million for certain tax and insurance matters handled on our behalf.

Other Related Person Arrangements

Investment Agreement with Thomas H. Lee Partners, L.P.

On October 1, 2009, pursuant to an investment agreement with Thomas H. Lee Partners, L.P. (“THL”) and FNF dated as of March 31, 2009, FIS issued and sold (a) to THL in a private placement 12.9 million shares of FIS common stock for an aggregate purchase price of approximately $200.0 million and (b) to FNF in a private placement 3.2 million shares of FIS common stock for an aggregate purchase price of approximately $50.0 million. FIS paid each of THL and FNF a transaction fee equal to 3% of their respective investments. Contingent upon THL maintaining certain ownership levels in FIS common stock, THL had the right to designate one member to our Board. As of December 31, 2012, THL no longer owned any shares of FIS stock, and, therefore, no longer holds the right to designate a member to our Board. FNF held 1.6 million shares of FIS stock as of December 31, 2012.

Agreements with WPM, L.P.

As of October 1, 2009, WPM, L.P., a Delaware limited partnership affiliated with Warburg Pincus Private Equity IX, L.P. (collectively “Warburg Pincus”) owned 25% of the outstanding shares of Metavante common stock, and was a party to a purchase right agreement with Metavante which granted Warburg Pincus the right to purchase additional shares of Metavante common stock under certain conditions in order to maintain its interest. FIS and Warburg Pincus entered into a replacement stock purchase right agreement effective upon consummation of the merger, granting Warburg Pincus the right to purchase comparable FIS shares in lieu of Metavante shares. The purchase right agreement relates to Metavante employee stock options that were outstanding as of the date of Warburg Pincus’ initial investment in Metavante. The stock purchase right may be exercised quarterly for either (a) one-third of the number of said employee stock options exercised during the preceding quarter at one-third of the aggregate exercise price or (b) the difference between one-third of the number of said employee stock options exercised during the preceding quarter and the quotient of one-third of the aggregate exercise prices of such options exercised divided by the quoted closing price of a common share on the day immediately before exercise of the purchase right, at $.01 per share. As of October 1, 2009, approximately 7.0 million options remained outstanding that were subject to this purchase right. Since that date, approximately 5.7 million options were exercised by employees, including approximately 1.9 million options during 2012. Warburg Pincus acquired 176,065 of our shares in 2012, at a price of $0.01 per share. As of December 31, 2012, approximately 1.3 million employee stock options remained outstanding that were subject to this purchase right; therefore, the right will permit Warburg Pincus to purchase, at most, an additional 0.4 million shares. On March 6, 2013, the Company announced that Warburg Pincus agreed to sell 19,272,336 shares of FIS common stock in a secondary public offering, constituting substantially all its remaining ownership position.

In connection with the Metavante merger and based upon certain existing rights of Warburg Pincus in respect of its investment in Metavante, Warburg Pincus and FIS entered into a shareholders agreement, dated as of March 31, 2009, pursuant to which, among other things, subject to the terms and conditions of the shareholders agreement, Warburg Pincus is entitled to nominate and have appointed one director to our Board until the earlier of (1) such time as Warburg Pincus no longer holds at least 20% of the number of shares of FIS common stock received in the merger and purchased by Warburg Pincus in connection with the stock purchase right agreement and (2) the tenth anniversary of the completion of the merger. The shareholders agreement also provides WPM with certain registration rights. Following Warburg Pincus’s sale of substantially all of its shares of our common stock, it no longer holds this Board appointment right.

Certain Relationships with Ceridian Corporation

Ceridian Corporation (“Ceridian”), a company in which FNF holds an approximate 33% equity interest, is party to a master professional services agreement with us. Ceridian is a provider of a full portfolio of services to effectively manage payroll, benefits, recruitment, health and wellness, compliance and tax filing. The master professional services agreement, pursuant to which Ceridian receives certain voice and back office services, and other business process and related information technology products and services, is effective until December 31, 2014 unless earlier terminated in accordance with its terms. Ceridian has the right to renew the agreement, and either party may also terminate the agreement or any particular statement of work or base services agreement in certain circumstances. Under this agreement, Ceridian pays us for the services used, calculated under a specific and comprehensive pricing schedule. Service charges are generally based on volume and actual usage, specifically related to the particular service and support provided and the complexity of the technical analysis and technology support provided by us. The amount we received from Ceridian for these services during 2012 was $ 101.4 million. Ceridian provides certain employee benefit services to us under separate agreement, for which we paid Ceridian $0.7 million in 2012.

Review, Approval or Ratification of Transactions with Related Persons

Our audit committee charter calls for our audit committee to review and approve all transactions to which we are a party and in which any director and/or executive officer of ours has a direct or indirect material interest (other than an interest arising solely as a result of their position as a director or executive officer of the Company). This policy covers all transactions required to be disclosed in this related person transactions section of the proxy statement. The committee makes these decisions based on its consideration of all relevant factors. The review may be before or after the commencement of the transaction. If a transaction is reviewed and not approved or ratified, the committee may recommend a course of action to be taken. The provision of our audit committee charter described above is in addition to and does not supersede any other applicable company policies or procedures, including our Code of Conduct.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires the Company’s executive officers and directors to file reports of their ownership, and changes in ownership, of the Company’s common stock with the SEC. Executive officers and directors are required by the SEC’s regulations to furnish the Company with copies of all forms they file pursuant to Section 16 and the Company is required to report in this proxy statement any failure of its directors and executive officers to file by the relevant due date any of these reports during fiscal year 2012. Except as disclosed below, based solely upon a review of these reports, we believe that during 2012 all of our directors and officers complied with the requirements of Section 16(a).

As a result of an administrative delay by a transfer agent, William P. Foley, II was unable to timely file a Form 4 regarding the disposition of 87,415 shares of our common stock. Upon receipt of such information, however, Mr. Foley subsequently filed a Form 4 regarding this disposition.

SHAREHOLDER PROPOSALS

Any proposal that a shareholder wishes to be considered for inclusion in the proxy and proxy statement relating to the Annual Meeting of Shareholders to be held in 2014 must be received by the Company no later than December 20, 2013. Any other proposal that a shareholder wishes to bring before the 2014 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials must also be received by the Company no later than December 20, 2013. All proposals must comply with the applicable requirements or conditions established by the SEC and the Company’s Bylaws, which require, among other things, certain information to be provided in connection with the submission of shareholder proposals. All proposals must be directed to our Corporate Secretary of the Company at 601 Riverside Avenue, Jacksonville, Florida 32204. The persons designated by us as proxies in connection with the 2013 Annual Meeting of Shareholders will have discretionary voting authority with respect to any shareholder proposal for which the Company does not receive timely notice.

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, the enclosed proxy card confers discretionary authority on the persons named in the enclosed proxy card to vote as they deem appropriate on such matters. It is the intention of the persons named in the enclosed proxy card to vote the shares in accordance with their best judgment.

AVAILABLE INFORMATION

The Company files Annual Reports on Form 10-K with the SEC. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (except for certain exhibits thereto), including our audited financial statements, may be obtained, free of charge, upon written request by any shareholder to Fidelity National Information Services, Inc., 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Investor Relations. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to reimbursing us for our expenses in supplying any exhibit.

By Order of the Board of Directors

Frank R. Martire

Dated: April 19, 2013	Chairman and Chief Executive Officer

Annex A

FIDELITY NATIONAL INFORMATION SERVICES, INC.

2008 OMNIBUS INCENTIVE PLAN

(as amended and restated effective May 29, 2013)

i

(continued)

ii

(continued)

iii

FIDELITY NATIONAL INFORMATION SERVICES, INC.

2008 OMNIBUS INCENTIVE PLAN

(as amended and restated effective May 29, 2013)

Article 1. Establishment, Objectives, and Duration

1.1 Establishment of the Plan. Fidelity National Information Services, Inc., a Georgia corporation, hereby establishes an incentive compensation plan to be known as the “Fidelity National Information Services, Inc. 2008 Omnibus Incentive Plan” (hereinafter referred to as the “Plan”). The Plan permits the granting of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Awards.

The Plan became effective on May 29, 2008, the date of approval by the Company’s stockholders at the Company’s 2008 annual stockholders meeting. The Board approved an amendment and restatement of the Plan on April 23, 2013, subject to approval by the Company’s stockholders at the Company’s 2013 annual stockholders meeting on May 29, 2013. If approved by the Company’s stockholders, the amendment and restatement of the Plan will become effective on May 29, 2013, and no further awards will be granted under the Amended and Restated Metavante 2007 Equity Incentive Plan (the “Metavante Plan”). The terms of the Metavante Plan shall remain in effect with respect to outstanding awards until they are exercised, settled, expired, forfeited or otherwise canceled in full. The Plan shall remain in effect as provided in Section 1.3 hereof.

1.2 Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals and that link the personal interests of Participants to those of the Company’s stockholders.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make or are expected to make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3 Duration of the Plan. No Award may be granted under the Plan after April 23, 2023, which is the tenth anniversary of the date the Board approved the amendment and restatement of the Plan, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

Article 2. Definitions

The following terms, when capitalized, shall have the meanings set forth below:

2.1 “Award” means, individually or collectively, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards granted under the Plan.

2.2 “Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

2.3 “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means that the conditions set forth in any one of the following subsections shall have been satisfied:

(a) an acquisition immediately after which any Person possesses direct or indirect Beneficial Ownership of 25% or more of either the then outstanding shares of Company common stock (the “Outstanding

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Company Common Stock”) or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that the following acquisitions shall be excluded: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary, or (iv) any acquisition pursuant to a transaction that complies with paragraphs (i), (ii) and (iii) of subsection (c) of this Section 2.5; or

(b) during any period of two consecutive years, the individuals who, as of the beginning of such period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Section 2.5, any individual who becomes a member of the Board subsequent to the beginning of such period and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(c) consummation of a reorganization, merger, share exchange, consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which:

(i) all or substantially all of the individuals and entities who have Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will have Beneficial Ownership, directly or indirectly, of more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, the Company or a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Resulting Corporation”) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;

(ii) no Person (other than (1) the Company, (2) an employee benefit plan (or related trust) sponsored or maintained by the Company or Resulting Corporation, or (3) any entity controlled by the Company or Resulting Corporation) will have Beneficial Ownership, directly or indirectly, of 25% or more of, respectively, the outstanding shares of common stock of the Resulting Corporation or the combined voting power of the outstanding voting securities of the Resulting Corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Corporate Transaction; and

(iii) individuals who were members of the Incumbent Board will continue to constitute at least a majority of the members of the board of directors of the Resulting Corporation; or

(iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” means the entity, as specified in Section 3.1, authorized to administer the Plan.

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2.8 “Company” means Fidelity National Information Services, Inc., a Georgia corporation formerly known as Certegy Inc., and any successor thereto.

2.9 “Consultant” means any consultant or advisor to the Company or a Subsidiary.

2.10 “Director” means any individual who is a member of the Board of Directors of the Company or a Subsidiary.

2.11 “Dividend Equivalent” means, with respect to Shares subject to an Award, a right to be paid an amount equal to the dividends declared and paid on an equal number of outstanding Shares.

2.12 “Employee” means any employee of the Company or a Subsidiary.

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.14 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.15 “Fair Market Value” means the fair market value of a Share as determined in good faith by the Committee or pursuant to a procedure specified in good faith by the Committee; provided, however, that if the Committee has not specified otherwise, Fair Market Value shall mean the closing price of a Share as reported in a consolidated transaction reporting system on the date of valuation, or, if there was no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.16 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.17 “Incentive Stock Option” or “ISO” means an Option that is intended to meet the requirements of Code Section 422.

2.18 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422.

2.19 “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan, as described in Article 6 herein.

2.20 “Other Award” means a cash, Share-based or Share-related Award (other than an Award described in Article 6, 7, 8, 9 or 10 of the Plan) that is granted pursuant to Article 11 herein.

2.21 “Participant” means a current or former Employee, Director or Consultant who has rights relating to an outstanding Award.

2.22 “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.23 “Performance Period” means the period during which a performance measure must be met.

2.24 “Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.25 “Performance Unit” means an Award granted to a Participant, as described in Article 10 herein.

2.26 “Period of Restriction” means the period Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture and are not transferable, as provided in Articles 8 and 9 herein.

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2.27 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof.

2.28 “Replacement Awards” means Awards issued in substitution of awards granted under equity-based incentive plans sponsored or maintained by an entity with which the Company engages in a merger, acquisition or other business transaction, pursuant to which awards relating to interests in such entity (or a related entity) are outstanding immediately prior to such merger, acquisition or other business transaction. For all purposes hereunder, Replacement Awards shall be deemed Awards.

2.29 “Restricted Stock” means an Award granted to a Participant, as described in Article 8 herein.

2.30 “Restricted Stock Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.31 “Share” means a share of Class A common stock of the Company, par value $0.0001 per share, subject to adjustment pursuant to Section 4.3 hereof.

2.32 “Stock Appreciation Right” or “SAR” means an Award granted to a Participant, either alone or in connection with a related Option, as described in Article 7 herein.

2.33 “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” shall have the meaning ascribed to such term in Code Section 424(f).

2.34 “Tandem SAR” means an SAR that is granted in connection with a related Option, as described in Article 7 herein.

Article 3. Administration

3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee as the Board shall select (the “Committee”). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select the Employees, Directors and Consultants who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into in connection with the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and, subject to the provisions of Section 19.3 herein, amend the terms and conditions of any outstanding Award and Award Agreement. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified herein.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Directors, Employees, Consultants and their estates and beneficiaries and any transferee of an Award.

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Article 4. Shares Subject to the Plan; Individual Limits; and Anti-Dilution Adjustments

4.1 Number of Shares Available for Grants.

(a) Subject to adjustment as provided in Section 4.3 herein, the maximum number of Shares that may be delivered pursuant to Awards under the Plan shall be 25,752,989 (which amount includes 6,000,000 newly authorized Shares, 11,200,000 Shares previously authorized under the Plan and 8,552,989 Shares available for future awards under the Metavante Plan which had not been issued or made subject to awards thereunder as of April 1, 2013). Shares that are potentially deliverable under an Award granted under the Plan that is canceled, forfeited, settled in cash, expires or is otherwise terminated without delivery of such Shares shall not be counted as having been delivered under the Plan, and Shares that have been issued in connection with an Award of Restricted Stock under the Plan that is canceled or forfeited prior to vesting or settled in cash, causing the Shares to be returned to the Company, shall not be counted as having been delivered under the Plan.

If Shares are returned to the Company in satisfaction of taxes relating to Restricted Stock, in connection with a cash out of Restricted Stock (but excluding upon forfeiture of Restricted Stock) or in connection with the tendering of Shares by a Participant in satisfaction of the Exercise Price or taxes relating to an Award, such issued Shares shall not become available again under the Plan. Each SAR issued under the Plan will be counted as one share issued under the Plan without regard to the number of Shares issued to the Participant upon exercise of such SAR.

Shares delivered pursuant to the Plan may be authorized but unissued Shares, treasury Shares or Shares purchased on the open market.

(b) Notwithstanding the foregoing, for purposes of determining the number of Shares available for grant as Incentive Stock Options, only Shares that are subject to an Award that expires or is cancelled, forfeited or settled in cash shall be treated as not having been issued under the Plan.

4.2 Individual Limits. Subject to adjustment as provided in Section 4.3 herein, the following rules shall apply with respect to Awards and any related dividends or Dividend Equivalents intended to qualify for the Performance-Based Exception:

(a) Options: The maximum aggregate number of Shares with respect to which Options may be granted in any one fiscal year to any one Participant shall be 4,000,000 Shares.

(b) SARs: The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one fiscal year to any one Participant shall be 4,000,000 Shares.

(c) Restricted Stock: The maximum aggregate number of Shares of Restricted Stock that may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.

(d) Restricted Stock Units: The maximum aggregate number of Shares with respect to which Restricted Stock Units may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.

(e) Performance Shares: The maximum aggregate number of Shares with respect to which Performance Shares may be granted in any one fiscal year to any one Participant shall be 2,000,000 Shares.

(f) Performance Units: The maximum aggregate compensation that can be paid pursuant to Performance Units awarded in any one fiscal year to any one Participant shall be $25,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(g) Other Awards: The maximum aggregate compensation that can be paid pursuant to Other Awards awarded in any one fiscal year to any one Participant shall be $25,000,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

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(h) Dividends and Dividend Equivalents: The maximum dividend or Dividend Equivalent that may be paid in any one fiscal year to any one Participant shall be $25,000,000.

4.3 Adjustments in Authorized Shares and Awards. In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123R), such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause an equitable adjustment to be made (i) in the number and kind of Shares that may be delivered under the Plan under Section 4.1 hereof, (ii) in the individual limitations set forth in Section 4.2 hereof and (iii) with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the Exercise Price, grant price or other price of Shares subject to outstanding Awards, any performance conditions relating to Shares, the market price of Shares, or per-Share results, and other terms and conditions of outstanding Awards, in the case of (i), (ii) and (iii) to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the Committee may, in its sole discretion, cause an equitable adjustment as described in the foregoing sentence to be made, to prevent dilution or enlargement of rights. The number of Shares subject to any Award shall always be rounded down to a whole number when adjustments are made pursuant to this Section 4.3. Adjustments made by the Committee pursuant to this Section 4.3 shall be final, binding and conclusive.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in the Plan include all Employees, Directors and Consultants.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. Options that are intended to be ISOs shall be subject to the limitations set forth in Code Section 422.

6.3 Exercise Price. The Exercise Price for each grant of an Option under the Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have an Exercise Price that is less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. No ISO granted to a Participant who, at the time the ISO is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall be exercisable later than the fifth (5th) anniversary of the date of its grant.

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6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as set forth in the Award Agreement and as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and specifying the method of payment of the Exercise Price.

The Exercise Price of an Option shall be payable to the Company in full: (a) in cash or its equivalent, (b) by tendering Shares or directing the Company to withhold Shares from the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (c) by broker-assisted cashless exercise, (d) in any other manner then permitted by the Committee, or (e) by a combination of any of the permitted methods of payment. The Committee may limit any method of payment, other than that specified under (a), for administrative convenience, to comply with applicable law, or for any other reason.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Dividend Equivalents. At the discretion of the Committee, an Award of Options may provide the Participant with the right to receive Dividend Equivalents, which will be credited to an account for the Participant and subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Not withstanding anything herein to the contrary, in no event shall Dividend Equivalents be currently payable with respect to unearned Awards.

6.9 Termination of Employment or Service. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options, and may reflect distinctions based on the reasons for termination of employment or service.

6.10 Nontransferability of Options.

(a) Incentive Stock Options. ISOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant.

(b) Nonqualified Stock Options. NQSOs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. NQSOs may not be transferred for value or consideration.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and provisions of the Plan, SARs may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

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The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of a Freestanding SAR shall at least equal the Fair Market Value of a Share on the date of grant of the SAR, and the grant price of a Tandem SAR shall equal the Exercise Price of the related Option; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.

7.2 Exercise of Tandem SARs. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. To the extent exercisable, Tandem SARs may be exercised for all or part of the Shares subject to the related Option. The exercise of all or part of a Tandem SAR shall result in the forfeiture of the right to purchase a number of Shares under the related Option equal to the number of Shares with respect to which the SAR is exercised. Conversely, upon exercise of all or part of an Option with respect to which a Tandem SAR has been granted, an equivalent portion of the Tandem SAR shall similarly be forfeited.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Exercise Price of the ISO.

7.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and sets forth in the Award Agreement.

7.4 Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.5 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.6 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b) the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.7 Dividend Equivalents. At the discretion of the Committee, an Award of SARs may provide the Participant with the right to receive Dividend Equivalents, which may be paid currently or credited to an account for the Participant, and will be credited to an account for the Participant and subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Notwithstanding anything herein to the contrary, in no event shall Dividend Equivalents be currently payable with respect to unearned Awards.

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7.8 Termination of Employment or Service. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs, and may reflect distinctions based on the reasons for termination of employment or service.

7.9 Nontransferability of SARs. SARs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during a Participant’s lifetime only by such Participant. SARs may not be transferred for value or consideration.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

8.2 Award Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction and, if applicable, Performance Period(s), the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, a requirement that the issuance of Shares of Restricted Stock be delayed, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. The Company may retain in its custody any certificate evidencing the Shares of Restricted Stock and place thereon a legend and institute stop-transfer orders on such Shares, and the Participant shall be obligated to sign any stock power requested by the Company relating to the Shares to give effect to the forfeiture provisions of the Restricted Stock.

8.4 Removal of Restrictions. Subject to applicable laws, Restricted Stock shall become freely transferable by the Participant after the last day of the Period of Restriction applicable thereto. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a certificate evidencing the Shares.

8.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction.

8.6 Dividends and Other Distributions. Except as otherwise provided in a Participant’s Award Agreement, during the Period of Restriction, all distributions, including regular cash dividends paid with respect to Shares of Restricted Stock shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid and paid at such time following full vesting as are paid the Shares of Restricted Stock with respect to which such distributions were made.

8.7 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Stock following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Awards of Restricted Stock, and may reflect distinctions based on the reasons for termination of employment or service.

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8.8 Nontransferability of Restricted Stock. Except as otherwise determined by the Committee, during the applicable Period of Restriction, a Participant’s Restricted Stock and rights relating thereto shall be available during the Participant’s lifetime only to such Participant, and such Restricted Stock and related rights may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution.

Article 9. Restricted Stock Units and Performance Shares

9.1 Grant of Restricted Stock Units/Performance Shares. Subject to the terms and provisions of the Plan, Restricted Stock Units and Performance Shares may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

9.2 Award Agreement. Each grant of Restricted Stock Units or Performance Shares shall be evidenced by an Award Agreement that shall specify the applicable Period(s) of Restriction and/or Performance Period(s) (as the case may be), the number of Restricted Stock Units or Performance Shares granted, and such other provisions as the Committee shall determine. The initial value of a Restricted Stock Unit or Performance Share shall be at least equal to the Fair Market Value of a Share on the date of grant; provided, however, that this restriction shall not apply to Replacement Awards or Awards that are adjusted pursuant to Section 4.3 herein.

9.3 Form and Timing of Payment. Except as otherwise provided in Article 17 herein or a Participant’s Award Agreement, payment of Restricted Stock Units or Performance Shares shall be made at a specified settlement date that shall not be earlier than the last day of the Period of Restriction or Performance Period, as the case may be. The Committee, in its sole discretion, may pay earned Restricted Stock Units and Performance Shares by delivery of Shares or by payment in cash of an amount equal to the Fair Market Value of such Shares (or a combination thereof). The Committee may provide that settlement of Restricted Stock Units or Performance Shares shall be deferred, on a mandatory basis or at the election of the Participant.

9.4 Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units or Performance Shares granted hereunder; provided, however, that the Committee may deposit Shares potentially deliverable in connection with Restricted Stock Units or Performance Shares in a rabbi trust, in which case the Committee may provide for pass through voting rights with respect to such deposited Shares.

9.5 Dividend Equivalents. At the discretion of the Committee, an Award of Restricted Stock Units or Performance Shares may provide the Participant with the right to receive Dividend Equivalents, which will be credited to an account for the Participant and subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Notwithstanding anything herein to the contrary, in no event shall Dividend Equivalents be currently payable with respect to unearned Awards.

9.6 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to an Award of Restricted Stock Units or Performance Shares following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Restricted Stock Units or Performance Shares, and may reflect distinctions based on the reasons for termination of employment or service.

9.7 Nontransferability. Except as otherwise determined by the Committee, Restricted Stock Units and Performance Shares and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 10. Performance Units

10.1 Grant of Performance Units. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine.

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10.2 Award Agreement. Each grant of Performance Units shall be evidenced by an Award Agreement that shall specify the number of Performance Units granted, the Performance Period(s), the performance goals and such other provisions as the Committee shall determine.

10.3 Value of Performance Units. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units that will be paid out to the Participants.

10.4 Form and Timing of Payment. Except as otherwise provided in Article 17 herein or a Participant’s Award Agreement, payment of earned Performance Units shall be made following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units in cash or in Shares that have an aggregate Fair Market Value equal to the value of the earned Performance Units (or a combination thereof). The Committee may provide that settlement of Performance Units shall be deferred, on a mandatory basis or at the election of the Participant.

10.5 Dividend Equivalents. At the discretion of the Committee, an Award of Performance Units may provide the Participant with the right to receive Dividend Equivalents, which will be credited to an account for the Participant and subject to the restrictions and vesting conditions applicable to such Award, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion, subject in each case to such terms and conditions as the Committee shall establish. Notwithstanding anything herein to the contrary, in no event shall Dividend Equivalents be currently payable with respect to unearned Awards.

10.6 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive a payout with respect to an Award of Performance Units following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Units and may reflect distinctions based on reasons for termination of employment or service.

10.7 Nontransferability. Except as otherwise determined by the Committee, Performance Units and rights relating thereto may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 11. Other Awards

11.1 Grant of Other Awards. Subject to the terms and conditions of the Plan, Other Awards may be granted to Participants in such amounts, upon such terms, and at such times as the Committee shall determine. Types of Other Awards that may be granted pursuant to this Article 11 include, without limitation, the payment of cash or Shares based on attainment of performance goals established by the Committee, the payment of Shares as a bonus or in lieu of cash based on attainment of performance goals established by the Committee, and the payment of Shares in lieu of cash under other Company incentive or bonus programs.

11.2 Payment of Other Awards. Payment under or settlement of any such Awards shall be made in such manner and at such times as the Committee may determine.

11.3 Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Awards following termination of the Participant’s employment or, if the Participant is a Director or Consultant, service with the Company and/or a Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, may be included in an agreement entered into with each Participant, but need not be uniform among all Other Awards, and may reflect distinctions based on the reasons for termination of employment or service.

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11.4 Nontransferability. Except as otherwise determined by the Committee, Other Awards and rights relating thereto may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Article 12. Replacement Awards

Each Replacement Award shall have substantially the same terms and conditions (as determined by the Committee) as the award it replaces; provided, however, that the number of Shares subject to Replacement Awards, the Exercise Price, grant price or other price of Shares subject to Replacement Awards, any performance conditions relating to Shares underlying Replacement Awards, or the market price of Shares underlying Replacement Awards or per-Share results may differ from the awards they replace to the extent such differences are determined to be appropriate and equitable by the Committee, in its sole discretion.

Article 13. Performance Measures

The Committee may specify that the attainment of one or more of the performance measures set forth in this Article 13 shall determine the degree of granting, vesting and/or payout with respect to Awards (including any related dividends or Dividend Equivalents) that the Committee intends will qualify for the Performance-Based Exception. The performance goals to be used for such Awards shall be chosen from among the following performance measure(s): earnings per share, economic value created, market share (actual or targeted growth), net income (before or after taxes), operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted net income after capital charge, return on assets (actual or targeted growth), return on capital (actual or targeted growth), return on equity (actual or targeted growth), return on investment (actual or targeted growth), revenue (actual or targeted growth), cash flow, operating margin, share price, share price growth, total stockholder return, and strategic business criteria consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries and/or other affiliates or joint ventures. The targeted level or levels of performance with respect to such performance measures may be established at such levels and on such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. Awards (including any related dividends or Dividend Equivalents) that are not intended to qualify for the Performance-Based Exception may be based on these or such other performance measures as the Committee may determine.

Achievement of performance goals in respect of Awards intended to qualify under the Performance-Based Exception shall be measured over a Performance Period, and the goals shall be established not later than ninety (90) days after the beginning of the Performance Period or, if less than (90) days, the number of days that is equal to twenty-five percent (25%) of the relevant Performance Period applicable to the Award. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee may, in its discretion, adjust such Awards downward).

Article 14. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing during the Participant’s lifetime with the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

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Article 15. Deferrals

If permitted by the Committee, a Participant may defer receipt of amounts that would otherwise be provided to such Participant with respect to an Award, including Shares deliverable upon exercise of an Option or SAR or upon payout of any other Award. If permitted, such deferral (and the required deferral election) shall be made in accordance with, and shall be subject to, the terms and conditions of the applicable nonqualified deferred compensation plan, agreement or arrangement under which such deferral is made and such other terms and conditions as the Committee may prescribe.

Article 16. Rights of Participants

16.1 Continued Service. Nothing in the Plan shall:

(a) interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or service at any time,

(b) confer upon any Participant any right to continue in the employ or service of the Company or a Subsidiary, nor

(c) confer on any Director any right to continue to serve on the Board of Directors of the Company or a Subsidiary.

16.2 Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

Article 17. Change in Control

Except as otherwise provided in a Participant’s Award Agreement, upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

(a) any and all outstanding Options and SARs granted hereunder shall become immediately exercisable; provided, however, that the Committee may instead provide that such Awards shall be automatically cashed out upon a Change in Control;

(b) any Period of Restriction or other restriction imposed on Restricted Stock, Restricted Stock Units and Other Awards shall lapse; and

(c) any and all Performance Shares, Performance Units and other Awards (if performance-based) shall be deemed earned at the target level (or if no target level is specified, the maximum level) with respect to all open Performance Periods.

Article 18. Additional Forfeiture Provisions

The Committee may condition a Participant’s right to receive a grant of an Award, to vest in the Award, to exercise the Award, to retain cash, Shares, other Awards, or other property acquired in connection with the Award, or to retain the profit or gain realized by the Participant in connection with the Award, including cash or other proceeds received upon sale of Shares acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to or possessed by the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment with or service for the Company and/or a Subsidiary.

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Article 19. Amendment, Modification, and Termination

19.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment that requires stockholder approval in order for the Plan to continue to comply with the New York Stock Exchange listing standards or any rule promulgated by the United States Securities and Exchange Commission or any securities exchange on which the securities of the Company are listed shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule. Except as provided in Section 4.3 hereof, the Board does not have the power to amend the terms of previously granted options to reduce the exercise price per share subject to such options, or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Company is not permitted to purchase for cash previously granted options with an exercise price that is greater than the Company’s trading price on the proposed date of purchase.

19.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that (except as provided in Section 4.3 hereof) the Committee does not have the power to amend the terms of previously granted options to reduce the exercise price per share subject to such options, or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Company is not permitted to purchase for cash previously granted options with an exercise price that is greater than the Company’s trading price on the proposed date of purchase. With respect to any Awards intended to comply with the Performance-Based Exception, any such exception shall be specified at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception.

19.3 Awards Previously Granted. No termination, amendment or modification of the Plan or of any Award shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award, unless such termination, modification or amendment is required by applicable law and except as otherwise provided herein.

19.4 Compliance with the Performance-Based Exception. If it is intended that an Award (and/or any dividends or Dividend Equivalents relating to such Award) comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate such that the Awards (and/or dividends or Dividend Equivalents) maintain eligibility for the Performance-Based Exception. If changes are made to Code Section 162(m) or regulations promulgated thereunder to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 19, make any adjustments to the Plan and/or Award Agreements it deems appropriate.

Article 20. Withholding

20.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, domestic or foreign taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

20.2 Use of Shares to Satisfy Withholding Obligation. With respect to withholding required upon the exercise of Options or SARs, upon the vesting or settlement of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, or upon any other taxable event arising as a result of Awards granted hereunder, the Committee may require or may permit Participants to elect that the withholding requirement be

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satisfied, in whole or in part, by having the Company withhold, or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction and, in any case in which it would not result in additional accounting expense to the Company, taxes in excess of the minimum statutory withholding amounts. Any such elections by a Participant shall be irrevocable, made in writing and signed by the Participant.

Article 21. Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company to the fullest extent permitted by Georgia law against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is subject to the person having been successful in the legal proceedings or having acted in good faith and what is reasonably believed to be a lawful manner in the Company’s best interests. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 22. Successors

All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company.

Article 23. Legal Construction

23.1 Gender, Number and References. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural. Any reference in the Plan to an act or code or to any section thereof or rule or regulation thereunder shall be deemed to refer to such act, code, section, rule or regulation, as may be amended from time to time, or to any successor act, code, section, rule or regulation.

23.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

23.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

23.4 Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to conflicts or choice of law principles.

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23.5 Non-Exclusive Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including other incentive arrangements and awards that do or do not qualify under the Performance-Based Exception.

23.6 Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted under the Plan comply with the requirements of Code Section 409A and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (collectively “Section 409A”). Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

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FIDELITY NATIONAL INFORMATION SERVICES, INC.

601 RIVERSIDE AVENUE

JACKSONVILLE, FL 32204

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M57169-P34524	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

FIDELITY NATIONAL INFORMATION SERVICES, INC.
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Stephan A. James	☐	☐	☐
	1b. Frank R. Martire	☐	☐	☐
	1c. Gary A. Norcross	☐	☐	☐
	1d. James B. Stallings, Jr.	☐	☐	☐
					For	Against	Abstain

2.	Advisory vote on Fidelity National Information Services, Inc. executive compensation.				☐	☐	☐

3.	To approve the amendment and restatement of the FIS 2008 Omnibus Incentive Plan.				☐	☐	☐

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year.				☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M57170-P34524

FIDELITY NATIONAL INFORMATION SERVICES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 29, 2013

The undersigned hereby appoints Frank R. Martire and Michael P. Oates, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of common stock of Fidelity National Information Services, Inc. held of record by the undersigned as of April 1, 2013, at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern time in the Peninsular Auditorium at 601 Riverside Avenue, Jacksonville, FL 32204 on May 29, 2013, or any adjournment thereof.

This instruction and proxy card is also solicited by the Board of Directors of Fidelity National Information Services, Inc. for use at the Annual Meeting of Stockholders on May 29, 2013 at 10:00 a.m. Eastern time from persons who participate in the Fidelity National Information Services, Inc. 401(k) Profit Sharing Plan (the “401(k) Plan”).

By signing this instruction and proxy card, the undersigned hereby instructs Wells Fargo Bank Minnesota, N.A., Trustee for the 401(k) Plan, to exercise the voting rights relating to any shares of common stock of Fidelity National Information Services, Inc. allocable to his or her account(s) as of April 1, 2013. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (Fidelity National Information Services, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717) by May 24, 2013. For shares voted by phone or Internet, the deadline is 11:59 PM on May 24, 2013. For the 401(k) Plan, the Trustee will tabulate the votes received from all participants received by the deadline and will determine the ratio of votes for and against each item. The Trustee will then vote all shares held in the 401(k) Plan according to these ratios.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED ON PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

Continued and to be signed on reverse side